1940 Act File No. 811- 23055

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM N-2

☐ REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940
 ☑ AMENDMENT NO. 4

USCA All Terrain Fund
Principal Executive Offices
4444 Westheimer Road, Suite G500
Houston, TX  77027
 (713) 366 - 0500

Agent for Service
The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
 Wilmington, DE  19801

Copies of information to:

JoAnn Strasser, Esq. Thompson Hine LLP 41 South High Street, Suite 1700 Columbus, OH 43215 (614) 469-3200	U.S. Bancorp Fund Services, LLC 777 East Wisconsin Avenue MK-WI-J1S Milwaukee, WI 53202 phone: (877) 653-1415 fax: (866) 507-6267

EXPLANATORY NOTE

This amended Registration Statement has been filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended.  However, interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), since such interests will be issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(a)(2) of the 1933 Act.  Investment in the Registrant may be made only by individuals or entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act.  This amended Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any interest in the Registrant.

PART A — INFORMATION REQUIRED IN A PROSPECTUS

PART B — INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION

The information required to be included in this Registration Statement by Part A and Part B of Form N-2 is contained in the private offering memorandum that follows.

USCA All Terrain Fund

PRIVATE OFFERING MEMORANDUM

Shares of Beneficial Interest
 $100,000 minimum purchase

March 30, 2018

AN AMENDED REGISTRATION STATEMENT TO WHICH THIS MEMORANDUM RELATES HAS BEEN FILED BY REGISTRANT PURSUANT TO SECTION 8(B) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED.  HOWEVER, SHARES OF BENEFICIAL INTEREST IN THE REGISTRANT ARE NOT BEING REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), SINCE SUCH SHARES WILL BE ISSUED SOLELY IN PRIVATE PLACEMENT TRANSACTIONS WHICH DO NOT INVOLVE ANY "PUBLIC OFFERING" WITHIN THE MEANING OF SECTION 4(a)(2) OF THE 1933 ACT.  INVESTMENT IN THE REGISTRANT MAY BE MADE ONLY BY INDIVIDUALS OR ENTITIES WHICH ARE "ACCREDITED INVESTORS" WITHIN THE MEANING OF REGULATION D UNDER THE 1933 ACT.  SHARES OF THE USCA ALL TERRAIN FUND ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK OR OTHER INSURED FINANCIAL INSTITUTION, AND ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY.  THERE IS NO SECONDARY MARKET FOR THE SHARES OF THE FUND AND THE FUND EXPECTS THAT NO SECONDARY MARKET WILL DEVELOP.

The shares of beneficial interest of USCA All Terrain Fund (the "Fund") described in this Private Offering Memorandum ("Memorandum") have not been and will not be registered under the 1933 Act, or the securities laws of any of the States of the United States.  The offering contemplated by this Memorandum will be made in reliance upon an exemption from the registration requirements of the 1933 Act for offers and sales of securities which do not involve any public offering, and analogous exemptions under state securities laws.

This Memorandum shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of shares of the Fund in any jurisdiction in which such offer, solicitation or sale is not authorized or to any person to whom it is unlawful to make such offer, solicitation or sale.  No person has been authorized to make any representations concerning the Fund that are inconsistent with those contained in this Memorandum.  Prospective investors should not rely on any information not contained in this Memorandum or the appendices hereto.

This Memorandum is intended solely for the use of the person to whom it has been delivered for the purpose of evaluating a possible investment by the recipient in the shares of the Fund described herein, and is not to be reproduced or distributed to any other persons (other than professional advisers of the prospective investor receiving this document).  Notwithstanding the foregoing and any other provision or statement in any offering document of the Fund (including the Subscription Application), but subject to restrictions reasonably necessary to comply with federal or state securities laws, an investor (and each employee, representative or other agent of the investor) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Fund and the offering of its shares and all materials of any kind (including opinions or other tax analyses) that are provided to the investor relating to such tax treatment and tax structure.

Prospective investors should not construe the contents of this Memorandum as legal, tax or financial advice.  Each prospective investor should consult his or her own professional advisers as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Fund for such investor.

These securities are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the 1933 Act and applicable state securities laws, pursuant to registration or exemption therefrom.

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The Fund's shares will not be listed on an exchange and it is not anticipated that a secondary market will develop.  Thus, an investment in the Fund may not be suitable for investors who may need the money they invest in a specified time frame.

•	The Fund does not presently intend to make distributions.
•	The Fund is not obligated to repurchase its shares and may cease making repurchase offers at any time.
In making an investment decision, investors must rely upon their own examination of the Fund and the terms of the offering, including the merits and risks involved.  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Fund's shares or passed upon the adequacy of the disclosure in this Memorandum.  Any representation to the contrary is a criminal offense.

To ensure compliance with the requirements imposed by the U.S. Treasury Department in Circular 230, you are hereby informed that (i) any tax advice contained in this Memorandum is not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding penalties under the Internal Revenue Code of 1986, as amended, (ii) any such advice is written to support the promotion or marketing of the transactions or matters addressed in this Memorandum, and (iii) each investor and potential investor should seek advice based on its particular circumstances from an independent tax advisor.

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SUMMARY OF TERMS

The Fund.  The USCA All Terrain Fund (the "Fund") is a Delaware statutory trust that is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a closed-end, non-diversified management investment company.  The Fund privately offers and sells its shares in large minimum denominations to certain investors (each such eligible investor, a "shareholder").  The Fund makes periodic tender offers (generally up to 25% quarterly of its shares, or at such times and in such amounts as the Fund's board of trustees (the "Board" or "Trustees") may determine.  However, the Board may temporarily suspend this repurchase program at any time and shareholders cannot require the Fund to repurchase their shares.

Securities Offered.  The Fund engages in a continuous offering of shares on a monthly basis.  The Fund is authorized as a Delaware statutory trust to issue an unlimited number of shares.  The Fund is offering to sell, under the terms of this Memorandum, shares of beneficial interest, at net asset value ("NAV").  The initial net asset value is $1,000 per share. The minimum initial investment by a shareholder is $100,000.  Subsequent investments may be made with at least $50,000.  The Fund is offering to sell its shares on a continual, monthly basis.  During the continuous offering, shares will be sold at the net asset value of the Fund next determined.  The Fund's monthly closing date for issuing shares is the last business day of each month (each, a "Closing Date").  Prior to the receipt and acceptance of an investor subscription application, an investor's funds will be held in escrow until the relevant Closing Date.

Eligible Investors.  Shares will be sold only to eligible Investors, that is those that represent that they are "accredited investors" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "1933 Act").  To purchase shares of the Fund, a prospective investor will be required to certify that the shares are being acquired directly or indirectly for the account of an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act.  An "accredited investor" includes, among other investors, a natural person who has a net worth (or a joint net worth with that person's spouse), excluding the value of such natural person's primary residence, immediately prior to the time of purchase in excess of $1 million, or income in excess of $200,000 (or joint income with the investor's spouse in excess of $300,000) in each of the two preceding years and has a reasonable expectation of reaching the same income level in the current year, and certain legal entities, some of which may be required to have total assets exceeding $5 million.  Investors who are "accredited investors" are referred to in this Memorandum as "Eligible Investors".  Existing shareholders seeking to purchase additional shares will be required to qualify as Eligible Investors at the time of the additional purchase.

Investment Adviser.  USCA Asset Management LLC (the "Advisor" or "USCA").

Sub-Adviser.  The Advisor has engaged SKBA Capital Management, LLC, a registered investment advisor under the Investment Advisers Act of 1940, as amended (the Advisers Act), to provide investment sub-advisory services for, and to manage certain  assets of the Fund subject to the supervision of the Advisor and the Board.

Investment Objective and Strategies.  The Fund's investment objective is to seek long-term risk-adjusted returns that are attractive as compared to those of traditional public equity and fixed income markets.  There can be no assurance that the Fund will achieve its objective.  The investment objective is not fundamental and the Board may change the Fund's investment objective without shareholder approval.

The Fund pursues its investment objective using a multi-manager, fund-of-funds approach by investing predominantly in non-affiliated collective investment vehicles, including privately-offered investment funds commonly known as hedge funds and publicly traded funds, including exchange-traded funds and mutual funds ("Underlying Funds"), which utilize one or more investment or trading strategies, including, without limitation, long-only equity and/or fixed income, relative value, event driven, long/short equity and/or fixed income, managed futures and global macro strategies.

Underlying Funds are managed by other advisors (the Underlying Fund Managers) that invest in or trade in a range of investments that is without limit, but may include equities and fixed income securities, currencies, derivative instruments (including, but not limited to, futures and forward contracts, swaps, and call and put options), and commodities.  Underlying Funds may employ leverage and hedging strategies as well as pay their Underlying Fund Managers performance fees or a performance allocation on gains. "Leverage" refers to strategies intended to multiply the potential for return on an investment.  Such strategies generally involve the use of borrowed capital, or margin.

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The Fund invests without restriction as to Underlying Fund legal entity type, market capitalization or country of domicile.  The Fund also invests without restriction as to the country, capitalization, credit quality, currency or debt maturity and structure of individual securities or derivatives held through Underlying Funds.  The majority of the Fund's investments will be purchased in private placements and are not publicly traded or are traded in over-the-counter markets that have less liquidity than exchange-traded securities.  Consequently, the majority of the Fund's investments are illiquid.

In addition to or in lieu of investing in an Underlying Fund, the Advisor may, from time to time, seek to engage one or more investment sub-advisors.  Any sub-advisor chosen by the Advisor will be paid by the Fund on only the portion of Fund assets allocated to each such sub-advisor.

The Advisor and the Fund have engaged SKBA Capital Management, LLC (SKBA Capital) as sub-advisor to the Fund.

SKBA Capital intends to invest according to a value-oriented investment strategy and seeks to achieve long-term capital appreciation by investing in undervalued equity securities. SKBA Capital's strategy is also designed to provide meaningful current income by investing in equities with dividend yields in excess of the market.

Additionally, the Fund may, under limited circumstances, invest or trade directly in securities and financial instruments for hedging or liquidity purposes.

The Advisor believes that the Fund's investment program offers Eligible Investors the following potential features: the spreading of risk across a number of investment strategies, Underlying Fund Managers, Underlying Funds, and markets; professional identification, research, evaluation, selection, and monitoring of the services of a select group of traditional and non-traditional Underlying Fund Managers; the ability to invest with established Underlying Fund Managers who may be generally unavailable to new investors or who require a minimum account size that is higher than most individual investors would be willing or able to commit to; and administrative convenience.

Investment Process. The Advisor selects Underlying Funds that it believes present the best opportunity for achieving long-term, risk-adjusted returns.

The Underlying Fund selection process begins with an analysis of the record of past Underlying Fund performance and a thorough understanding of the Underlying Fund Managers and their investment style.  The Advisor has developed a robust process for evaluating, selecting, and monitoring Underlying Fund Managers.  The Advisor currently intends to consider the following factors as part of its screening process for the selection of Underlying Funds, although the factors considered from time to time or with respect to any one or more Underlying Funds may vary and may include only some or none of the factors listed below or other factors that are not listed below:

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•	Underlying Fund and Underlying Fund Manager risk-adjusted performance over various time periods and market cycles;
•	Underlying Fund Manager reputation, experience, stability and training;
•	Underlying Fund Manager's articulation of, and adherence to, its clearly defined investment philosophy;
•	Underlying Fund Manager's skill, knowledge and use of traditional and/or non-traditional investment techniques;
•	Underlying Fund Manager's adherence to and effectiveness of its risk management process; and
•	Underlying Fund's liquidity terms and fee structure.
The Advisor monitors each Underlying Fund and maintains contact with each Underlying Fund Manager in order to continually assess its strategy and results.  The Advisor may redeem from an Underlying Fund and re-allocate assets among other strategies and managers, when a better Underlying Fund becomes available or if an Underlying Fund's performance or management is deemed unsatisfactory.

This summary does not contain all of the information that you should consider before investing in the shares.  You should review the more detailed information contained or incorporated by reference in this Memorandum, particularly the information set forth under the heading "Risk Factors."

Summary of Risks.

Investing in the Fund involves risks, including the risk that you may receive little or no return on your investment or that you may lose a significant part of your investment.  Therefore, before investing you should carefully consider the following risks that you assume when you invest in the Fund's shares.  See "Risk Factors."  The following describes the indirect risks faced by the Fund though investing in Underlying Funds as well as its direct risks faced by investing directly in securities.

Credit Risk.  Issuers of debt securities may not make scheduled interest and principal payments, resulting in losses to the Fund.  In addition, the credit quality of securities held may be lowered if an issuer's financial condition changes, which may result in the price for such securities declining and losses to the Fund.

Derivatives Risk.  Underlying Funds will invest a percentage of their assets in derivatives (which may be used for hedging, speculation, or as substitutes for traditional securities), such as futures, swaps and options contracts.  The use of such derivatives may indirectly expose the Fund to additional risks that it would not be subject to if it invested directly in the securities and commodities underlying those derivatives.  Derivative risks include: (i) imperfect correlation between the changes in market value of derivatives and the securities or indices on which they are based; (ii) illiquidity under certain market conditions; (iii) trading restrictions or limitations imposed by an exchange, or government regulations that may restrict trading; and (iv) leverage, which will magnify losses.  Underlying Funds may utilize over-the-counter derivatives as part of their investment program, and to the extent they do, they will be subject to counterparty risk (i.e., the risk that the counterparty will not settle a transaction in accordance with agreed terms and conditions because of a dispute over the terms of the contract, or because of a credit or liquidity problem).

Emerging Markets Risk.  Some Underlying Funds may invest in securities located in emerging industrialized or less developed countries.  Risks particularly relevant to such emerging markets may include greater dependence on exports and the corresponding importance of international trade, higher risk of inflation, more extensive controls on foreign investment and limitations on repatriation of invested capital, increased likelihood of governmental involvement in, and control over, the economies, decisions by the relevant government to cease its support of economic reform programs or to impose restrictions, and less established laws and regulations regarding fiduciary duties of officers and directors and protection of investors.

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Equity Risk.  Common and preferred stock markets can be volatile.  In other words, the prices of stocks can fall rapidly in response to developments affecting a specific company or industry, or to changing economic, political or market conditions.  Preferred stock prices generally decline when interest rates rise.

Fixed Income Risk.  Typically, a rise in interest rates causes a decline in the value of fixed income securities. Recently, interest rates have been historically low.  Current conditions may result in a rise in interest rates, which in turn may result in a decline in the value of the fixed income investments.  As a result, for the present, interest rate risk may be heightened.

Foreign Investment Risk.  Foreign investing involves risks not typically associated with U.S. investments, including adverse fluctuations in foreign currency values, adverse political, social and economic developments, less liquidity, greater volatility, less developed or less efficient trading markets, political instability and differing auditing and legal standards.

High Yield Risk.  Lower-quality debt securities, known as "high yield" or "junk" bonds, present greater risk than bonds of higher quality, including an increased risk of default.  An economic downturn or period of rising interest rates could adversely affect the market for these bonds and reduce the Fund's ability to sell its bonds.  The lack of a liquid market for these bonds could decrease the Fund's share price.  Additionally, high yield issuers may seek bankruptcy protection which will delay resolution of bond holder claims and may eliminate or materially reduce liquidity.

Issuer and Non-Diversification Risk.  The value of a specific security can perform differently from the market as a whole for reasons related to the investment manager or issuer, such as management performance, financial leverage and reduced demand for the respective products and services.  The Fund's performance may be more sensitive to any single economic, business, political or regulatory occurrence because the Fund may invest more than 5% of its total assets in the securities of one or more issuers.

Leveraging Risk. The use of leverage, such as borrowing money to purchase securities, will cause the Fund or an Underlying Fund to incur additional expenses and significantly magnify losses in the event of underperformance of the assets purchased with borrowed money.  Underlying Funds may employ leverage as part of their strategies, and are not limited in the amount of leverage that they may employ.

Liquidity Risk.  There is currently no secondary market for the shares and the Fund expects that no secondary market will develop.  Limited liquidity is provided to shareholders only through the Fund's repurchase offers.  There is no guarantee that shareholders will be able to sell all of the shares they desire in a repurchase offer.  The Fund's investments are also subject to liquidity risk because they generally offer only periodic liquidity.  Limitations on the Fund's ability to liquidate its investments in Underlying Funds will limit the Fund's ability to repurchase its shares.  For example, many Underlying Funds impose minimum hold or "lock-up" periods prior to allowing investors to redeem their interests therein, which can be one year or longer.  After expiration of the holding period, redemptions typically are permitted only on a limited basis, such as quarterly, semi-annually or annually, and in certain cases are limited to a specified percentage of the Fund's investment therein.  In addition, Underlying Funds may at times elect to suspend completely or limit redemption rights for an indefinite period of time in response to market turmoil or other adverse conditions.

Management Risk.  The Advisor's or any sub-advisor's judgments about the attractiveness, value and potential appreciation of securities in which the Fund invests may prove to be incorrect and may not produce the desired results.

Market Risk.  An investment in the Fund's shares is subject to investment risk, including significant loss of the principal amount invested.  An investment in the Fund's shares represents an indirect investment in the securities owned by the Fund.  The value of these securities, like other market investments, may move up or down, sometimes rapidly and unpredictably.

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Repurchase Policy Risks.  Repurchases by the Fund of its shares typically will be funded from sales of portfolio securities or borrowings from a line of credit.  However, payment for repurchased shares may require the Fund to liquidate portfolio holdings earlier than the Advisor otherwise would liquidate such holdings, potentially resulting in losses, and may increase the Fund's portfolio turnover.  If the Fund borrows to finance repurchases, interest on any such borrowing will negatively affect shareholders who do not tender their shares in a repurchase offer by increasing the Fund's expenses and reducing any net investment income.  The Fund's repurchase offers are a shareholder's only means of liquidity with respect to his or her shares.

Risks of Fund of Hedge Fund Structure

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The Fund's performance depends upon the performance of the Underlying Fund Managers and selected strategies, the adherence by such Underlying Fund Managers to such selected strategies, the instruments used by such Underlying Fund Managers and the Advisor's ability to select Underlying Fund Managers and strategies and effectively allocate Fund assets among them.

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The Advisor's ability to properly evaluate the relative success or failure of an Underlying Fund by analyzing information from the relevant Underlying Fund Manager and other sources may be limited due to a lack of transparency associated with Underlying Fund Managers or strategies.

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Underlying Fund Managers may employ investment strategies that differ from their past practices, are not fully disclosed to the Advisor, and involve risks that are not anticipated by the Advisor, and the information given to the Advisor by an Underlying Fund Manager may be fraudulent or inaccurate or incomplete.

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Neither the Advisor nor the Board of Trustees will be able to confirm independently the accuracy of valuations provided by Underlying Fund Managers, and to the extent that any subsequently adjusted valuations or revisions to Underlying Fund net asset values adversely affect the Fund's own net asset value, an investor's interest in the Fund may be adversely affected.

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Underlying Funds may hold a portion of their assets in "side pockets" (i.e., a sub-account established by an Underlying Fund in which certain assets (which generally are illiquid or hard to value) are held and segregated from the other assets of the Underlying Fund until a realization event occurs), which may further restrict the liquidity of the Fund's investments in Underlying Funds, and thus investors' investments in the Fund

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Because Underlying Funds will generally custody their assets with brokerage firms that do not separately segregate customer assets, the Fund could be more adversely affected if such a brokerage firm became bankrupt than would be the case if custody of assets were maintained in accordance with the requirements applicable to registered investment companies.

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Investors will bear two layers of fees and expenses: asset-based fees and expenses at the Fund level, and, at the Underlying Fund level, asset-based fees, incentive allocations and additional fees and operating expenses, which may be substantial.

•	Investors will have no right to receive information about the Underlying Funds or Underlying Fund Managers, and will have no recourse against the Underlying Funds or their Underlying Fund Managers.

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An investor who meets the conditions imposed by an Underlying Fund Manager, including investment minimums that may be considerably higher than the Fund's stated minimum investment, may be able to invest directly with the Underlying Fund Manager and avoid the second layer of fees and expenses at the Fund level.

•	Investments in certain Underlying Funds may be subject to lock-up periods or gates, during which the Fund may not withdraw its investment.
•	The Fund and the Underlying Funds in which it invests are subject to risks associated with legal and regulatory changes applicable to hedge funds and to financial institutions generally.
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It is possible that the Fund may be unable to provide tax information to investors without significant delays and investors likely will need to seek extensions on the time to file their tax returns at the federal, state and local level.

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The Fund may not be able to invest in certain Underlying Funds that are oversubscribed or closed, or the Fund may be able to allocate only a limited amount of assets to an Underlying Fund that has been identified as an attractive opportunity.

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The Fund invests a substantial portion of its assets in Underlying Funds that follow a particular type of investment strategy, which may expose the Fund to the risks of that strategy, and may invest in a number of Underlying Funds, resulting in investment-related expenses that may be higher than if the Fund invested directly in other securities.

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Many Fund assets will be priced in the absence of a readily available market quotations and may be priced based on determinations of fair value supplied by the Underlying Fund Manager, which may prove to be inaccurate.

•	The Fund may not be able to vote on matters that require the approval of Underlying Fund investors, including matters that could adversely affect the Fund's investment in such Underlying Fund.
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The Fund, upon its redemption of all or a portion of its interest in an Underlying Fund, may receive an in-kind distribution of securities that are illiquid or difficult to value and difficult to dispose of.

•	Underlying Fund returns may exhibit greater correlations among each other or with fixed-income or equity indices than anticipated by the Advisor, particularly during times of general market turmoil.
•	Underlying Funds generally will not be registered as investment companies under the 1940 Act, and, therefore, the Fund and, indirectly, investors, may not avail themselves of 1940 Act protections.
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Underlying Fund Managers may use proprietary investment strategies that are not fully disclosed to the Advisor, which may involve risks under some market conditions that are not anticipated by the Advisor.

•	Underlying Funds located outside of the U.S. or investing outside of the U.S. may be subject to withholding taxes in foreign jurisdictions, which may reduce the performance of the Fund.

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Underlying Fund Managers may charge Underlying Fund investors (such as the Fund) asset-based fees (generally, 1% to 2%) and incentive allocations or fees (generally, 20% to 25%) of an Underlying Fund's net profits, which may create incentives for Underlying Fund Managers to make investments that are riskier or more speculative than in the absence of these fees.

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Underlying Funds may invest their assets in securities for which trading activity may be dramatically impaired or cease at any time, such as collateralized debt obligations backed by mortgages, asset-backed commercial paper issued by structured investment vehicles and auction rate preferred shares.

•	Underlying Fund Managers may receive compensation for positive performance of the relevant Underlying Fund, even if the Fund's overall returns are negative.
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Underlying Fund Managers make investment decisions independent of the Advisor and each other, which may result in the pursuit of opposing investment strategies or result in performance that correlates more closely with broader market performance.

Small and Medium Capitalization Company Risk.  Compared to investment companies that focus only on securities of large capitalization companies, the Fund's NAV may be more volatile because it also invests in medium and small capitalization companies.  Compared to larger companies, medium and small capitalization companies are more likely to have (i) more limited product lines or markets and less mature businesses, (ii) fewer capital resources, (iii) more limited management depth, and (iv) shorter operating histories.  Further, compared to larger companies, the securities of small and medium capitalization companies are more likely to be harder to sell.

Underlying Funds Risk.  Fund shareholders will bear two layers of fees and expenses: asset-based fees and expenses at the Fund level, and asset-based fees, incentive allocations or fees, and expenses at the Underlying Fund level.  Underlying Funds are subject to liquidity risk, valuation risk, leverage risk, and investors in Underlying Funds are not afforded the protections of the 1940 Act, including custody of assets protections.  Underlying Funds may have limited operating histories. Underlying Funds are subject to specific investment strategy-based risks, such as short-selling, depending on the nature of the fund.  Short selling is inherently leveraged and may result in significant losses if securities sold short increase in value.  Underlying Funds may concentrate their investments in a particular industry or economic sector. To the extent an Underlying Fund invests a significant portion of its assets in securities of companies in the same industry or economic sector, such Underlying Fund is more susceptible to economic, political, regulatory and other occurrences influencing that industry or sector. There is no guarantee that any of the trading strategies used by an Underlying Fund Manager will be profitable or avoid losses.

Investment Advisor, Sub-Advisor and Fees.  The Advisor is registered with the Securities and Exchange Commission (SEC) as an investment advisor under the Advisers Act.  The Advisor is entitled to receive a monthly fee equal to 0.0625% (0.75% on an annualized basis) of the Fund's net asset value as of the end of each month.

The Advisor has engaged SKBA Capital, a registered investment advisor with the SEC under the Advisers Act.  SKBA Capital is entitled to receive a monthly fee calculated at an annual rate equal to 0.57% of the net asset value of assets allocated to the sub-advisor.  Fees payable to the sub-advisor of the Fund are payable directly by the Fund and not paid out of the Advisor's fees.

The Advisor and the Fund have entered into an expense limitation and reimbursement agreement (the "Expense Limitation Agreement") under which the Advisor has agreed contractually to waive its fees and to pay or absorb the ordinary operating expenses of the Fund (including organizational and offering expenses, but excluding interest, brokerage commissions, extraordinary expenses, and the fees of any sub-advisor to the Fund and Underlying Fund fees and expenses), to the extent that they exceed 1.75% per annum of the Fund's average monthly net assets through July 31, 2018 (the "Expense Limitation").  In consideration of the Advisor's agreement to limit expenses, the Fund has agreed to repay the Advisor in the amount of any fees waived and Fund expenses paid or absorbed, subject to the limitations that: (1) the reimbursement for fees and expenses will be made only if payable not more than three years from the end of the fiscal year in which they were incurred; and (2) the reimbursement may not be made if it would cause the Expense Limitation to be exceeded.  The Expense Limitation Agreement will remain in effect at least until July 31, 2018, unless the Board approves its modification or termination.  After July 31, 2018, the Expense Limitation Agreement may be renewed upon the mutual agreement of the Advisor and the Board, in their sole discretion.  See "Management of the Fund" below.

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Conflicts of Interest.  As a general matter, certain conflicts of interest may arise in connection with a portfolio manager's management of a fund's investments, on the one hand, and the investments of other accounts for which the portfolio manager is responsible, on the other.  For example, it is possible that the various accounts managed could have different investment strategies that, at times, might conflict with one another to the possible detriment of the Fund.  Alternatively, to the extent that the same investment opportunities might be desirable for more than one account, possible conflicts could arise in determining how to allocate them.  The Advisor has adopted policies and procedures and structured portfolio manager compensation in a manner reasonably designed to safeguard the Fund from being negatively affected as a result of any such potential conflicts.

Administrator, Accounting Agent and Transfer Agent.  U.S. Bancorp Fund Services, LLC ("USBFS") serves as the administrator, accounting agent and transfer agent of the Fund. See "Management of the Fund."

Fund Fees and Expenses.  The Fund will bear all expenses incurred in the business of the Fund, including any charges and fees to which the Fund is subject as an investor in the Underlying Funds.  The Fund will also bear certain ongoing offering costs associated with the Fund's continuous offering of shares.  The Fund, by investing in the Underlying Funds, will indirectly bear its pro rata share of the expenses incurred in the business of the Underlying Funds.  USBFS, as the administrator to the Fund is paid a fee based upon a percentage of the average net assets of the Fund, subject to a minimum annual fee, as well as certain fixed fees and expenses.

Trustees.  The Trustees have overall responsibility for monitoring and overseeing the Fund's investment program and its management and operations.  A majority of the Trustees are not "interested persons" (as defined by the 1940 Act) of the Fund or the Advisor.  See "Management of the Fund" below.

Closed-End Fund Structure.  Closed-end funds differ from open end management investment companies (commonly referred to as mutual funds) in that closed-end funds do not typically redeem their shares at the option of the shareholder. Rather, closed-end fund shares typically trade in the secondary market via a stock exchange.  Unlike many closed-end funds, however, the Fund's shares will not be listed on a stock exchange.  Instead, the Fund will provide limited liquidity to shareholders by offering to repurchase a limited amount of shares (generally up to 25% quarterly, which is discussed in more detail below.  Investors in the Fund will not be permitted to redeem their investment in the Fund outside of the Fund's repurchase program, which may be temporarily suspended by the Board.  Additionally, shares may only be transferred in limited circumstances.  See REPURCHASES AND TRANSFERS OF SHARES – Repurchases of Shares below.  An investment in the Fund is suitable only for investors who can bear the risks associated with the limited liquidity of the shares and should be viewed as a long-term investment.

Investor Suitability.  An investment in the Fund involves a considerable amount of risk. It is possible that you will lose money.  An investment in the Fund is suitable only for investors who can bear the risks associated with the limited liquidity of the shares and should be viewed as a long-term investment.  Before making your investment decision, you should (i) consider the suitability of this investment with respect to your investment objectives and personal financial situation, and (ii) consider factors such as your personal net worth, income, age, risk tolerance and liquidity needs.

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Application for Shares.  Prior to the receipt and acceptance of an investor subscription application, an investor's funds will be held in escrow until the relevant closing date.  The minimum initial investment by a shareholder is $100,000.  Subsequent investments may be made with at least $50,000.  Purchase proceeds do not represent the Fund's capital or become the Fund's assets until the first business day of the relevant calendar month (each a Closing Date).  Any amounts received in advance of initial or additional purchases of shares are placed in a non-interest-bearing account with the Fund's Custodian (as defined herein) prior to the amounts being invested in the Fund.  The Fund reserves the right to reject any purchase of shares in certain circumstances (including when the Fund has reason to believe that such purchase would be unlawful).  Unless otherwise required by applicable law, any amount received in advance of a purchase ultimately rejected by the Fund will be returned to the prospective investor.

Private Placement of Shares.  The Fund itself may accept offers to purchase shares that it receives directly from investors.  The Fund may enter into selling agreements with brokers, dealers and/or other financial intermediaries for the sale and distribution of the Fund's shares (each, a Selling Agent and together, the Selling Agents). The Fund is not obligated to sell to a Selling Agent any shares, including those that have not been placed with Eligible Investors.  In addition, the Advisor may compensate a Selling Agent out of their own resources, and not the assets of the Fund, in connection with the sale of shares and other investor services such Selling Agents may provide.

Valuation.  The net asset value of shares of the Fund is determined monthly, as of the close of regular trading on the New York Stock Exchange (NYSE) (normally, 4:00 p.m., Eastern time), on the last business day of each calendar month.  The Fund's Board has approved procedures pursuant to which the Fund will value its investments in Underlying Funds at fair value.  In accordance with these procedures, fair value as of the last business day of each calendar month ordinarily will be the value most recently determined and reported to the Fund by each Underlying Fund in accordance with the Underlying Fund's valuation policies.  As a general matter, the fair value of the Fund's interest in an Underlying Fund will represent the amount that the Fund could reasonably expect to receive from an Underlying Fund if the Fund's interest were redeemed at the time of valuation, based on information reasonably available at the time the valuation is made and that the Fund believes to be reliable.  Prior to investing in any Underlying Fund, the Advisor will conduct a due diligence review of the valuation methodology utilized by the Underlying Fund, which as a general matter will utilize market values when available, and otherwise utilize principles of fair value that the Advisor reasonably believes to be consistent with those used by the Fund for valuing its own investments.  In addition, the procedures approved by the Board provide, in part, that the Advisor will review the valuations provided by the managers to the Underlying Funds.  However, neither the Advisor nor the Board will be able to confirm independently the accuracy of valuations provided by such Underlying Fund managers (which are unaudited).  Accordingly, the valuations of the Underlying Fund managers generally will be relied upon by the Fund. In addition, the net asset values and other valuation information received from the Underlying Funds will typically be subject to revision through the end of each Underlying Fund's annual audit.  Other securities held by the Fund will be valued at current market values determined on the basis of market quotations, if available. See Determination of Net Asset Value below.

Distribution Policy.   The Fund has no present intention of making periodic distributions of net income or gains, if any, to investors.  The amount and times of distributions, if any, will be determined in the sole discretion of the Board.  Whether or not distributions are made, investors will be required each year to report their distributive share of the Fund's taxable income or loss on their individual tax filings.

Repurchases of Shares.  Shareholders do not have the right to require the Fund to redeem their shares.  However, the Fund may, from time to time, provide liquidity to shareholders by offering to repurchase shares pursuant to written tender offers.  Repurchases will be made at such times, in such amounts and on such terms as may be determined by the Board, in its sole discretion.  The Advisor expects that, generally, will recommend to the Board that the Fund offer to repurchase up to 25% of shares from shareholders on a quarterly basis, with such repurchases to occur as of the first business day following each March 31, June 30, September 30 and December 31 based upon, among other things, the liquidity of the Fund's assets.  Each repurchase offer will generally commence approximately 130 days prior to the applicable repurchase date.  If a repurchase offer is oversubscribed by shareholders who tender shares, the Fund may extend the repurchase offer, if necessary, and increase the amount of shares that the Fund is offering to purchase to an amount it believes sufficient to accommodate the excess shares tendered as well as any shares tendered during the extended offer, repurchase a pro rata portion of the shares tendered, or take any other action permitted by applicable law.  In addition, the Fund may repurchase shares of certain shareholders if, among other reasons, the Fund determines that such repurchase would be in the interest of the Fund.  Underlying Funds may impose minimum hold or lock-up periods prior to allowing investors to redeem their interests therein, which can be one year or longer.  After expiration of the holding period, redemptions typically are permitted only on a limited basis, such as quarterly, semi-annually or annually, and in certain cases are limited to a specified percentage of the Fund's investment therein.  In addition, Underlying Funds may at times elect to suspend completely or limit redemption rights for an indefinite period of time in response to market turmoil or other adverse conditions.  Because of these limitations and restrictions, the Fund may not be able to liquidate its holdings in these Underlying Funds to meet repurchase requests.  As a result, the Fund may not be able to offer liquidity to shareholders through repurchase offers.  Furthermore, if the Fund seeks to liquidate its investment in an Underlying Fund that maintains a "side pocket" (in general, a type of account utilized by private funds to segregate illiquid assets from those that have more liquidity), the Fund may not be able to fully liquidate its investment without delay, and such delay could be substantial.  Accordingly, the Fund may need to suspend or postpone repurchase offers if it is not able to dispose of its interests in Underlying Funds in a timely manner.  Additionally, the Board may temporarily suspend the repurchase program at any time and shareholders cannot require the Fund to repurchase their shares.  See "Repurchases of Shares below.

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The Board will typically consider the following factors, among others, in making its repurchase determination: (i) whether any shareholders have requested that the Fund repurchase their shares; (ii) the liquidity of the Fund's assets; (iii) the investment plans and working capital requirements of the Fund; (iv) the relative economies of scale with respect to the size of the Fund; (v) the history of the Fund in repurchasing shares; (vi) the condition of the securities markets; and (vii) the anticipated tax consequences of any proposed repurchases of shares.

Although the Fund intends to engage in periodic repurchases as described herein, no assurances can be given that such repurchases will occur or that any shares you tender will be repurchased.  If the Fund does not at least once during any 24-month period offer to repurchase any of the shares tendered in accordance with the procedures determined by the Board from time to time, the Board will call a meeting of shareholders for the purpose of determining whether the Fund should be dissolved.

U.S. Federal Income Tax Matters.   The Fund expects to be classified for U.S. federal income tax purposes as a partnership and not as an association taxable as a corporation.

The Fund has not sought and will not seek a ruling from the IRS or a tax opinion with respect to its status as a partnership.  If the Fund were to be classified as an association taxable as a corporation, the taxable income of the Fund would be subject to corporate income taxation when recognized by the Fund, and distributions from the Fund to the investors would be treated as dividend income when received by the investors to the extent of the current or accumulated earnings and profits of the Fund.  In addition, profits and losses realized by the Fund would not directly flow through to the investors.  See "U.S. Federal Income Tax Matters" below.

ERISA Considerations.  Eligible Investors subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code, and other tax-exempt entities, including employee benefit plans, individual retirement accounts (each, an "IRA"), and 401(k) and Keogh Plans may purchase shares.  Because the Fund will be registered as an investment company under the 1940 Act, the underlying assets of the Fund will not be considered to be "plan assets" of the benefit plans investing in the Fund for purposes of the fiduciary responsibility and prohibited transaction rules of ERISA and Section 4975 of the Code.  Thus, the Advisor will not be a fiduciary within the meaning of ERISA with respect to the assets of any Benefit Plan that becomes an investor with respect to the assets of the Fund.  The Fund may utilize leverage and expects that the Underlying Funds will utilize leverage in varying degrees as part of their investment strategies.  For this reason, among potentially others, the Fund expects that its investments and investment activities will give rise to "unrelated business taxable income" ("UBTI") to a tax-exempt investor (including an IRA).  A tax-exempt Investor may be required to make tax payments, including estimated tax payments, and file an income tax return for any taxable year in which it has UBTI.  To file the return, it may be necessary for the IRA or other tax-exempt Investor to obtain an Employer Identification Number.  Charitable remainder trusts may not purchase shares.

Term.  The Fund's term is perpetual unless it is otherwise dissolved under the terms of its formation documents.

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Shareholder Reports.  The Fund will furnish to its investors as soon as practicable after the end of each taxable year such information as is necessary for such investors to complete Federal and state income tax or information returns, along with any other tax information required by law.  Because the Fund expects to be treated as a partnership for Federal income tax purposes, the Fund expects to deliver such tax information to investors on IRS Form K-1 (not Form 1099).  The Fund also will send to investors a semi-annual and an audited annual report generally within 60 days after the close of the period for which the report is being made, or as otherwise required by the 1940 Act.

Fiscal Year and Taxable Year.  For accounting purposes, the 12-month period ending March 31st of each year will be the fiscal year.  For tax purposes, the 12-month period ending December 31st of each year will be the taxable year of the Fund.

Custodian.  U.S. Bank, N.A serves as the Fund's custodian and escrow agent. See "Management of the Fund."

SUMMARY OF FUND EXPENSES

Shareholder Transaction Expenses
Maximum Sales Load (as a percent of offering price)	None
Maximum Repurchase Fee	None
Annual Expenses (as a percentage of net assets attributable to shares)
Management Fees [1]	0.80%
Other Expenses [2]	0.60%
Acquired Fund Fees and Expenses [3]	4.79%
Total Annual Expenses	6.19%

[1]	Management fee includes fees paid to the sub-advisor directly by the Fund. Actual sub-advisory fees may be higher or lower depending on allocation of Fund assets managed by the sub-advisor.

[2]
"Other Expenses" include professional fees and other expenses, including, without limitation, offering costs, administration fees, investor servicing fees, custody fees, transfer agency fees, compliance costs and expenses, annual registration expenses, legal, accounting and tax fees, trustee fees, insurance costs, financing costs (resulting from credit facilities used as bridge financing for portfolio management purposes, not to leverage investments) and other expenses that the Fund bears. Expense information has been restated to exclude recouped fees and expenses because no previously waived fees or expenses paid by the Fund's adviser are available to be recouped. "Other Expenses" are based on estimated amounts for the current fiscal year.

[3]
Acquired Fund Fees and Expenses are the (i) indirect costs of investing in other investment companies such as hedge funds and money market mutual funds and (ii) are based on estimated amounts for the current fiscal year.  The operating expenses in this fee table will not correlate to the expense ratio in the Fund's financial highlights, when issued, because the financial statements, when issued, include only the direct operating expenses incurred by the Fund.  The agreements related to investments in Underlying Funds provide for compensation to the Underlying Fund Managers in the form of management fees (generally, 1% to 2.5%) and performance-based incentive allocations (generally, 10% to 30% of net profits earned).  Future fees and expenses of the Underlying Funds in which the Fund may invest may be substantially higher or lower than those shown because certain fees are based on the performance of the Underlying Funds, which may fluctuate over time.

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The Fund's Expense Table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.  More information about management fees, fee waivers and other expenses is available in "Management of the Fund" below.

The following example illustrates the hypothetical expenses that you would pay on a $1,000 investment, assuming annual expenses attributable to shares remain unchanged and shares earn a 5% annual return:

Example	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return	$62	$182	$300	$583

The Fund pays offering costs in connection with the offering of the shares, which are subject to the 1.75% per annum limitation on expenses. The offering expenses are amortized over twelve (12) months.  The Fund's offering costs are borne by Fund shareholders as an expense of the Fund.  The purpose of the above table is to help a holder of shares understand the fees and expenses that such holder would bear directly or indirectly.  The example should not be considered a representation of actual future expenses. Actual expenses may be higher or lower than those shown.

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FINANCIAL HIGHLIGHTS

The financial highlights table is intended to help you understand the Fund's financial performance.  The table below reflects the financial results for a single share.  The total returns in the tables represent the rate that an investor would have earned (or lost) on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from the Fund's unaudited financial statements, found in the Fund's Semi-Annual Report. This information also contains financial information from the Fund's fiscal year ended March 31, 2017 which has been audited by KPMG LLP, an independent registered public accounting firm, whose report, along with this information and additional Fund performance and portfolio information, appears in the Fund's Annual Report dated March 31, 2017. To request the Fund's Annual Report or Semi-Annual Report, please call 1-877-653-1415. The information for the period ended September 30, 2017 is unaudited.

The table below sets forth financial data for one share of beneficial interest outstanding throughout the period presented.

Statement of Financial Highlights

	Period from April 1, 2017 to September 30, 2017		For the Year Ended March 31, 2017	Period from July 1, 2015(1) to March 31, 2016
	(Unaudited)
Beginning net asset value	$998.78		$915.37	$1,000.00

Net investment loss (2)	(4.70)		(9.26)	(9.31)
Net gain from investments	28.71		92.67	(75.32)

Total from Investment Operations	24.01		83.41	(84.63)

	$1,022.79		$998.78	$915.37

Total return	2.40%	(3)	9.11%	(8.46)%	(3)

Net assets, end of period	$55,452,130		$53,323,837	$46,769,559
Ratio of expenses to weighted average net assets before (waiver) recoupment(5)	1.40%	(4)	1.54%	1.86%	(4)
Ratio of expenses to weighted average net assets after (waiver) recoupment(5)	1.40%	(4)	1.58%	1.80%	(4)
Ratio of net investment loss to weighted average net assets
before waiver (recoupment)(5)	(0.93)%	(4)	(0.93)%	(1.39)%	(4)
Ratio of net investment loss to weighted average net assets
after waiver (recoupment)(5)	(0.93)%	(4)	(0.97)%	(1.33)%	(4)
Portfolio turnover rate	1.71%	(3)	12.60%	9.12%	(3)

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THE FUND

The Fund is a continuously offered, non-diversified, closed-end management investment company.  The Fund was organized as a Delaware statutory trust on January 13, 2015.  The Fund privately offers and sells its shares in large minimum denominations to certain investors (each such eligible investor, a "shareholder").  The Fund makes periodic tender offers (generally, up to 25% quarterly) of its shares, or at such times and in such amounts as the Board may determine.  The Board may temporarily suspend this repurchase program at any time and shareholders cannot require the Fund to repurchase their shares.  The Fund's principal office is located at 4444 Westheimer Road, Suite G500, Houston, TX  77027, and its telephone number is 1-713-366-0500.

USE OF PROCEEDS

The net proceeds of the continuous monthly offering of shares will be invested in accordance with the Fund's investment objective and policies (as stated below) as soon as practicable after each Closing Date.  The Fund will pay the organizational costs and offering expenses incurred with respect to its initial and continuous offering, less amounts advanced pursuant to the Expense Limitation Agreement.  Pending investment of the net proceeds in accordance with the Fund's investment objective and policies, the Fund will invest up to 100% of its assets in cash, money market or short-term fixed-income funds.  Shareholders should expect, therefore, that before the Fund has fully invested the proceeds of the offering in accordance with its investment objective and policies, the Fund's assets would earn interest income at the then prevailing rates.

STRUCTURE

The Fund is a specialized investment vehicle that combines many of the features of an investment fund not registered under the 1940 Act, often referred to as a "private investment fund" or a "hedge fund," with those of a registered closed-end investment fund.  The Fund is similar to a private investment fund in that it will be actively managed and shares will be sold in relatively large minimum denominations in private placements solely to Eligible Investors.  In addition, managers of Underlying Funds will typically be entitled to receive incentive-based compensation.  Unlike many private investment funds, however, the Fund, as a registered closed-end investment fund, can offer shares without limiting the number of Eligible Investors that can participate in its investment program.  The structure of the Fund is designed to permit sophisticated investors that desire to invest in a portfolio of investment funds to do so without making the more substantial capital commitment that would be required to invest directly in multiple investment funds and without subjecting the Fund to the limitations on the number of Eligible Investors faced by many of those funds.

INVESTMENT OBJECTIVE, POLICIES AND STRATEGIES

The Fund's investment objective is to seek long-term risk-adjusted returns that are attractive as compared to those of traditional public equity and fixed income markets.  There can be no assurance that the Fund will achieve its objective.  The investment objective is not fundamental and the Board may change the Fund's investment objective without shareholder approval.

The Fund pursues its investment objective using a multi-manager, fund-of-funds approach by investing predominantly in non-affiliated collective investment vehicles, including privately-offered investment funds commonly known as hedge funds and publicly traded funds, including exchange-traded funds and mutual funds ("Underlying Funds"), which utilize one or more investment or trading strategies, including, without limitation, long-only equity and/or fixed income, relative value, event driven, long/short equity and/or fixed income, managed futures and global macro strategies.

Underlying Funds are managed by outside parties (the "Underlying Fund Managers") that invest in or trade in a range of investments that is without limit, but may include equities and fixed income securities, currencies, derivative instruments (including, but not limited to, futures and forward contracts, swaps, and call and put options), and commodities.  Underlying Funds may employ leverage and hedging strategies as well as pay their Underlying Fund Managers performance fees or a performance allocation on gains. "Leverage" refers to strategies intended to multiply the potential for return on an investment.  Such strategies generally involve the use of borrowed capital, or margin.

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The Fund invests without restriction as to Underlying Fund legal entity type, market capitalization or country of domicile.  The Fund also invests without restriction as to the country, capitalization, credit quality, currency or debt maturity and structure of individual securities or derivatives held through Underlying Funds.  The majority of the Fund's investments will be purchased in private placements and are not publicly traded or are traded in over-the-counter markets that have less liquidity than exchange-traded securities.  Consequently, the majority of the Fund's investments are illiquid.

In addition to or in lieu of investing in an Underlying Fund, the Advisor may, from time to time, seek to engage one or more investment sub-advisors.  Any sub-advisor chosen by the Advisor will be paid by the Fund on only the portion of Fund assets allocated to any such sub-advisor.

The Fund has engaged SKBA Capital as sub-advisor.

SKBA Capital intends to invest according to a value-oriented investment strategy and seeks to achieve long-term capital appreciation by investing in what they believe are undervalued equity securities.  SKBA Capital's strategy is also designed to provide meaningful current income by investing in equities with dividend yields in excess of the market.

Additionally, the Fund may, under limited circumstances, invest or trade directly in securities and financial instruments for hedging or liquidity purposes.

The Advisor believes that the Fund's investment program offers Eligible Investors the following potential features: the spreading of risk across a number of investment strategies, Underlying Fund Managers, Underlying Funds, and markets; professional identification, research, evaluation, selection, and monitoring of the services of a select group of Underlying Fund Managers; the ability to invest with established Underlying Fund Managers who may be generally unavailable to new investors or who require a minimum account size that is higher than most individual investors would be willing or able to commit to; and administrative convenience.

Investment Process.   The Advisor selects Underlying Funds that it believes present the best opportunity for achieving long-term, risk-adjusted returns.

Selection

The Underlying Fund selection process begins with an analysis of the record of past Underlying Fund performance and a thorough understanding of the Underlying Fund Managers and their investment style.  The Advisor has developed a robust process for evaluating, selecting, and monitoring Underlying Fund Managers.

The Advisor currently intends to consider the following factors as part of its screening process for the selection of Underlying Funds, although the factors considered from time to time or with respect to any one or more Underlying Funds may vary and may include only some or none of the factors listed below or other factors that are not listed below:

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•	Underlying Fund and Underlying Fund Manager's risk adjusted performance over various time periods and market cycles;
•	Underlying Fund Manager's reputation, experience, stability and training;
•	Underlying Fund Manager's articulation of, and adherence to, its clearly defined investment philosophy;
•	Underlying Fund Manager's skill, knowledge and use of traditional and/or non-traditional investment techniques;
•	Underlying Fund Manager's adherence to and effectiveness of its risk management process; and
•	Underlying Fund's liquidity terms and fee structure.
Attractive Long-Term Risk-Adjusted Investment Performance

The Advisor seeks to choose Underlying Fund Managers that it believes will produce attractive long-term risk-adjusted performance returns over a full market cycle.

Clearly Defined Investment Philosophy

The Advisor's experience is that understanding an Underlying Fund Manager's investment philosophy not only allows a better understanding of that Underlying Fund Manager's expected rate of return, but it will also advance the Fund's overall portfolio construction.  Generally, the more clearly defined the investment philosophy, the more comfortable the Advisor is with its decision to invest the Fund's assets with a given Underlying Fund Manager.

Management Stability and Committed Investment Professionals

The Advisor believes the ability to generate attractive risk-adjusted returns over a full market cycle, especially when the application of sophisticated non-traditional investment techniques is involved, is dependent upon the performance of committed investment professionals.  No matter how appealing the investment concept, attractive risk-adjusted returns can only be generated by committed people operating in a stable environment.

Skilled Application of Non-Traditional Investment Techniques

The Advisor believes that attractive risk-adjusted investment returns can sometimes be found outside traditional investment strategies that rely on relative performance against public market equity and fixed income benchmarks.  Where applicable, the Fund generally invests its assets with Underlying Fund Managers who use "non-traditional" investment approaches, which often seek to take advantage of market inefficiencies and other factors in order to outperform the underlying markets of their investments.

Monitoring

Once selected, the performance of each Underlying Fund Manager is regularly reviewed, and new Underlying Fund Managers are identified and considered on an on-going basis.  Additionally, the allocation of the Fund's assets among Underlying Funds, Underlying Fund Managers, approaches and styles will be regularly monitored and, when required by performance results or changing economic conditions, adjusted.  Ongoing monitoring activities to be performed by the Advisor may include:

•	Review current status and developments in Underlying Funds and their investments;

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•	Monitor changes in Underlying Fund portfolio management teams;
•	Attend conference calls and/or meetings with Underlying Fund Managers;
•	Monitor Underlying Fund Managers for compliance with applicable terms and conditions; and
•	Monitor Underlying Fund Managers for strategy drift.
The Advisor monitors each Underlying Fund and maintains contact with each Underlying Fund Manager in order to continually assess its strategy and results.  The Advisor may redeem from an Underlying Fund and re-allocate assets among other strategies and managers, when a better Underlying Fund or strategy becomes available or if an Underlying Fund's performance or Underlying Fund Manager is deemed unsatisfactory.

Underlying Fund Strategies.  The Underlying Fund Managers employ a variety of investment strategies to generate investment returns.  Underlying Funds may employ leverage and derivatives-based or securities-based hedging strategies.  Although the scope of Underlying Funds' strategies is wide and new strategies in which the Fund may invest may emerge in the future, the target strategies of the Fund presently include, but are not limited to, the following strategies:

Relative Value

Relative value strategies attempt to take advantage of relative pricing discrepancies between various instruments, including equities, fixed income, options and futures.  Underlying Fund Managers may use mathematical, fundamental or technical analysis to determine misvaluations.  Securities may be mispriced relative to an underlying security, related securities, groups of securities, or the overall market.  Relative value investments may be available only cyclically or not at all.  Furthermore, if assumptions used in the research and analysis of relative value investments are incorrect or if the model used to evaluate such investments is flawed, relative value strategies may be unsuccessful.  Sub-strategies include, without limitation, the following:

Equity Market Neutral or Statistical Arbitrage. Underlying Funds that employ equity market neutral or statistical arbitrage strategies purchase certain equity securities and simultaneously sell short other equity securities in an attempt to isolate risk to the relative value of one security or basket of securities as compared to another security or basket of securities and eliminate general market risk.  Generally, Underlying Fund Managers that use fundamental analysis to establish the relative values of the securities in their portfolios are categorized as equity market neutral, while those who use quantitative models to establish the relative values are categorized as statistical arbitrage.

Capital Structure Arbitrage is utilized by Underlying Fund Managers to exploit perceived pricing inefficiencies within a company's capital structure.  An Underlying Fund Manager employing capital structure arbitrage analyzes the various securities issued by a company, including common and preferred equity, convertible securities, various forms of senior and junior (typically unsecured) fixed income, and then establishes a long position in a security that is more attractive on a relative basis to another security in which a short position is established.  In a successful trade, the long security appreciates in price relative to the shorted security and the Underlying Fund Manager then closes the trade at a profit.  This strategy is market neutral because it can be profitable even if both securities decline in value (as long as the shorted security declines more than the purchased security).  Companies that are distressed are often targets of this strategy because of the potential for significantly different recovery values for different types of securities in the event of a bankruptcy, but healthy companies with complex balance sheets are also fertile ground for capital structure arbitrage trades.

Convertible Arbitrage involves the purchase of a convertible fixed income or preferred equity instrument (an instrument that is effectively a bond or has a fixed obligation of repayment with an embedded equity option, non-detachable warrant or equity-linked or equity-indexed note) concurrent with the short sale of, or a short over-the-counter derivative position in, the common stock of the issuer of such fixed income instrument.  Investment returns are driven by a combination of an attractive coupon or dividend yield, interest on the short position and the level of the underlying stock's volatility (which directly affects the option value of the security's conversion feature).

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Volatility Arbitrage entails the use of derivative investments and can be used on both a stand-alone basis and as a hedging strategy in conjunction with other investment strategies. As a stand-alone strategy, domestic or global single security options, index options and/or options on futures contracts are used to exploit anomalies in the pricing of volatility in related assets.  There are several well-defined related securities and/or asset classes that volatility arbitrage Underlying Fund Managers typically follow to determine when they are out of their historical trading ranges.  By continually monitoring these relationships, an Underlying Fund Manager can identify when the securities or asset classes trade out of their normal trading range and can put a trade on when there has not been a fundamental, or exogenous, change in the relationship.  As an adjunct strategy, these same derivative instruments can be used to manage risk and enhance returns on investments made utilizing other strategies.  Use of derivatives often relies on extensive quantitative modeling, volatility estimation and proprietary in-house trading models.

Fixed Income Arbitrage is designed to identify and exploit anomalous (typically based on historical trading ranges) spreads in the prices of functionally equivalent or substitutable securities.  Such disparities, or spreads, are often created by imbalances in supply and demand of different types of issues (for example, U.S. Government Agency securities relative to U.S. Treasuries).  An example of a fixed income arbitrage position consists of a long position in the higher yielding, and therefore lower priced, security and a short position in the lower yielding, higher priced security.  For example, U.S. Government Agency securities of a similar duration to U.S. Treasuries have over time established a relatively well-defined trading range and carry a higher interest rate or yield.  When U.S. Government Agency securities trade at a discount to this range (e.g., when there is discussion about whether U.S. Government Agency securities should continue to receive a U.S. government guarantee), U.S. Government Agency securities will trade at a higher than normal discount to U.S. Treasuries (reflected by a higher current yield in U.S. Government Agency securities).  Accordingly, an Underlying Fund Manager may buy the U.S. Government Agency securities and then short the U.S. Treasuries.  If the spread narrows or becomes more in line with historical norms, the Underlying Fund Manager generates a profit by closing its position.  In general, these fixed income investments are structured with the expectation that they will be non-directional and independent of the absolute levels of interest rates.  As this interest rate exposure is hedged out, these strategies generally exhibit little to no correlation to the broader equity and bond markets.  There can be no assurance that any such hedging techniques will be successful or that the hedging employed by an Underlying Fund Manager will not have the negative effect of lowering overall returns, or creating losses, in the portfolio or with respect to the applicable position.  Investment banks may allow an Underlying Fund to use significant leverage in these positions (particularly if the instruments are investment grade corporate securities or government securities).  Depending on the level of leverage and the duration of the position(s), the resulting loss of capital could be significant.

Event Driven

Event-driven strategies are designed to profit from changes in the prices of securities of companies facing a major corporate event.  The goal of an event-driven strategy is to identify securities, which may include common or preferred stock as well as many types of fixed income, with a favorable risk-reward ratio based on the probability that a particular event will occur.  Such events include mergers and acquisitions as well as restructurings, spin-offs and significant litigation (e.g., tobacco or patent litigation).  Sub-strategies include, without limitation, the following:

Merger or Risk Arbitrage involves taking short and long investment positions, respectively, in the stock of acquiring and target companies upon the announcement of an acquisition offer. Acquisitions are typically paid for in stock, cash or a combination thereof. Thus, when an acquisition is announced, the acquiring company ("Acquirer") will establish a price per share of the company being acquired ("Target") in cash (per share cash price), stock (a share ratio is established) or a combination thereof.  Typically, the Target traded for less than the price being paid (in either cash or stock) prior to the announcement. When the announcement is made, the Target's stock price will typically increase but still trade at a discount to the price being offered by the Acquirer. This discount – and the size of the discount – is principally a function of three factors: (a) the risk that the acquisition will close, (b) the timeframe for closing (i.e., the time value of money), and (c) the amount of liquidity or capital being deployed by merger arbitrageurs and other investors. Accordingly, if a merger arbitrageur or investor believes that the risk of the acquisition not closing is not significant relative to the returns that can be generated by the "spread" between the current stock price of the Target and the price being offered by the Acquirer, the merger arbitrageur or investor will generally buy shares of the Target and short shares of the Acquirer in a stock for stock transaction. When the deal closes, the risk premium vanishes and the profit is the spread. This strategy is somewhat cyclical, since it requires a supply of corporate mergers and acquisitions to deploy capital.

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Distressed or Special Situation investments include investments in securities issued by companies that are experiencing difficult business conditions, including bankruptcy. In many cases, securities issued by such companies over-correct and trade at levels below their value in a liquidation or acquisition scenario. Special Situations investments are similar to distressed investments in that they are typically made in securities that the buyer perceives to be undervalued for one reason or another; however, these companies are not in, and do not appear to be on the brink of, bankruptcy. An example of a special situations trade is the purchase of a security issued by a company that an Underlying Fund Manager believes is a likely acquisition target.

Substantial transaction failure risks are involved in event-driven strategies.  Similarly, substantial risks are involved in investments in companies facing negative publicity or uncertain litigation. Thus, there can be no assurance that any expected transaction will take place, that negative publicity will not continue to affect a company or that litigation will be resolved in a company's favor. Certain transactions are dependent on one or more factors to become effective, such as market conditions which may lead to unexpected positive or negative changes in a company profile, shareholder approval, regulatory and various other third party constraints, changes in earnings or business lines or shareholder activism as well as many other factors.  No assurance can be given that the transactions entered into will result in a profitable investment or that it will not result in substantial losses.

Long/Short Equity and Fixed Income

Long/short equity/fixed income strategies generally seek to produce returns from investments in the global equity and/or fixed income markets.  These strategies are generally focused on absolute returns and the trades implemented in the strategy generally capitalize on the Underlying Fund Manager's views and outlooks for specific markets, regions, sectors, or securities. While these strategies involve both long and short positions in various equity and/or fixed income securities, the Underlying Fund Manager's positions will generally reflect a specific view about the direction of a market.  Unlike traditional equity or fixed income funds, the directional view relates less to the absolute direction of the market and more toward the specific positions (longs versus shorts) held within a portfolio (nonetheless, an Underlying Fund Manager may take a directional position that relates to the absolute direction of the market).  In addition to making shifts in markets, regions, sectors or securities, Underlying Fund Managers have the flexibility to shift from a net long to a net short position, but in general will maintain a net long exposure.  An exception is for those Underlying Fund Managers that are classified as short sellers, who maintain a consistent net short exposure in their portfolio, meaning that significantly more capital supports short positions than is invested in long positions (if any is invested in long positions at all).  Unlike long positions, which one expects to rise in value, short positions are taken in those securities the portfolio manager anticipates will decrease in value.  Long/short equity/fixed income Underlying Fund Managers may be generalists or may specialize in various areas, including, but not limited to, market sectors, geographies, or a certain segment of the market.  There can be no assurance that the valuation assumptions utilized in establishing a long and/or short position in a particular security will prove to be correct or that the strategy will be implemented correctly.

Long Equity and Fixed Income

Similar to long/short equity and/or fixed income described above, Underlying Fund Managers employing this strategy generally do not engage in short selling or hedging of the market risks associated with their investments, but rather inherent in these strategies is the risk associated with the equity and/or fixed income markets as a whole, in addition to the risks described in "Long/Short Equity and Fixed Income" described above.  In certain instances, an Underlying Fund Manager may raise cash as a means of taking a negative view on the market in an attempt to mitigate a portion of the market risk associated with this strategy.

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Managed Futures

Managed futures strategies involve speculative trading in futures, forwards and options thereon.  Underlying Fund Managers may trade portfolios of instruments in U.S. and non-U.S. markets in an effort to capture passive risk premiums, and attempt to profit from anticipated trends in market prices. These Underlying Fund Managers generally rely on either technical or fundamental analysis or a combination thereof in making trading decisions and attempting to identify price trends. They may attempt to structure a diversified portfolio of liquid futures contracts, including, but not limited to, stock index, interest rate, metals, energy and agricultural futures markets.  Participation in a market that is either volatile or trendless could produce substantial losses for an Underlying Fund.  Failure to identify trends or to exit a market position after a trend matures could also produce substantial losses for an Underlying Fund.

Global Macro

Global macro strategies typically seek to generate income and/or capital appreciation through a portfolio of investments focused on macro-economic opportunities across numerous markets and instruments.  These strategies rely on the use of, among other things, cash and derivative markets, each of which bear their own risks, as well as certain assumptions about global macro-economic trends. There can be no assurance that such macro-economic assumptions will prove to be correct.  Global macro managers may employ relative value, event driven, long/short and other strategies or trading approaches.  Trading positions are generally held both long and/or short in both U.S. and non-U.S. markets. Global macro strategies are generally categorized as either discretionary or systematic in nature and may assume aggressive investment postures with respect to position concentrations, use of leverage, portfolio turnover, and the various investment instruments used.

The descriptions above reflect the Advisor's current expectations regarding the strategies that may be used by the Underlying Funds in which the Fund plans to invest. An Underlying Fund Manager has significant latitude when managing an Underlying Fund it oversees and the Underlying Fund Manager could make changes to the strategy used by an Underlying Fund, or the way the strategy is implemented, while the Fund is invested in the Underlying Fund.

The Fund may invest in securities and utilize financial instruments, including, but not limited to, forward contracts, currency options and interest rate swaps, caps, and floors for hedging purposes: (i) in order to protect against possible changes in the market value of portfolio positions resulting from fluctuations in the securities markets and changes in interest rates, (ii) in order to protect the unrealized gains in the value of portfolio positions, (iii) in order to facilitate the sale of any such investments, (iv) enhance or preserve returns, spreads or gains on any investment in a portfolio, (v) in order to hedge the interest rate or currency exchange rate on any liabilities or assets, (vi) in order to protect against any increase in the price of any securities which purchase is anticipated at a later date, or (vii) for any other reason that USCA deems appropriate. The Fund may also use derivatives, principally put options and futures contracts, and make direct investments to obtain market exposure.  The Fund can use both European-style and American-style options.  The Fund may purchase and sell both exchange traded and over-the-counter options.

This Memorandum contains a list of the fundamental (those that may not be changed without a shareholder vote) investment policies of the Fund under the heading "Investment Objective and Policies."

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Other Information Regarding Investment Strategy

The Fund may, from time to time, take defensive positions that are inconsistent with the Fund's principal investment strategy in attempting to respond to adverse market, economic, political or other conditions. During such times, the Advisor may determine that the Fund should invest up to 100% of its assets in cash or cash equivalents, including money market instruments, prime commercial paper, repurchase agreements, Treasury bills and other short-term obligations of the U.S. Government, its agencies or instrumentalities.  In these and in other cases, the Fund may not achieve its investment objective.  The Advisor may invest the Fund's cash balances in any investments they deem appropriate.  The Advisor expects that such investments will be made, without limitation and as permitted under the 1940 Act, in money market funds, repurchase agreements, U.S. Treasury and U.S. government agency securities, municipal bonds and bank accounts.  Any income earned from such investments is ordinarily reinvested by the Fund in accordance with its investment program.  Notwithstanding the foregoing, given the illiquid nature of the Fund's investments in Underlying Funds, the Fund's ability to take defensive positions may be substantially limited.  Many of the considerations entering into recommendations and decisions of the Advisor and the Fund's portfolio managers are subjective.

The Fund has no current intent to sell securities short, although Underlying Funds may do so.  The Fund does not intend to use leverage through issuing preferred shares or issuing debt instruments.  However, the Board may decide to issue preferred shares or issue debt instruments in the future, subject to the asset coverage requirements of the 1940 Act.  The Fund may borrow for investment purposes, for temporary liquidity, or to finance repurchases of its shares, as permitted under the 1940 Act.  In addition, the Fund may be deemed to incur economic leverage embedded in instruments in which it may invest (for example, the Fund may utilize options or futures to obtain exposure to a security or market at a fraction of the cost (i.e., the premium or margin) that the Fund would otherwise have invested had it chosen to invest directly in that security or market).

The frequency and amount of portfolio purchases and sales (known as the "portfolio turnover rate") will vary from year to year. The portfolio turnover rate is not expected to exceed 100%, but may vary greatly from year to year and will not be a limiting factor when the Advisor deems portfolio changes appropriate.  Although the Fund generally does not intend to trade for short-term profits, the Fund may engage in short-term trading strategies, and securities may be sold without regard to the length of time held when, in the opinion of the Advisor, investment considerations warrant such action.  These policies may have the effect of increasing the annual rate of portfolio turnover of the Fund.  Higher rates of portfolio turnover would likely result in higher brokerage or placement agent commissions and may generate short-term capital gains taxable as ordinary income.  See "Tax Status."

RISK FACTORS

An investment in the Fund's shares is subject to risks.  The value of the Fund's investments will increase or decrease based on changes in the prices of the investments it holds.  This will cause the value of the Fund's shares to increase or decrease.  You could lose money by investing in the Fund.  By itself, the Fund does not constitute a complete investment program.  Before investing in the Fund you should carefully consider the following risks the Fund faces through its investments in Underlying Funds as well as its direct risks faced by investing directly in securities.  There may be additional risks that the Fund does not currently foresee or consider material.  You may wish to consult with your legal or tax advisors, before deciding whether to invest in the Fund.

Credit Risk.  There is a risk that debt issuers or obligors will not make payments, resulting in losses to the Fund.  In addition, the credit quality of securities may be lowered if an issuer's financial condition changes, which may result in the price for such securities declining and losses to the Fund.  Lower credit quality may lead to greater volatility in the price of a security and in shares of the Fund.  Lower credit quality also may affect liquidity and make it difficult to sell the security.  Default, or the market's perception that an issuer is likely to default, could reduce the value and liquidity of securities, thereby reducing the value of your investment in Fund shares.  In addition, default may cause the Fund to incur expenses in seeking recovery of principal or interest on its portfolio holdings.

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Derivatives Risk.  Underlying Funds may invest a percentage of their assets in derivatives, such as futures and options contracts. The use of such derivatives may expose the Fund to additional risks to which it would not be subject if it invested directly in the securities and commodities underlying those derivatives.  The risks associated with the Underlying Funds', and indirectly the Fund's, use of futures, swaps and options contracts include:

•	Experiencing losses that exceed losses experienced by funds that do not use derivatives.
•	There may be an imperfect correlation between the changes in market value of the securities held and the prices of derivatives.
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Although futures and options contracts are generally liquid instruments, under certain market conditions there may not always be a liquid secondary market. As a result, the Underlying Fund may be unable to close out its contracts at a time which is advantageous.

•	Trading restrictions or limitations may be imposed by an exchange, and government regulations may restrict trading in derivatives.
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Because option premiums paid or received by the Underlying Fund are small in relation to the market value of the investments underlying the options, buying and selling put and call options can be more speculative than investing directly in securities.

•	Counterparties to over-the-counter derivatives such as most swaps and certain options may default, resulting in losses.
Underlying Funds may utilize over-the-counter derivatives as part of their investment program, and to the extent they do, they will be subject to counterparty risk (i.e., the risk that the counterparty will not settle a transaction in accordance with agreed terms and conditions because of a dispute over the terms of the contract, or because of a credit or liquidity problem).

Emerging Markets Risk.  Some Underlying Funds may invest in securities located in emerging industrialized or less developed countries. Risks particularly relevant to such emerging markets may include greater dependence on exports and the corresponding importance of international trade, higher risk of inflation, more extensive controls on foreign investment and limitations on repatriation of invested capital, increased likelihood of governmental involvement in, and control over, the economies, decisions by the relevant government to cease its support of economic reform programs or to impose restrictions, and less established laws and regulations regarding fiduciary duties of officers and directors and protection of investors.

Equity Risk.  Common and preferred stock markets can be volatile. In other words, the prices of equity securities can fall rapidly in response to developments affecting a specific company or industry, or to changing economic, political or market conditions.  The Fund's investments may decline in value if the equity markets perform poorly.  There is also a risk that the Fund's investments will underperform either the securities markets generally or particular segments of the securities markets.  Market prices of equity securities in broad market segments may be adversely affected by a prominent issuer having experienced losses, by the lack of earnings, by an issuer's failure to meet the market's expectations with respect to new products or services, or even by factors wholly unrelated to the value or condition of the issuer, such as changes in interest rates.  Preferred stocks pay a fixed stream of income to investors, and this income stream is a primary source of the long-term investment return on preferred stocks.  As a result, the market value of preferred stocks is generally more sensitive to changes in interest rates than the market value of common stocks.  In this respect, preferred stocks share many investment characteristics with debt securities.

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Fixed Income Risk.  When the Fund invests in fixed income securities or obligations, the value of your investment in the Fund will fluctuate with changes in interest rates.  Recently, interest rates have been historically low.  Current conditions may result in a rise in interest rates, which in turn may result in a decline in the value of the fixed income investments.  As a result, for the present, interest rate risk may be heightened.  Typically, a rise in interest rates causes a decline in the value of fixed income securities. In general, the market price of debt securities with longer maturities will increase or decrease more in response to changes in interest rates than shorter-term securities.  Other risk factors include credit risk (the debtor may default) and prepayment risk (the debtor may pay its obligation early, reducing the amount of interest payments).  These risks could affect the value of a particular investment, possibly causing the Fund's share price and total return to be reduced and fluctuate more than other types of investments.

Foreign Investment Risk.  Foreign investing involves risks not typically associated with U.S. investments, including adverse fluctuations in foreign currency values, adverse political, social and economic developments, less liquidity, greater volatility, less developed or less efficient trading markets, political instability, and differing auditing and legal standards.  Investing in emerging markets imposes risks different from, or greater than, risks of investing in foreign developed countries.  Currency market risk results from the price movement of foreign currency values in response to shifting market supply and demand.  Interest rate risk arises whenever a country changes its stated interest rate target associated with its currency.  Country risk arises because virtually every country has interfered with international transactions in its currency. Interference has taken the form of regulation of the local exchange market, restrictions on foreign investment by residents or limits on inflows of investment funds from abroad.  Restrictions on the exchange market or on international transactions are intended to affect the level or movement of the exchange rate. This risk could include the country issuing a new currency, effectively making the "old" currency worthless.

High Yield Risk.  Lower-quality bonds, known as "high yield" or "junk" bonds, present a significant risk for loss of principal and interest.  These bonds offer the potential for higher return, but also involve greater risk than bonds of higher quality, including an increased possibility that the bond's issuer, obligor or guarantor may not be able to make its payments of interest and principal.  If that happens, the value of the bond may decrease, the Fund's share price may decrease and its income may be reduced.  An economic downturn or period of rising interest rates could adversely affect the market for these bonds and reduce the Fund's ability to sell its bonds.  Such securities also may include "Rule 144A" securities, which are subject to resale restrictions.  The lack of a liquid market for these bonds could decrease the Fund's share price.

Issuer and Non-Diversification Risk.  The value of a specific security can perform differently from the market as a whole for reasons related to the investment manager or issuer, such as management performance, financial leverage and reduced demand for the respective products and services.  The Fund's performance may be more sensitive to any single economic, business, political or regulatory occurrence than the value of shares of a diversified investment company because as a non-diversified fund, the Fund may invest more than 5% of its total assets in the securities of one or more issuers.

Leveraging Risk. The use of leverage, such as borrowing money to purchase properties or securities, will cause the Fund or an Underlying Funds to incur additional expenses and significantly magnify losses in the event of underperformance of the assets purchased with borrowed money.  Generally, the use of leverage also will cause the Fund or an Underlying Fund to have higher expenses (primarily interest expenses) than those of funds that do not use such techniques.  In addition, a lender may terminate or refuse to renew any credit facility.  If the Fund or an Underlying Fund is unable to access additional credit, it may be forced to sell investments at inopportune times, which may further depress the returns of the Fund. Underlying Funds may employ unlimited leverage as part of their strategies.

Liquidity Risk.  The Fund is structured as a non-diversified, closed-end management investment company designed primarily for long-term investors and is not intended to be a trading vehicle. An investor should not invest in the Fund if the investor needs a liquid investment. Closed-end funds differ from open-end management investment companies (commonly known as mutual funds) in that investors in a closed-end fund do not have the right to redeem their shares on a daily basis at a price based on net asset value.   Unlike many closed-end investment companies, the Fund's shares are not listed on any securities exchange and are not publicly traded. There is currently no secondary market for the shares and the Fund will not support a secondary market and does not expect that a secondary market will develop.  Limited liquidity is provided to shareholders only through the Fund's repurchase offers. There is no guarantee that shareholders will be able to sell all of the shares they desire in a repurchase offer.  The Fund's investments are also subject to liquidity risk.  Liquidity risk exists when particular investments of the Fund would be difficult to purchase or sell, possibly preventing the Fund from selling such illiquid securities at an advantageous time or price, or possibly requiring the Fund to dispose of other investments at unfavorable times or prices in order to satisfy its obligations. Limitations on the Fund's ability to liquidate its investments in Underlying Funds will limit the Fund's ability to repurchase its shares.  For example, many Underlying Funds impose minimum hold or "lock-up" periods prior to allowing investors to redeem their interests therein, which can be one year or longer.  After expiration of the holding period, redemptions typically are permitted only on a limited basis, such as quarterly, semi-annually or annually, and in certain cases are limited to a specified percentage of the Fund's investment therein.  In addition, Underlying Funds may at times elect to suspend completely or limit redemption rights for an indefinite period of time in response to market turmoil or other adverse conditions.

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Management Risk.  The Advisor's judgments about the attractiveness, value and potential appreciation of securities in which the Fund invests may prove to be incorrect and may not produce the desired results.  The Advisor's investment strategy is subject to risk because Underlying Funds may have lower and/or more volatile returns than other types of investments  The Advisor's allocation of assets between Underlying Funds may not produce the desired returns.

Market Risk.  An investment in the Fund's shares is subject to investment risk, including significant loss of the principal amount invested.  An investment in the Fund's shares represents an indirect investment in the securities owned by the Fund.  The value of these securities, like other market investments, may move up or down, sometimes rapidly and unpredictably.  Underlying Fund investments may be more volatile and/or lower than other segments of the securities market.

Repurchase Policy Risks.  Quarterly repurchases by the Fund of its shares typically will be funded from available cash or sales of portfolio securities or through a line of credit.  However, payment for repurchased shares may require the Fund to liquidate portfolio holdings earlier than the Advisor otherwise would liquidate such holdings, potentially resulting in losses, and may increase the Fund's portfolio turnover. The Advisor may take measures to attempt to avoid or minimize such potential losses and turnover, and instead of liquidating portfolio holdings, may borrow money to finance repurchases of shares. If the Fund borrows to finance repurchases, interest on any such borrowing will negatively affect shareholders who do not tender their shares in a repurchase offer by increasing the Fund's expenses and reducing any net investment income. To the extent the Fund finances repurchase proceeds by selling investments, the Fund may hold a larger proportion of its net assets in less liquid securities.  The Fund's quarterly repurchase offers are a shareholder's only means of liquidity with respect to his or her shares.

Repurchase of shares will tend to reduce the amount of outstanding shares and, depending upon the Fund's investment performance, its net assets. A reduction in the Fund's net assets may increase the Fund's expense ratio, to the extent that additional shares are not sold. In addition, the repurchase of shares by the Fund may be a taxable event to shareholders.  The Fund's quarterly repurchase offers are a shareholder's only means of liquidity with respect to his or her shares.  The shares are not traded on a national securities exchange and no secondary market exists for the shares, nor does the Fund expect a secondary market for its shares to exist in the future.

Risks of Fund of Hedge Fund Structure

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The Fund's performance depends upon the performance of the Underlying Fund Managers and selected strategies, the adherence by such Underlying Fund Managers to such selected strategies, the instruments used by such Underlying Fund Managers and the Advisor's ability to select Underlying Fund Managers and strategies and effectively allocate Fund assets among them.

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The Advisor's ability to properly evaluate the relative success or failure of an Underlying Fund by analyzing information from the relevant Underlying Fund Manager and other sources may be limited due to a lack of transparency associated with Underlying Fund Managers or strategies.

•
Underlying Fund Managers may employ investment strategies that differ from their past practices, are not fully disclosed to the Advisor, and involve risks that are not anticipated by the Advisor, and the information given to the Advisor by an Underlying Fund Manager may be fraudulent or inaccurate or incomplete.

•
Neither the Advisor nor the Board of Trustees will be able to confirm independently the accuracy of valuations provided by Underlying Fund Managers, and to the extent that any subsequently adjusted valuations or revisions to Underlying Fund net asset values adversely affect the Fund's own net asset value, an investor's interest in the Fund may be adversely affected.

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Underlying Funds may hold a portion of their assets in "side pockets" (i.e., a sub-account established by an Underlying Fund in which certain assets (which generally are illiquid or hard to value) are held and segregated from the other assets of the Underlying Fund until a realization event occurs), which may further restrict the liquidity of the Fund's investments in Underlying Funds, and thus investors' investments in the Fund

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Because Underlying Funds will generally custody their assets with brokerage firms that do not separately segregate customer assets, the Fund could be more adversely affected if such a brokerage firm became bankrupt than would be the case if custody of assets were maintained in accordance with the requirements applicable to registered investment companies.

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Investors will bear two layers of fees and expenses: asset-based fees and expenses at the Fund level, and, at the Underlying Fund level, asset-based fees, incentive allocations and additional fees and operating expenses, which may be substantial.

•	Investors will have no right to receive information about the Underlying Funds or Underlying Fund Managers, and will have no recourse against the Underlying Funds or their Underlying Fund Managers.
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An investor who meets the conditions imposed by an Underlying Fund Manager, including investment minimums that may be considerably higher than the Fund's stated minimum investment, may be able to invest directly with the Underlying Fund Manager and avoid the second layer of fees and expenses at the Fund level.

•	Investments in certain Underlying Funds may be subject to lock-up periods or gates, during which the Fund may not withdraw its investment.
•	The Fund and the Underlying Funds in which it invests are subject to risks associated with legal and regulatory changes applicable to hedge funds and to financial institutions generally.
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It is possible that the Fund may be unable to provide tax information to investors without significant delays and investors likely will need to seek extensions on the time to file their tax returns at the federal, state and local level.

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The Fund may not be able to invest in certain Underlying Funds that are oversubscribed or closed, or the Fund may be able to allocate only a limited amount of assets to an Underlying Fund that has been identified as an attractive opportunity.

•
The Fund invests a substantial portion of its assets in Underlying Funds that follow a particular type of investment strategy, which may expose the Fund to the risks of that strategy, and may invest in a number of Underlying Funds, resulting in investment-related expenses that may be higher than if the Fund invested directly in other securities.

•
Many Fund assets will be priced in the absence of a readily available market quotations and may be priced based on determinations of fair value supplied by the Underlying Fund Manager, which may prove to be inaccurate.

•	The Fund may not be able to vote on matters that require the approval of Underlying Fund investors, including matters that could adversely affect the Fund's investment in such Underlying Fund.
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The Fund, upon its redemption of all or a portion of its interest in an Underlying Fund, may receive an in-kind distribution of securities that are illiquid or difficult to value and difficult to dispose of.

•	Underlying Fund returns may exhibit greater correlations among each other or with fixed-income or equity indices than anticipated by the Advisor, particularly during times of general market turmoil.
•	Underlying Funds generally will not be registered as investment companies under the 1940 Act, and, therefore, the Fund and, indirectly, investors, may not avail themselves of 1940 Act protections.
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Underlying Fund Managers may use proprietary investment strategies that are not fully disclosed to the Advisor, which may involve risks under some market conditions that are not anticipated by the Advisor.

•	Underlying Funds located outside of the U.S. or investing outside of the U.S. may be subject to withholding taxes in foreign jurisdictions, which may reduce the performance of the Fund.
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Underlying Fund Managers may charge Underlying Fund investors (such as the Fund) asset-based fees (generally, 1% to 2%) and incentive allocations or fees (generally, 20% to 25%) of an Underlying Fund's net profits, which may create incentives for Underlying Fund Managers to make investments that are riskier or more speculative than in the absence of these fees.

•
Underlying Funds may invest their assets in securities for which trading activity may be dramatically impaired or cease at any time, such as collateralized debt obligations backed by mortgages, asset-backed commercial paper issued by structured investment vehicles and auction rate preferred shares.

•	Underlying Fund Managers may receive compensation for positive performance of the relevant Underlying Fund, even if the Fund's overall returns are negative.
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Underlying Fund Managers make investment decisions independent of the Advisor and each other, which may result in the pursuit of opposing investment strategies or result in performance that correlates more closely with broader market performance.

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Small and Medium Capitalization Company Risk. Many small or small capitalization companies may be newly formed or have limited product lines, distribution channels, and financial and managerial resources. The risks associated with these investments are generally greater than those associated with investments in the securities of larger, more-established companies. This may cause the Fund's NAV to be more volatile when compared to investment companies that focus only on large capitalization companies. Generally, securities of medium and small capitalization companies are more likely to experience sharper swings in market values, less liquid markets, in which it may be more difficult for the Advisor to sell at times and at prices that the Advisor believes appropriate and generally are more volatile than those of larger companies. Compared to large companies, smaller companies are more likely to have (i) less information publicly available, (ii) more limited product lines or markets and less mature businesses, (iii) fewer capital resources, (iv) more limited management depth, and (v) shorter operating histories. Further, the equity securities of smaller companies are often traded over-the-counter and generally experience a lower trading volume than is typical for securities that are traded on a national securities exchange. Consequently, an Underlying Fund may be required to dispose of these securities over a longer period of time (and potentially at less favorable prices) than would be the case for securities of larger companies, offering greater potential for gains and losses and associated tax consequences.

Underlying Funds Risk.  Fund shareholders will bear two layers of fees and expenses: asset-based fees and expenses at the Fund level, and asset-based fees, incentive allocations, performance fees or fees, and expenses at the Underlying Fund level.  Underlying Funds are subject to liquidity risk because they typically only offer periodic redemptions on a monthly, quarterly or annual basis.  They are subject to valuation risk because they will be priced in the absence of a readily available market based on determinations of fair value, which may prove to be inaccurate.  They are subject to leverage risk because there is no regulatory limit on certain types of leverage.  Underlying Funds are not afforded the protections of the 1940 Act.  Underlying Funds may have limited operating histories. For example, they need not have independent boards, may not require shareholder approval of advisory contracts, may change investment objective without notice to investors, may employ leverage higher than other investment vehicles such as a mutual fund, may engage in joint transactions with affiliates, may not have custody of assets protections, and are not obligated to file financial reports with the SEC.  Underlying Funds are subject to specific investment strategy-based risks, depending on the nature of the fund.  They often engage in speculative investment practices such as leverage, short-selling, arbitrage, hedging, derivatives, and other strategies that may increase investment losses.  Short selling is inherently leveraged and may result in significant losses if securities sold short increase in value. Underlying Funds may concentrate their investments in a particular industry or economic sector. To the extent an Underlying Fund invests a significant portion of its assets in securities of companies in the same industry or economic sector, such Underlying Fund is more susceptible to economic, political, regulatory and other occurrences influencing that industry or sector. There is no guarantee that any of the trading strategies used by the managers retained by an Underlying Fund will be profitable or avoid losses.

MANAGEMENT OF THE FUND

Trustees and Officers

The Board is responsible for the overall management of the Fund, including supervision of the duties performed by the Advisor.  The Board is comprised of four trustees.  The Trustees are responsible for the Fund's overall management, including adopting the investment and other policies of the Fund, electing and replacing officers, and selecting and supervising the Fund's investment advisor.  The name and business address of the Trustees and officers of the Fund and their principal occupations and other affiliations during the past five years, as well as a description of committees of the Board, are set forth under "Additional Information about Management of the Fund" below.

Investment Adviser

USCA Asset Management LLC (formerly Condera Advisors, LLC) and its parent company, U.S. Capital Advisors LLC ("U.S. Capital"), are located at 4444 Westheimer Road, Suite G500, Houston, TX  77027. U.S. Capital is deemed to control the Advisor because it owns a majority of its interests.  U.S. Capital is not considered to be controlled by a single person, persons or entity. Condera was founded in 2003 and was acquired by U.S. Capital in October 2013 to provide specialized services in the alternative investment arena.  The U.S. Capital investment team has extensive experience in identifying, evaluating, monitoring and constructing portfolios of hedge funds, including several multi-manager private investment funds. U.S. Capital has operated since 2010 as an integrated financial services boutique that provides a full range of advisory services to several investment funds, including the Fund.  In addition to wealth management and institutional consulting, U.S. Capital has an institutional sales and trading practice, an equity research team, a municipal public finance team, and merchant and investment banking teams.  As of June 30, 2017, U.S. Capital, through its subsidiaries, has assets under advisement of approximately $5.3 billion in investments (including approximately $97 million in assets under management through the Advisor) on behalf of family offices, institutional investors, and high net worth individuals.

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Under the general supervision of the Board, the Advisor carries out the investment and reinvestment of the net assets of the Fund, continuously furnishes an investment program with respect to the Fund, and determines which securities or investments should be purchased, redeemed, sold or exchanged.  In addition, the Advisor assists in the supervision and oversight of the Fund's service providers.  The Advisor furnishes to the Fund office facilities, equipment and personnel for servicing the management of the Fund.  The Advisor compensates all Advisor personnel who provide services to the Fund.  In return for these services, facilities and payments, the Fund has agreed to pay the Advisor as compensation under the Investment Management Agreement a monthly fee equal 0.062% (0.75% on an annualized basis) of the Fund's net asset value, measured as of the end of each month, before giving effect to any purchases or repurchases of shares of the Fund or any distributions by the Fund.  The Advisor may employ research services and service providers to assist in the Advisor's market analysis and investment selection.

A discussion regarding the basis for the Board's most recent renewal of the Investment Management Agreement and Sub-Advisory agreements will be available in the Fund's annual report to shareholders for the period ended March 31, 2018.

Sub-Advisor

The Advisor may, in addition to or in lieu of investing in an Underlying Fund, from time to time, engage one or more investment sub-advisors and place Fund assets in an account directly managed by such sub-advisor.  Any sub-advisor chosen by the Advisor will be paid by the Fund on only the portion of Fund assets allocated to any such sub-advisor.

The Advisor has engaged SKBA Capital Management, LLC ("SKBA Capital"), a registered investment advisor under the Advisers Act, to provide investment sub-advisory services for and to manage certain of the assets of the Fund, subject to the supervision of the Advisor and the Board.

SKBA Capital, 44 Montgomery Street, Suite 3500, San Francisco, CA 94104, was founded in 1989, and is a registered investment advisory firm that manages assets for institutional and private clients.  As of June 30, 2017, the firm had approximately $768 million of assets under management.  SKBA Capital is not considered to be controlled by a single person, persons or entity.

Expense Limitation Agreement

The Advisor and the Fund have entered into an Expense Limitation Agreement under which the Advisor has agreed contractually to waive fees and to pay or absorb the ordinary operating expenses of the Fund (including organizational and offering expenses, but excluding interest, brokerage commissions, extraordinary expenses, sub-advisor fees, and acquired fund fees and expenses such as those of Underlying Funds) to the extent that they exceed 1.75% per annum of the Fund's average monthly net assets, at least through July 31, 2018, unless the Board approves its modification or termination.  In consideration of the Advisor' agreement to limit the Fund's expenses, the Fund has agreed to repay the Advisor in the amount of any fees waived and Fund expenses paid or absorbed, subject to the limitations that: (1) the reimbursement will be made only for fees and expenses incurred not more than three years from the end of the fiscal year in which they were incurred; and (2) the reimbursement may not be made if it would cause the Expense Limitation to be exceeded.  After July 31, 2018, the Expense Limitation Agreement may be renewed upon the mutual agreement of the Advisor and the Board, in the sole discretion of each.

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Portfolio Managers

USCA

David M. Harris

Mr. Harris is a Senior Managing Director with U.S. Capital, overseeing approximately $800 million in assets for institutions and high net worth individuals.  He has more than a quarter of a century of experience in managing complex financial strategies emphasizing capital preservation while maximizing long-term appreciation.  Mr. Harris has served as a Portfolio Manager of the Fund since its inception in July 2015.

Mr. Harris joined U.S. Capital as a Managing Director in December 2010.  Before that he was a Financial Advisor with UBS Financial Services from 2004 to 2010, Smith Barney from 1989 to 2004 and Drexel Burnham from 1978 to 1989.

Mr. Harris attended Swarthmore College and Kalamazoo College and earned his CIMA (Certified Investment Management Analyst®) certification from the Wharton School of Business at the University of Pennsylvania in 2003.

SKBA Capital

Kenneth J. Kaplan, CFA

Mr. Kaplan has held the title of Chairman of SKBA since January 2008.  Mr. Kaplan is Chairman and a founding member of SKBA.  He has been in the industry since 1965.  Mr. Kaplan is a member of the SKBA Investment Strategy team.  Mr. Kaplan received both his undergraduate degree and MBA from Northwestern University.  He is a past President of the CFA Society of San Francisco and a member of the CFA Institute. Mr. Kaplan has served as a Portfolio Manager of the Fund since its inception in July 2015.

Andrew W. Bischel, CFA

Mr. Bischel has held the title of CEO & CIO of SKBA since January 2008.  Mr. Bischel is CEO, Chief Investment Officer and a founding member of SKBA.  He has been in the industry since 1976.  Mr. Bischel is the lead member of the SKBA Investment Strategy team.  Mr. Bischel earned his BS in Mathematics and BA in Economics from the University of California at Davis, and his MBA from California State University at Sacramento.  He is a member of the CFA Society of San Francisco and the CFA Institute. Mr. Bischel has served as a Portfolio Manager of the Fund since its inception in July 2015.

Joshua J. Rothé

Mr. Rothé has held the title of President and Director of Research of SKBA since January 2008.  Mr. Rothé is President and Director of Research.  He has been in the industry since 1991 and joined SKBA in 1994.  Mr. Rothé is a member of the SKBA Investment Strategy team.  Mr. Rothé received his BS in International Business and his MBA with an emphasis in Finance from the University of San Francisco.  Mr. Rothé has passed the Series 65 examination administered by the Financial Industry Regulatory Authority.  He is a member of the CFA Society of San Francisco and the CFA Institute. Mr. Rothé has served as a Portfolio Manager of the Fund since its inception in July 2015.

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Administrator, Accounting Agent and Transfer Agent

USBFS, with offices located at 615 East Michigan Street, Milwaukee, WI  53202, serves as Administrator, Accounting Agent and Transfer Agent.  As the Administrator, Accounting Agent and Transfer Agent to the Fund, USBFS is paid a fee based upon a percentage of the average net assets of the Fund, subject to a minimum annual fee, as well as certain fixed fees and expenses.  During the fiscal period ended March 31, 2016 and March 31, 2017, USBFS earned $92,058 and $127,141, respectively.

Custodian

U.S. Bank, N.A. (the "Custodian"), with principal offices at 1555 North RiverCenter Drive, Suite 302, Milwaukee, WI 53212, serves as custodian for the securities and cash of the Fund's portfolio.  Under a Custody Agreement, the Custodian holds the Fund's assets in safekeeping and keeps all necessary records and documents relating to its duties.  During the fiscal period ended March 31, 2016 and March 31, 2017, the Custodian earned $9,686 and $10,913, respectively.

Other Fund Expenses

The Advisor is obligated to pay expenses associated with providing the services stated in the Investment Management Agreement, including compensation of and office space for its officers and employees connected with investment and economic research, trading, and investment management or administration of the Fund.  The Advisor is obligated to pay the fees of any Trustee who is affiliated with it.

USBFS is obligated to pay expenses associated with providing the services contemplated by the Fund Services Administration Agreement (administration, accounting and transfer agent), including compensation of and office space for its officers and employees and administration of the Fund.

The Fund pays all other expenses incurred in the operation of the Fund, which consist of (i) expenses for legal and independent accountants' services, (ii) costs of printing proxies, share certificates, if any, and reports to shareholders, (iii) charges of the custodian and transfer agent, (iv) fees and expenses of independent Trustees, (v) printing costs, (vi) membership fees in trade association, (vii) fidelity bond coverage for the Fund with respect to its officers and Trustees, (viii) errors and omissions insurance for the Fund's officers and Trustees, (ix) any brokerage costs, (x) taxes, (xi) costs associated with the Fund's quarterly repurchase offers, (xii) servicing fees, (xiii) extraordinary or non-recurring expenses, and (xiv) other expenses properly payable by the Fund. The expenses incident to the offering and issuance of shares to be issued by the Fund will be recorded as a reduction of capital of the Fund attributable to the shares.

The Investment Management Agreement authorizes the Advisor to select brokers or dealers (including affiliates) to arrange for the purchase and sale of portfolio securities, including principal transactions.  Any commission, fee or other remuneration paid to an affiliated broker or dealer is paid in compliance with the Fund's procedures adopted in accordance with Rule 17e-1 under the 1940 Act.

Control Persons

A control person is one who owns, either directly or indirectly, more than 25% of the voting securities of a company or acknowledges the existence of control.  As of February 28, 2018, no shareholder controlled the Fund.

DETERMINATION OF NET ASSET VALUE

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The net asset value of shares of the Fund is determined monthly, as of the close of regular trading on the New York Stock Exchange ("NYSE") (normally, 4:00 p.m., Eastern Time) on the last business day of each calendar month.  Each share will be offered at net asset value.  During the continuous monthly offering, the price of the shares will increase or decrease according to the net asset value of the shares.  In computing net asset value, portfolio securities of the Fund are valued at their current market values determined on the basis of market quotations, if available.  Because market quotations are not typically readily available for the majority of the Fund's securities, they are valued at fair value as determined by the Board.  The Board has delegated the day to day responsibility for determining these fair values in accordance with the policies it has approved to a fair value team of one or more representatives of the Advisor and officer representatives of the Fund.  Fair valuation involves subjective judgments, and it is possible that the fair value determined for a security may differ materially from the value that could be realized upon the sale of the security.  There is no single standard for determining fair value of a security.  Rather, in determining the fair value of a security for which there are no readily available market quotations, the fair value team may consider several factors, including fundamental analytical data relating to the investment in the security, the nature and duration of any restriction on the disposition of the security, the cost of the security at the date of purchase, the liquidity of the market for the security and the recommendation of the Fund's portfolio managers.  The team may also enlist third-party consultants, such as an audit firm or financial officer of a security issuer, on an as-needed basis to assist in determining a security-specific fair value.

The fair value team will provide the Board with periodic reports, no less frequently than quarterly, that discuss the functioning of the valuation process, if applicable to that period, and that identify issues and valuations problems that have arisen, if any.  To the extent deemed necessary, the Board will review any securities valued by the fair value team in accordance with the Fund's valuation policies.  The Board reviews and ratifies the execution of this process and the resultant fair value prices at least quarterly to assure the process produces reliable results.

Non-dollar-denominated securities, if any, are valued as of the close of the NYSE at the closing price of such securities in their principal trading market, but may be valued at fair value if subsequent events occurring before the computation of net asset value have materially affected the value of the securities.  Trading may take place in foreign issues held by the Fund, if any, at times when the Fund is not open for business.  As a result, the Fund's net asset value may change at times when it is not possible to purchase or sell shares of the Fund.  The Fund may use a third-party pricing service to assist it in determining the market value of securities in the Fund's portfolio.  The Fund's net asset value per share is calculated by dividing the value of the Fund's total assets (the value of the securities the Fund holds plus cash or other assets, including interest accrued but not yet received), less accrued expenses of the Fund, less the Fund's other liabilities by the total number of shares outstanding.

For purposes of determining the net asset value of the Fund, readily marketable portfolio securities listed on the NYSE are valued, except as indicated below, at the last sale price reflected on the consolidated tape at the close of the NYSE on the business day as of which such value is being determined.  If there has been no sale on such day, the securities are valued at the mean of the closing bid and asked prices on such day.  If no bid or asked prices are quoted on such day or if market prices may be unreliable because of events occurring after the close of trading, then the security is valued by such method as the Board shall determine in good faith to reflect its fair market value.  Readily marketable securities not listed on the NYSE but listed on other domestic or foreign securities exchanges are valued in a like manner.  Portfolio securities traded on more than one securities exchange are valued at the last sale price on the business day as of which such value is being determined as reflected on the consolidated tape at the close of the exchange representing the principal market for such securities.  Securities trading on the NASDAQ are valued at the closing price.

Readily marketable securities traded in the over-the-counter market, including listed securities whose primary market is believed by the Advisor to be over-the-counter, are valued at the mean of the current bid and asked prices as reported by the NASDAQ or, in the case of securities not reported by the NASDAQ or a comparable source, as the Board deems appropriate to reflect their fair market value.  Where securities are traded on more than one exchange and also over-the-counter, the securities will generally be valued using the quotations the Board believes reflect most closely the value of such securities.

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The valuation of the Fund's investments in Underlying Funds is ordinarily determined based upon valuations provided by the Underlying Fund Managers.  Certain securities in which the Underlying Funds invest may not have a readily ascertainable market price and will be valued by the Underlying Fund Managers at fair value in accordance with procedures adopted by the Underlying Funds.  In this regard, an Underlying Fund Manager may face a conflict of interest in valuing the securities, as their value will affect the Underlying Fund Manager's compensation.  Although the Advisor will review the valuation procedures used by all Underlying Fund Managers, the Advisor will not be able to confirm the accuracy of valuations provided by the Underlying Fund Manager and valuations provided by the Underlying Fund Manager generally will be conclusive with respect to the Fund.  In addition, the net asset values or other valuation information received by the Fund from an Underlying Fund and used in calculating the Fund's net asset value will include estimates that may be subject to later adjustment or revision by the Underlying Fund Manager.  Any such adjustment or revision will either increase or decrease the net asset value of the Fund at the time that the Fund is provided with information regarding the adjustment.  The Fund does not expect to restate its previous net asset values to reflect an adjustment or revision by an Underlying Fund.  In the unlikely event that an Underlying Fund does not report a fiscal period end value to a Fund on a timely basis, the Fund would determine the fair value of the Underlying Fund based on the most recent value reported by the Underlying Fund, as well as any other relevant information available at the time the Fund values its portfolio.

With respect to any portion of the Fund's assets that are invested in one or more open-end management investment companies registered under the 1940 Act, each mutual fund's net asset value is calculated based upon the net asset values of those open-end management investment companies, and the prospectuses for these companies explain the circumstances under which those companies will use fair value pricing and the effects of using fair value pricing.

CONFLICTS OF INTEREST

As a general matter, certain conflicts of interest may arise in connection with a portfolio manager's management of a fund's investments, on the one hand, and the investments of other accounts for which the portfolio manager is responsible, on the other.  For example, it is possible that the various accounts managed could have different investment strategies that, at times, might conflict with one another to the possible detriment of the Fund.  Alternatively, to the extent that the same investment opportunities might be desirable for more than one account, possible conflicts could arise in determining how to allocate them.  Other potential conflicts might include conflicts created by specific portfolio manager compensation arrangements, and conflicts relating to selection of brokers or dealers to execute Fund portfolio trades and/or specific uses of commissions from Fund portfolio trades (for example, research, or "soft dollars", if any).  The Advisor has adopted policies and procedures and, where possible, has structured portfolio manager compensation in a manner reasonably designed to safeguard the Fund from being negatively affected as a result of any such potential conflicts.

REPURCHASES AND TRANSFERS OF SHARES

No Right of Redemption

No shareholder will have the right to require the Fund to redeem its shares. No public market exists for the shares, and none is expected to develop.  Consequently, shareholders will not be able to liquidate their investment other than as a result of repurchases of shares by the Fund, as described below.  An investment in the Fund is therefore suitable only for investors who can bear the risks associated with the limited liquidity of the shares.

Repurchases of Shares

The Fund may from time to time repurchase shares from shareholders in accordance with written tenders by shareholders at those times, in those amounts, and on those terms and conditions as the Board may determine in its sole discretion.  Each such repurchase offer will generally be limited to up to 25% of the net assets of the Fund.  In determining whether the Fund should offer to repurchase shares from shareholders, the Board will consider the recommendations of the Advisor.  Notwithstanding the foregoing, the Board may temporarily suspend the repurchase program at any time and shareholders cannot require the Fund to repurchase their shares.  The Advisor expects that, generally, it will recommend to the Board that the Fund offer to repurchase shares from shareholders quarterly, with such repurchases to occur on the first business day following each March 31, June 30, September 30 and December 31.  Each repurchase offer will generally commence approximately 130 days prior to the applicable repurchase date.

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In determining whether to accept a recommendation to conduct a repurchase offer at any such time, the Board will consider the following factors, among others:

•	whether any shareholders have requested to tender shares to the Fund;
•	the liquidity of the Fund's assets (including fees and costs associated with redeeming or otherwise withdrawing from Underlying Funds);
•	the investment plans and working capital and reserve requirements of the Fund;
•	the relative economies of scale of the tenders with respect to the size of the Fund;
•	the history of the Fund in repurchasing shares;
•	the availability of information as to the value of the Fund's investments in Underlying Funds;
•	the existing conditions of the securities markets and the economy generally, as well as political, national or international developments or current affairs;
•	any anticipated tax consequences to the Fund of any proposed repurchases of shares; and
•	the recommendations of the Advisor.
The Fund will repurchase shares from shareholders pursuant to written tenders on terms and conditions that the Board determines to be fair to the Fund and to all shareholders.  When the Board determines that the Fund will repurchase shares, notice will be provided to shareholders describing the terms of the offer, containing information shareholders should consider in deciding whether to participate in the repurchase opportunity and containing information on how to participate.  Shareholders deciding whether to tender their shares during the period that a repurchase offer is open may obtain the Fund's net asset value per share by contacting the Advisor during the period.  If a repurchase offer is oversubscribed by shareholders who tender shares, the Fund may repurchase a pro rata portion of the shares tendered by each shareholder, extend the repurchase offer, if necessary, and increase the amount of shares that the Fund is offering to purchase to an amount it believes sufficient to accommodate the excess shares tendered as well as any shares tendered during the extended offer, or take any other action with respect to the repurchase offer permitted by applicable law.

Repurchases of shares from shareholders by the Fund will be paid in cash following issuance of notes as described below.  Repurchases will be effective after receipt and acceptance by the Fund of eligible written tenders of shares from shareholders by the applicable repurchase offer deadline.  The Fund does not impose any charges in connection with repurchases of shares.

In light of liquidity constraints associated with the Fund's investments in Underlying Funds and the fact that the Fund may have to effect redemptions from Underlying Funds in order to pay for shares being repurchased, the Fund expects to employ the following repurchase procedures:

•
Each repurchase offer will generally commence approximately 130 days prior to the applicable repurchase date.  A shareholder choosing to tender shares for repurchase must do so by the applicable deadline, which generally will be 90 to 100 days before the date as of which shares are to be repurchased (the "Notice Date Deadline").  Shares will be valued as of the Valuation Date, which is generally expected to be the last business day of each calendar quarter (i.e., March 31, June 30, September 30 and December 31).  Tenders will be revocable upon written notice to the Fund up to the Notice Date Deadline.  If a repurchase offer is extended, the Notice Date Deadline will be extended accordingly.

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•
Promptly after the Notice Date Deadline, the Fund will give to each shareholder whose shares have been accepted for repurchase a promissory note (the "Promissory Note"), entitling the shareholder to be paid an amount equal to the value, determined as of the Valuation Date, of the repurchased shares.  The determination of the value of shares as of the Valuation Date is subject to adjustment based upon the results of the next annual audit of the Fund's financial statements.

•	The Promissory Note, which will be non-interest bearing and non-transferable, is expected to contain terms providing for payment at two separate times.
•
The initial payment in respect of the Promissory Note (the "Initial Payment") will be in an amount equal to at least 90% of the estimated value of the repurchased shares, determined as of the Valuation Date.  The Initial Payment will be made as of the later of (1) a period of within 30 days after the Valuation Date, or (2) if the Fund has requested redemptions of its capital from any Underlying Funds in order to fund the repurchase of shares, within ten business days after the Fund has received at least 90% of the aggregate amount redeemed by the Fund from the Underlying Funds.

•
The second and final payment in respect of the Promissory Note (the "Post-Audit Payment") is expected to be in an amount equal to the excess, if any, of (1) the value of the repurchased shares, determined as of the Valuation Date and based upon the results of the annual audit of the Fund's financial statements for the year in which the Valuation Date occurs, over (2) the Initial Payment.  It is anticipated that the annual audit of the Fund's financial statements will be completed within 60 days after the end of each fiscal year of the Fund and that the Post-Audit Payment will be made promptly after the completion of the audit.

Given the repurchase procedures described above, (i) shareholders will have to decide whether to request that the Fund repurchase their shares without the benefit of knowing the value of their shares on the repurchase date, (ii) there will be a substantial period of time between the date on which shareholders must submit a request to have their shares repurchased and the date by which they can expect to receive payment for their shares from the Fund, and (iii) shareholders whose shares are accepted for repurchase bear the risk that the Fund's net asset value may fluctuate significantly between the time that they submit their repurchase request and the repurchase date.

If modification of the Fund's repurchase procedures as described above is deemed necessary to comply with regulatory requirements, the Board will adopt revised procedures reasonably designed to provide shareholders substantially the same liquidity for shares as would be available under the procedures described above.  The Fund is subject to certain Underlying Funds' initial holding periods beginning at the time of the Fund's initial investment in an Underlying Fund, during which the Fund may not redeem its investment, and certain Underlying Funds may limit the timing and the amount the Fund may redeem from an Underlying Fund.  In addition, certain Underlying Funds may at times elect to suspend completely or limit withdrawal rights for an indefinite period of time in response to market turmoil or other adverse conditions.  During such periods, the Fund thus may not be able to liquidate its holdings in such Underlying Funds in order to meet repurchase requests.  In addition, should the Fund seek to liquidate its investment in an Underlying Fund that maintains a side pocket arrangement (in general, a type of account utilized by private funds to segregate illiquid assets from those that have more liquidity), the Fund might not be able to fully liquidate its investment without delay, which could be considerable.  The Fund may need to suspend or postpone repurchase offers if it is not able to dispose of its interests in Underlying Funds in a timely manner.

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Upon its acceptance of tendered shares for repurchase, the Fund will monitor the balance of cash, liquid securities and interests in Underlying Funds that the Fund has requested be redeemed (or any combination of them) relative to the unpaid dollar amount of Promissory Notes issued to shareholders tendering shares, and may need to adjust the amount of liquid securities and/or interests in Underlying Funds to be sold to satisfy payment to of such Promissory Notes due to fluctuations in the value of such liquid securities and interests in Underlying Funds.  Payment for repurchased shares may require the Fund to liquidate portfolio holdings earlier than the Advisor would otherwise have caused these holdings to be liquidated, potentially resulting in losses, and may increase the Fund's investment-related expenses as a result of higher portfolio turnover rates, early redemption penalties, and other costs and expenses.  The Advisor intends to take measures, subject to policies as may be established by the Board, to attempt to avoid or minimize potential losses and expenses resulting from the repurchase of shares.

A shareholder tendering for repurchase only a portion of the shareholder's shares will be required to maintain an account balance of at least $100,000 after giving effect to the repurchase.  If a shareholder tenders an amount that would cause the shareholder's account balance to fall below the required minimum, the Fund reserves the right to repurchase all of a shareholder's shares at any time if the aggregate value of such shareholder's shares is, at the time of such compulsory repurchase, less than the minimum initial investment applicable for the Fund.  This right of the Fund to repurchase shares compulsorily may be a factor which shareholders may wish to consider when determining the extent of any tender for purchase by the Fund.

The Fund may also repurchase shares of a shareholder without consent or other action by the shareholder or other person if the Fund determines that:

•
the shares have been transferred or have vested in any person other than by operation of law as a result of the death, bankruptcy, insolvency, adjudicated incompetence or dissolution of the shareholder;

•
ownership of shares by a shareholder or other person is likely to cause the Fund to be in violation of, require registration of any shares under, or subject the Fund to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

•
continued ownership of shares by a shareholder may be harmful or injurious to the business or reputation of the Fund, the Board, the Advisor or any of their affiliates, or may subject the Fund or any shareholder to an undue risk of adverse tax or other fiscal or regulatory consequences;

•	any of the representations and warranties made by a shareholder or other person in connection with the acquisition of shares was not true when made or has ceased to be true;
•
with respect to a shareholder subject to special laws or regulations, the shareholder is likely to be subject to additional regulatory or compliance requirements under these special laws or regulations by virtue of continuing to hold any shares; or

•	it would be in the best interests of the Fund for the Fund to repurchase the shares.

In the event that the Advisor or any of its affiliates holds shares in the capacity of a shareholder, the shares may be tendered for repurchase in connection with any repurchase offer made by the Fund.

The Fund may cancel an offer to repurchase shares (an "Offer"), amend the Offer or postpone the acceptance of tenders made pursuant to the Offer if: (a) the Fund would not be able to liquidate portfolio securities in a manner that is orderly and consistent with the Fund's investment objective and policies in order to purchase shares tendered pursuant to the Offer; (b) there is, in the judgment of the Board any: (i) legal action or proceeding instituted or threatened challenging the Offer or otherwise materially adversely affecting the Fund; (ii) declaration of a banking moratorium by Federal or state authorities or any suspension of payment by banks in the United States or a state that is material to the Fund; (iii) limitation imposed by Federal or state authorities on the extension of credit by lending institutions; (iv) suspension of trading on any organized exchange or over-the-counter market where the Fund has a material investment; (v) commencement of war, significant increase in armed hostilities or other international or national calamity directly or indirectly involving the United States that is material to the Fund; (vi) material decrease in the net asset value of the Fund from the net asset value of the Fund as of commencement of the Offer; or (vii) other event or condition that would have a material adverse effect on the Fund or its investors if shares tendered pursuant to the Offer were purchased; or (c) the Board determines that it is not in the best interest of the Fund to purchase shares pursuant to the Offer.  However, there can be no assurance that the Fund will exercise its right to extend, amend or cancel the Offer or to postpone acceptance of tenders pursuant to the Offer.

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The Fund is permitted to borrow money to meet repurchase requests.  Borrowing by the Fund involves certain risks for shareholders.  Repurchase of shares by the Fund are subject to certain regulatory requirements imposed by SEC rules.  Notwithstanding the foregoing, the Fund may postpone payment of the repurchase price and may suspend repurchases during any period or at any time.

Transfers of Shares

Shares may be transferred only:

•	by operation of law as a result of the death, bankruptcy, insolvency, adjudicated incompetence or dissolution of a shareholder; or
•	under certain limited circumstances, with the written consent of the Fund, which may be withheld in its sole discretion and is expected to be granted, if at all, only under extenuating circumstances.
The Fund generally will not consent to a transfer of shares by a shareholder unless the transfer is to a transferee that represents that it is an Eligible Investor and after the transfer, the value of the shares held in the account of each of the transferee and transferor is at least $100,000. A shareholder transferring shares may be charged reasonable expenses, including attorneys' and accountants' fees, incurred by the Fund in connection with the transfer.  In connection with any request to transfer shares, the Fund may require the shareholder requesting the transfer to obtain, at the shareholder's expense, an opinion of counsel selected by the Fund as to such matters as the Fund may reasonably request.

In subscribing for shares, a shareholder agrees to indemnify and hold harmless the Fund, the Board, the Advisor, each other shareholder and any of their affiliates against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which those persons may become subject by reason of, or arising from, any transfer made by that shareholder in violation of these provisions or any misrepresentation made by that shareholder or a substituted shareholder in connection with any such transfer.

Involuntary Repurchases by the Fund

The Fund may redeem the shares of a shareholder or any person acquiring shares from or through a shareholder under certain circumstances, including if: ownership of the shares by the shareholder or other person will cause the Fund or the Advisor to be in violation of certain laws or any of the representations and warranties made by a shareholder in connection with the acquisition of the shares was not true when made or has ceased to be true.  Additionally, the Fund may, at any time, repurchase at NAV shares of a shareholder, or any person acquiring shares from or through a shareholder, if: the shares have been transferred or have vested in any person other than by operation of law as the result of the death, dissolution, bankruptcy or incompetency of a shareholder; ownership of the shares by the shareholder or other person will cause the Fund to be in violation of, or require registration of the shares, or subject the Fund to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction; continued ownership of the shares may be harmful or injurious to the business or reputation of the Fund or may subject the Fund or any shareholders to an undue risk of adverse tax or other fiscal consequences; the shareholder owns shares having an aggregate NAV less than an amount determined from time to time by the Trustees; or it would be in the interests of the Fund, as determined by the Board, for the Fund to repurchase the shares.  The Advisor may tender for repurchase in connection with any repurchase offer made by the Fund shares that it holds in its capacity as a shareholder.

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DISTRIBUTION POLICY

Distribution Policy

The Fund has no present intention of making periodic distributions of its net income or gains, if any, to shareholders. The amount and times of distributions, if any, will be determined in the sole discretion of the Board. Whether or not distributions are made, shareholders will be required each year to report their distributive share of the Fund's taxable income or loss on their individual tax filings.

The Board reserves the right to change the distribution policy from time to time.

U.S. FEDERAL INCOME TAX MATTERS

The following is a summary of certain aspects of the taxation of the Fund that should be considered by a potential purchaser of shares in the Fund.  A complete discussion of all tax aspects of an investment in the Fund is beyond the scope of this Memorandum.  The following summary is only intended to identify and discuss certain tax issues.

This summary of certain tax considerations applicable to the Fund is considered to be a correct interpretation of existing laws and regulations in force on the date of this Memorandum.  No assurance can be given that changes in existing laws or regulations or their interpretation will not occur after the date of this Memorandum or that any such future guidance or interpretation will not be applied retroactively.

The following summary is not intended as a substitute for careful tax planning.  The tax matters relating to the Fund are complex and are subject to varying interpretations.  Moreover, the effect of existing income tax laws and of proposed changes in income tax laws on shareholders will vary with the particular circumstances of each shareholder.  Accordingly, each prospective investor must consult with and rely solely on the prospective investor's professional tax advisers with respect to the tax results of the prospective investor's investment in the Fund.  In no event will the Advisor, their respective affiliates, counsel or other professional advisers be liable to any shareholder for any federal, state, local or other tax consequences of an investment in the Fund, whether or not such consequences are as described below.

Notwithstanding anything to the contrary in this Memorandum, each shareholder (and each employee, representative, or other agent of such shareholder, as applicable) may disclose to any and all persons, without limitation of any kind, the U.S. federal and state tax treatment and tax structure of the transactions described herein or contemplated hereunder and all materials of any kind that are provided to the shareholder relating to such tax treatment and tax structure.  For this purpose, "tax structure" is limited to facts relevant to the U.S. federal and state tax treatment of the transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisers.

Classification of the Fund

Under the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury Regulations promulgated thereunder ("Regulations"), as in effect on the date of this Memorandum, so long as the Fund complies with the Memorandum and does not make an election to be taxed as a corporation, the Fund expects to be classified for U.S. federal income tax purposes as a partnership and not as an association taxable as a corporation.

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The Fund has not sought and will not seek a ruling from the IRS or a tax opinion with respect to its status as a partnership.  If the Fund were to be classified as an association taxable as a corporation, the taxable income of the Fund would be subject to corporate income taxation when recognized by the Fund, and distributions from the Fund to the shareholders would be treated as dividend income when received by the shareholders to the extent of the current or accumulated earnings and profits of the Fund.  In addition, profits and losses realized by the Fund would not directly flow through to the shareholders.

Certain "publicly traded partnerships" are treated as associations that are taxable as corporations for U.S. federal income tax purposes.  A "publicly traded partnership" is any partnership the interests in which are traded on an established securities market or are readily tradable on a secondary market (or the substantial equivalent thereof).  Under the Regulations, interests in a partnership are readily tradable on a secondary market (or the substantial equivalent thereof) if taking into account all of the facts and circumstances, the partners are readily able to buy, sell or exchange their partnership interests in a manner that is economically comparable to trading on an established securities market.   Shares in the Fund will not be traded on an established securities market.  Regulations concerning the classification of partnerships as publicly traded partnerships provide certain safe harbors under which interests in a partnership will not be considered readily tradable on a secondary market (or the substantial equivalent thereof).  Depending on the number of shareholders, the Fund may qualify for a safe harbor exemption for partnerships that are offered to investors in a private placement.  The Fund will not qualify for this safe harbor under the Regulations if the Fund has more than one hundred (100) shareholders, taking into account as shareholders persons who are owners of trusts, partnerships and other pass through entities that hold shares.  Under the Regulations, certain plans of withdrawal of partnership interests may cause a partnership to be treated as a "publicly traded partnership."  Under the Memorandum, the Fund has sole discretion to refuse to allow a shareholder to withdraw its shares if such withdrawal would, in the Fund's opinion, cause the Fund to be treated as a "publicly traded partnership."  The Fund expects that under the facts and circumstances test set forth in the Regulations, the shares should not be readily tradable on a secondary market (or the substantial equivalent thereof) and therefore, the Fund expects not to be treated as a "publicly traded partnership" under the Regulations.  However, the Fund has not sought, and will not seek, a ruling from IRS or a tax opinion with respect to whether the Fund is a "publicly traded partnership If the Fund were treated as a "publicly traded partnership", then the shareholders would be subject to the tax consequences discussed in the preceding paragraph regarding additional taxes imposed on the Fund's income, its distributions being treated as dividends, and the inability of the shareholders to deduct losses of the Fund.

In addition, the Board believes that the Fund will avoid treatment as a "publicly traded partnership" by qualifying for the passive-type income exception found in the Code.  In order to meet the exception, the Advisor intends that at least ninety percent (90%) of the Fund's gross income for any taxable year will consist of "qualifying income."  "Qualifying income," for the purposes of the exception, includes interest, dividends and gains from the sale or disposition of stock, securities or foreign currencies.

It is assumed in the following discussion of tax considerations that the Fund will be taxed as a partnership for U.S. federal income tax purposes.

Taxation of Fund Operations

If the Fund is treated as a partnership for U.S. federal income tax purposes, the Fund will not be subject to U.S. federal income tax.  The Fund will file an annual partnership information return with the IRS.  Each shareholder is required to report separately on the shareholder's income tax return the respective distributive share of the Fund's net long‑term capital gain or loss, net short‑term capital gain or loss, net ordinary income, deductions and credits.  The Fund may utilize a variety of investment and trading strategies, which produce both short‑term and long‑term capital gain (or loss), as well as ordinary income (or loss).  The Fund will send annually to each shareholder a form showing its respective distributive share of the Fund items of income, gain, loss deduction or credit.

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Each shareholder will be subject to tax, and liable for such tax, on its distributive share of the Fund's taxable income or gains regardless of whether the shareholder has received, or will receive, any distribution of cash from the Fund.  The Fund is not obligated and does not intend to make any cash distributions to the shareholder each year.  Thus, in any particular year, a shareholder's distributive share of taxable income or gain from the Fund (and, possibly, the taxes imposed on that income) could exceed the amount of cash, if any, it receives or is entitled to withdraw from the Fund.

Under Section 704 of the Code, a shareholder's distributive share of any Fund item of income, gain, loss deduction or credit is governed by the Memorandum unless the allocation provided by the Memorandum does not have "substantial economic effect." The Regulations promulgated under Section 704(b) of the Code provide certain "safe harbors" with respect to allocations which, under the Regulations, will be deemed to have substantial economic effect.  The validity of an allocation which does not satisfy any of the "safe harbors" of these Regulations is determined by taking into account all facts and circumstances relating to the economic arrangements among the shareholders.  While no assurance can be given, the allocations provided by the Memorandum should have substantial economic effect and should be sustained under the facts and circumstances test.  However, if it were determined by the IRS or otherwise that the allocations provided in the Memorandum with respect to a particular item do not have substantial economic effect, each shareholder's distributive share of that item would be determined for tax purposes in accordance with that shareholder's interest in the Fund, taking into account all facts and circumstances.

A shareholder's distributive share of the Fund's losses (including a capital loss) will be allowed only to the extent of the adjusted tax basis of such shareholder's interest in the Fund at the end of such Fund's tax year in which such loss occurred.  Any excess of such loss over such adjusted tax basis will be allowed as a deduction at the end of the Fund's tax year in which the shareholder's adjusted tax basis is increased by a capital contribution or an allocation of income or gain.

Cash distributions and withdrawals, to the extent they (i) do not exceed a shareholder's adjusted tax basis in its interest in the Fund, and (ii) do not represent a relinquishment of a shareholder's interest in "unrealized receivables" (including untaxed market discount) (as determined under the Regulations), should not result in taxable gain to that shareholder, but will reduce the adjusted tax basis in the shareholder's interest in the Fund by the amount distributed or withdrawn.  Cash distributed to a shareholder in excess of the adjusted tax basis of the respective shareholder's interest in the Fund is generally taxable either as capital gain or ordinary income, depending on the circumstances.

A distribution of property from a partnership is generally not taxable, except that a distribution consisting of "marketable securities"(as defined under Section 731(c)(2) of the Code) generally is recharacterized as a distribution of cash (rather than property) unless the distributing partnership is an "investment partnership" and the recipient is an "eligible partner" within the meaning of Section 731(c)(3)(C) of the Code.  The Fund will determine at the appropriate time whether the Fund qualifies as an "investment partnership" and if the shareholder is an "eligible partner."  A shareholder will qualify as an "eligible partner" if, prior to the Fund's distribution of "marketable securities," the shareholder's contributions to the Fund consisted solely of cash. If the Fund qualifies as an "investment partnership," a distribution of "marketable securities" to a shareholder who is an "eligible partner" will be treated as a distribution of property and not recharacterized as a distribution of cash.

In the event a shareholder withdraws all of the capital in its capital account from the Fund, the Board may, in its sole discretion, allocate specially an amount of the Fund's taxable gains or losses to the withdrawing shareholder to the extent that the shareholder's capital account exceeds, or is less than, its federal income tax basis in its interest in the Fund.  There can be no assurance that, if the Fund makes such a special allocation, the IRS will accept such allocation.  If such allocation is successfully challenged by the IRS, the Fund's gains allocable to the remaining shareholders would be increased.

A shareholder receiving a cash liquidating distribution from the Fund, in connection with a complete withdrawal from the Fund, generally will recognize capital gain or loss to the extent of the difference between the proceeds received by the shareholder and the shareholder's adjusted tax basis in its interest in the Fund.  The capital gain or loss will be short-term or long-term, depending upon the shareholder's holding period for its Fund interest.  A withdrawing shareholder will, however, recognize ordinary income to the extent the shareholder's allocable share of the Fund's "unrealized receivables" exceeds the shareholder's basis in the unrealized receivables (as determined under the Regulations).  For these purposes, accrued but untaxed market discount, if any, on securities held by the Fund will be treated as an unrealized receivable, with respect to which a withdrawing shareholder would recognize ordinary income. Moreover, interest may be imputed as ordinary income on the amount of any promissory note received by a shareholder in exchange for some or all of its shares.

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Pursuant to various "anti-deferral" provisions of the Code (the "Subpart F" and "passive foreign investment company" ("PFIC") provisions), investments by the Fund in certain foreign corporations may cause a shareholder to (i) recognize taxable income prior to the Fund's receipt of distributable proceeds, (ii) pay an interest charge on receipts that are deemed as having been deferred, or (iii) recognize ordinary income that, but for the "anti-deferral" provisions, would have been treated as long-term or short-term capital gain.  In particular, although the Fund will attempt to monitor its investments in order to determine whether or not it has invested in any PFICs, it is not always possible to determine whether or not a particular non-U.S. company is a PFIC.

If the Fund invests in a PFIC, a shareholder may be able to make an election to have the PFIC treated as a qualified electing fund ("QEF"), in which event such shareholder will avoid certain of the potential adverse consequences referred to above, and instead will be taxed currently on its proportionate share of the ordinary earnings and net long term capital gains of the PFIC, whether or not the earnings or gains are distributed.  However, there is no assurance that the Fund will be able to obtain from any company that is a PFIC the necessary information, on an annual basis, in order to permit shareholders in the Fund to file an election with the IRS to treat any such PFIC as a QEF.  A shareholder also may have the option to elect to mark stock in a PFIC to market at the end of every year, provided the PFIC stock is considered "marketable" under applicable regulations.  All such mark-to-market gains and losses (to the extent allowed) will be considered ordinary income.  However, this election may not be available for certain types of investments made by the Fund.

The Foreign Account Tax Compliance Act ("FATCA") imposes withholding at a 30% rate on certain payments to (i) a foreign financial institution unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meet certain other specified requirements or (ii) a non-financial foreign entity that is the beneficial owner of the payment unless (a) such entity is a publicly traded corporation or other exempt payee, or (b) such entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity meets certain other specified requirements. Transition relief (i) exempts certain "grandfathered obligations" outstanding on July 1, 2014 from FATCA withholding and (ii) delays FATCA withholding on gross proceeds from the sale or other disposition of stock or debt to amounts paid after December 31, 2016.  Potential investors must consult their tax advisors regarding the possible implications of FATCA for their investment in the Fund's stock.

Limitations on Losses and Deductions

Section 465 of the Code limits certain taxpayers' losses from certain activities to the amount they are "at risk" in the activities.  Taxpayers subject to the "at risk" rules are individuals, S corporations and certain closely‑held corporations.  The activities subject to the "at risk" limitations are all activities engaged in by a taxpayer in carrying on a trade or business or for the production of income.  A shareholder subject to the "at risk" rules will not be permitted to deduct in any year losses arising from such shareholder's interest in the Fund to the extent the losses exceed the amount he is considered to have "at risk" in the Fund at the close of that year.

A taxpayer is considered to be "at risk" in any activity to the extent of its cash contribution to the activity, its adjusted tax basis in other property contributed to the activity and its personal liability for repayments of amounts borrowed for use in the activity.  With respect to amounts borrowed for use in the activity, the taxpayer is not considered to be "at risk" even if its is personally liable for repayment if the borrowing was from a person who has an "interest" in the activity other than an interest as a creditor.  Even if a taxpayer is personally liable for repayment of amounts borrowed for use in the activity, and even if the amount borrowed is borrowed from a person whose only interest in the activity is an interest as a creditor, a taxpayer will not be considered "at risk" in the activity to the extent its investment in the activity is protected against loss through nonrecourse financing, guarantees, stop loss agreements, or other similar arrangements.

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Each shareholder will be at risk initially for the amount of his capital contribution.  A shareholder's amount "at risk" will be increased by its income from the Fund and will be decreased by its losses from the Fund and distributions to it.  If a shareholder's amount "at risk" decreases to zero, it can take no further losses until it has an "at risk" amount to cover the losses.  A shareholder is subject to a recapture of losses previously allowed to the extent that its amount "at risk" is reduced below zero (limited to loss amounts previously allowed to the shareholder over any amounts previously recaptured).  The potential recapture effects of distributions of Fund debts, if any, are uncertain.

The Code restricts the deductibility of losses from a "passive activity" against certain income that is not derived from a passive activity.  This restriction applies to individuals, personal service corporations and certain closely held corporations.  Under Regulations, "portfolio income" earned by the Fund generally will not constitute income or loss from a passive activity.  Generally, "portfolio income" includes (1) interest, dividends, annuities and royalties not derived from an ordinary trade or business, (2) gains and losses (other than derived in the ordinary course of a trade or business) from the disposition of property that either produces the kind of income described in (1) above or is held for investment.  Passive losses from other sources generally may not be deducted against a shareholder's share of such income and gain from the Fund.  Income or loss attributable to the Fund's investment in a partnership engaged in a non-securities trade or business may, however, constitute passive activity income or loss.

All securities held by the Fund will be marked to market at the end of each Accounting Period and the net gain or loss from marking to market will be reported as income or loss for financial statement presentation and capital account maintenance purposes.  This treatment is inconsistent with the general tax rule applicable to many securities transactions that a transaction does not result in gain or loss until it is closed by an actual sale or other disposition.  The divergence between such accounting and general tax treatments frequently may result in substantial variation between financial statement income (or loss) and taxable income (or loss) reported by the Fund.

To the extent that the Fund has interest expense, a non‑corporate shareholder will likely be subject to the "investment interest expense" limitations of Section 163(d) of the Code.  Investment interest expense is interest paid or accrued on indebtedness incurred or continued to purchase or carry property held for investment.  The deduction for investment interest expense is limited to net investment income (i.e., the excess of investment income over investment expenses).  Excess investment interest expense that is disallowed is not lost permanently but may be carried forward to succeeding years subject to the Section 163(d) limitation.  Net capital gain (i.e., net long‑term capital gain over net short‑term capital loss) on property held for investment and qualified dividends are only included in investment income to the extent the taxpayer elects to subject some or all of such gain to taxation at ordinary income tax rates.  If some or all of the Fund's operations do not constitute a trade or business for purposes of Section 163(d) of the Code, then the Section 163(d) limitations will apply at the partner level with regard to the Fund's interest expense.  Whether all or any portion of the Fund's operations constitutes a trade or business is a question of fact.  As the Fund's operations may encompass a variety of strategies, the Fund cannot predict to what extent its operations will constitute a trade or business.  Further, even if the Fund's operations constitute a trade or business, the position may possibly be taken by IRS that the investment interest expense, while subject to the Section 163(d) limitation, is not an itemized deduction.

Section 265(a)(2) of the Code disallows any deduction for interest paid by a taxpayer on indebtedness incurred or continued for the purpose of purchasing or carrying tax‑exempt obligations.  The IRS has announced that such purpose will be deemed to exist with respect to indebtedness incurred to finance a "portfolio investment," and that a limited partnership interest will be regarded as a "portfolio investment."  Therefore, if the Fund holds tax‑exempt obligations, the IRS might take the position that all or part of the interest paid by such shareholder in connection with the purchase of each respective shareholder's shares should be viewed as incurred to enable such shareholder to continue carrying tax‑exempt obligations, and that such shareholder should not be allowed to deduct all or a portion of such interest.

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Under Section 67 of the Code, for a non-corporate shareholder certain miscellaneous itemized deductions are allowed only to the extent they exceed a "floor" amount equal to 2% of adjusted gross income.  If, or to the extent that, the Fund's operations do not constitute a trade or business within the meaning of Section 162 and other provisions of the Code, a non-corporate shareholder's distributive share of the Fund's investment expenses, other than investment interest expense, would be deductible only as miscellaneous itemized deductions, subject to the 2% floor.  In addition, under Section 68 of the Code the ability of an individual with an adjusted gross income in excess of specified amounts to deduct certain itemized deductions is restricted.  Under such provision, investment expenses in excess of 2% of adjusted gross income may only be deducted to the extent such excess expenses (along with certain other itemized deductions not including investment interest expense) exceed the lesser of (i) 3% of the excess of the individual's adjusted gross income over the specified amount or (ii) 80% of the amount of such itemized deductions otherwise allowable for the taxable year.  Moreover, investment interest expenses which are miscellaneous itemized deductions are not deductible by a non-corporate taxpayer in calculating its alternative minimum tax liability.

A shareholder may only deduct the shareholder's share of the Fund's losses (including capital losses) only to the extent of such shareholder's adjusted tax basis in the shareholder's interest in the Fund.  Capital losses generally may be deducted only to the extent of capital gains, except for non‑corporate taxpayers who are allowed to deduct $3,000 ($1,500 for married taxpayers filing separate returns) of excess capital losses per year against ordinary income.  Corporate taxpayers may carry back unused capital losses for three (3) years and may carry forward such losses for five (5) years; non‑corporate taxpayers may not carry back unused capital losses but may carry forward unused capital losses indefinitely.

The Fund is generally required to adjust its tax basis in its assets in respect of all shareholders in the case of distributions that result in a "substantial basis reduction" (i.e., in excess of $250,000) in respect of the Fund's property.  The Fund is also required to adjust its tax basis in its assets in respect of a transferee shareholder in the case of a sale or exchange of an interest, or a transfer upon death, when there exists a "substantial built in loss" (i.e., in excess of $250,000) in respect of Fund property immediately after the transfer.  For this reason, the Fund will require (i) a shareholder who receives a distribution from the Fund in connection with a complete withdrawal, (ii) a transferee of an interest (including a transferee in case of death) and (iii) any other shareholder in appropriate circumstances, to provide the Fund with any information necessary to allow the Fund to comply with its obligations to make basis adjustments.

Tax Treatment of Fund's Investments

The Fund is expected to be treated as a partnership for Federal income tax purposes.  Assuming that the Fund is treated as a partnership for Federal income tax purposes, it will not be subject to Federal income tax, but it will be required to file an annual partnership information return with IRS reporting the results of its operations.  The Fund's income will include its allocable share of the income, gain, loss, deduction and credit of its partnership investments.

The Fund expects that the Fund will act as a trader or investor, and not as a dealer, with respect to the Fund's securities transactions.  A trader and an investor are persons who buy and sell securities for their own accounts, whereas a dealer is a person who purchases securities for resale to customers rather than for investment or speculation.  As noted above, unless otherwise indicated, references in the discussion to the tax consequences of the Fund's investments, activities, income, gain and loss include the direct investments, activities, income, gain and loss of the Fund.  If the Fund were considered a dealer or trader in commodities, the Fund generally would be eligible to use mark to market accounting for federal income tax purposes with respect to the Fund's commodities investments under Section 475 of the Code.  If the Fund were considered a dealer in securities, it would generally be required to use mark-to-market accounting, and if the Fund were considered a trader in securities, the Fund generally would be eligible to elect to use mark to market accounting for federal income tax purposes with respect to the Fund's investments under Section 475 of the Code.  If the Fund were required to use mark-to-market accounting, or if the Fund were to elect for the Fund to use mark-to-market accounting for federal income tax purposes, gains and losses from the Fund's commodities and/or securities investments would generally be treated as ordinary income and loss for federal income tax purposes.  The following discussion assumes that the Fund acts as a trader or as an investor and is not required to, and does not elect to, use mark-to-market accounting for federal income tax purposes under Section 475 of the Code.

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Generally, gains and losses realized by a trader or an investor on the sale of securities are capital gains and losses.  The Fund thus expects that the Fund's gains and losses from its securities transactions typically will be capital gains and capital losses.  These capital gains and losses may be long-term or short-term depending, in general, upon the length of time the Fund maintains a particular investment position and, in some cases, upon the nature of the transaction.  Property held for more than one year generally will be eligible for long-term capital gain or loss treatment.  Special rules, however, apply to the characterization of capital gain realized with respect to certain regulated futures contracts, non-U.S. currency forward contracts and certain options contracts that qualify as (or qualify for treatment as) "Section 1256 Contracts," which are described below.  The application of certain rules relating to short sales, to so-called "straddle" and "wash sale" transactions and to certain non-U.S. regulated contracts and options contracts may serve to alter the manner in which the Fund's holding period for a security is determined or may otherwise affect the characterization as short-term or long-term, and also the timing of the realization, of certain gains or losses.  Moreover, the straddle rules and short sale rules may require the capitalization of certain related expenses of the Fund.

Gain or loss from a short sale of property is generally considered as capital gain or loss to the extent the property used to close the short sale constitutes a capital asset in the Fund's hands.  Except with respect to certain situations where the property used by the Fund to close a short sale has a long‑term holding period on the date of the short sale, special rules would generally treat the gains on short sales as short‑term capital gains.  These rules may also terminate the running of the holding period of "substantially identical property" held by the Fund.  Moreover, a loss on a short sale will be treated as a long‑term capital loss if, on the date of the short sale, "substantially identical property" has been held by the Fund for more than twelve (12) months.

In the case of "Section 1256 contracts", the Code generally applies a "mark-to-market" system of taxing unrealized gains and losses on such contracts and otherwise provides for special rules of taxation.  A Section 1256 contract includes certain regulated futures contracts, certain foreign currency contracts and certain options contracts ("Section 1256 contracts").  A "regulated futures contract" means a contract (1) with respect to which the amount required to be deposited and the amount which may be withdrawn depends upon a system of marking to market, and (2) which is traded on, or subject to the rules of, a qualified board or exchange.  A "foreign currency contract" means a contract (1) which requires delivery of, or the settlement of which depends on the value of, a foreign currency which is a currency in which positions are also traded through "regulated futures contracts," (2) which is traded on the interbank market, and (3) which is entered into at arm's length at a price determined by reference to the price on the interbank market.  A "nonequity option" means any listed option which is not an "equity option" (i.e., an option to buy or sell stock or the value of which is determined directly or indirectly by reference to any stock or any narrowly based security index (as defined in Section 3(a)(55) of the Securities Exchange Act of 1934)).

The Dodd-Frank Act provides that all standardized swap transactions between "swap dealers" and "major swap participants" must be cleared and traded on an exchange or electronic platform.  The Fund may be treated as either a "swap dealer" or a "major swap participant."  Section 721 of the Dodd-Frank Act, defines a "swap" as including, among others, the following types of derivatives: (1) a put, call, cap, floor, collar or similar option of any kind that is for the purchase or sale, or based on the value, of one or more interest or other rates, currencies, commodities, securities, instruments of indebtedness, indices, quantitative measures, or other financial or economic interests or property of any kind;  (2) any agreement, contract, or transaction commonly known as an interest rate swap, a rate floor, a rate cap, a rate collar, a cross-currency rate swap, a basis swap, a currency swap, a foreign exchange swap, a total return swap, an equity index swap, a debt index swap, a debt swap, a credit spread, a credit default swap, a credit swap, a weather swap, an energy swap, a metal swap, an agricultural swap, an emissions swap, and a commodity swap; or (3) an agreement, contract or transaction that is, or in the future becomes, commonly known to the trade as a swap,  As a result of being traded on, or subject to, an exchange, these types of derivatives may be treated as Section 1256 contracts.

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However, Section 1601 of the Dodd-Frank Act amended Section 1256 of the Code to provide that a Section 1256 contract does not include (1) any securities futures contract or option on such contract unless such contract or option is a dealer securities futures contract or (2) any interest rate swap, currency swap, basis swap, interest rate cap, interest rate floor, commodity swap, equity swap, equity index swap, credit default swap, or similar agreement.

Under these rules, Section 1256 contracts held by the Fund at the end of each taxable year of the Fund are treated for Federal income tax purposes as if they were sold by the Fund for their fair market value on the last business day of such taxable year.  The net gain or loss, if any, resulting from such deemed sales (known as "mark-to-market"), together with any gain or loss resulting from termination (or transfer) of the taxpayer's obligations (or rights) with respect to a Section 1256 contract by offsetting, by taking or making delivery, by exercise or being exercised, by assignment or being assigned, by lapse or otherwise, must be taken into account by the Fund in computing its taxable income for such year.  If a Section 1256 contract held by the Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on such sale will be adjusted to reflect the gain or loss previously taken into account under the "mark to market" rules.

Capital gains and losses from Section 1256 contracts generally are characterized as short‑term capital gains or losses to the extent of forty percent (40%) thereof and as long‑term capital gains or losses to the extent of sixty percent (60%) thereof.  Such gains and losses will be taxed under the general rules described above.

The Code allows a taxpayer to elect to offset gains and losses from positions that are part of a "mixed straddle." A "mixed straddle" is any straddle in which one or more but not all positions are Section 1256 contracts and with respect to each position forming part of such straddle is clearly identified, before the close of the day on which the first Section 1256 contract forming part of the straddle is acquired (or such earlier time as the Secretary may prescribe by Regulations), as being part of such straddle.  The Fund may be eligible to elect to establish one or more mixed straddle accounts for certain of its mixed straddle trading positions.

Section 988 of the Code states that any foreign currency gain or loss attributable to a "Section 988 transaction" will be computed separately and treated as ordinary income or loss.  Included in a "Section 988 transaction" is the acquisition of, or becoming an obligor under, a debt instrument, accruing an item of expense or income which is to be paid or received after the date of such accrual, or entering into or acquiring any forward contract, futures contract, option or similar financial instrument where the taxpayer, as a result, is entitled to receive (or required to pay) an amount which is denominated in a foreign currency, or is determined by reference to one or more foreign currencies.  In order to avoid the potential of ordinary income treatment, an election can be made to treat any foreign currency gain or loss attributable to a forward contract, a futures contract or option which is a capital asset (but not part of a straddle) as capital gain or loss.  The Fund may make such election so as to avoid ordinary income treatment.

The Code also provides that entering into a regulated futures contract or non-equity option which would be marked to market under Section 1256 of the Code shall not be considered a "Section 988 transaction," so long as the regulated futures contract or non-equity option is held on the last day of the taxable year ("Section 1256 exception").  The Code allows taxpayers to elect out of the aforesaid Section 1256 exception, and the Fund will make any decision concerning the Section 1256 exception in its sole and absolute discretion.

If any "Section 988 transaction" is part of a "Section 988 hedging transaction" (as defined below), all transactions which are a part of such "Section 988 hedging transactions" shall be integrated and treated as a single transaction or otherwise treated consistently under the Code.  The determination of whether any transaction is a "Section 988 transaction" shall be determined without regard to whether such transaction would otherwise be marked-to-market under Sections 475 or 1256 of the Code, and such term shall not include any transaction with respect to whether an election is made to treat a forward contract, a futures contract or option as capital gain or loss.  A "Section 988 hedging transaction" means any transaction (1) entered into by the taxpayer primarily either (a) to manage the risk of currency fluctuations with respect to property which is held, or to be held, by the taxpayer, or (b) to manage the risk of currency fluctuations with respect to borrowings made, or to be made, or obligations incurred, or to be incurred, by the taxpayer, and (2) identified by the Treasury Secretary or the taxpayer as being a "Section 988 hedging transaction."  If a qualifying debt instrument and a hedging transaction qualify for integrated treatment, then the two are treated as a single synthetic debt instrument that is subject to the original issue discount rules under Section 163(e) and Sections 1272-1288 of the Code.

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Section 1259 of the Code requires that the Fund recognize gain on the constructive sale of any appreciated financial position in stock, a partnership interest, or certain debt instruments.  A constructive sale of an appreciated financial position occurs if, among other things, the Fund (1) enters into a short sale of the same or substantially identical property (a transaction commonly known as a "short sale against the box"), (2) enters into an offsetting notional principal contract with respect to the same or substantially identical property, (3) enters into a futures or forward contract to deliver the same or substantially identical property, (4) in the case of an appreciated financial position that is a short sale or a contract described in subparagraphs (2) or (3) above with respect to any property, acquires the same or substantially identical property, or (5) to the extent prescribed by the Secretary of the Treasury in Regulations, enters into one or more transactions (or acquires one or more positions) that have substantially the same effect as the transaction described in any of subparagraphs (1), (2), (3) or (4) above.  Exceptions to the foregoing apply to certain transactions if (i) the transaction closed within 30 days after the close of the taxable year, (2) the taxpayer holds the appreciated financial position throughout the 60-day period beginning on the date such transaction is closed, and (3) at no time during such 60-day period is the taxpayer's risk of loss with respect to such position reduced by reason of a circumstance which would be described in Section 246(c)(4) of the Code if references to stock included references to such positions.  An exception also applies to transactions involving contracts to sell stock, debt instruments or partnership interests which are not marketable securities as defined in Section 453(f) of the Code if the contract settles within one year.

The IRS may treat certain positions in securities held (directly or indirectly) by a shareholder and its indirect interest in similar securities held by the Fund as "straddles" for federal income tax purposes.  The application of the "straddle" rules in such a case could affect a shareholder's holding period for the securities involved and may defer the recognition of losses with respect to such securities.  In addition, if either of the shareholder's positions in such a transaction is an "appreciated financial position", application of the "straddle" rules may trigger a constructive sale of that position under the rules described above.

Section 1258 of the Code recharacterizes capital gain from a "conversion transaction" as ordinary income, with certain limitations.  Conversion transactions are defined as transactions in which substantially all the expected return is attributable to the time value of money and (a) the transaction consists of the acquisition of property by the taxpayer and a substantially contemporaneous agreement to sell the same or substantially identical property in the future but only if such property was acquired and such contract was entered into on a substantially contemporaneous basis; (b) the transaction qualifies as a "straddle" (within the meaning of Section 1092(c) of the Code); (c) the transaction is one that was marketed or sold to the taxpayer on the basis that it would have the economic characteristics of a loan but the interest‑like return would be taxed as capital gain; or (d) the transaction is described as a conversion transaction in Regulations.  The amount of gain so recharacterized will not exceed "applicable imputed income amount" (as defined under Section 1258(b) of the Code).

Payments of interest on a note, including "qualified stated interest" on a "discount note" (each as defined below), generally will be taxable to a U.S. holder as ordinary interest income at the time such payments are accrued or received in accordance with the U.S. holder's method of accounting for federal income tax purposes.

A note with a term greater than one year may be issued with original issue discount for federal income tax purposes (i.e., a discount note).  Generally, original issue discount will arise if the stated redemption price at maturity (generally, the payments to be made under the note other than payments of qualified stated interest) of a note exceeds its issue price by more than a de minimis amount of at least a quarter of one percent (0.25%) of the stated redemption price at maturity multiplied by the number of complete years to maturity, or if the note has certain interest payment characteristics (e.g., interest holidays, interest payable in debt of the issuer, stepped interest rates or interest rates based upon multiple indices).  The issue price of notes that are issued for cash will be the first price at which a substantial amount of the notes in the issue are sold for money (for this purpose, sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers are ignored).

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"Qualified stated interest" generally is stated interest that is unconditionally payable in cash or property (other than a debt instrument of the issuer) at least annually at a single fixed rate (appropriately taking into account the length of the intervals of the payments), with certain exceptions for lower rates paid during some periods.  If a note is with original issue discount, a U.S. holder will be required to include original issue discount amounts in gross income on an accrual basis using the constant yield to maturity method and, as a result, a shareholder may be required to include these amounts in income in advance of the Fund's receipt of cash payments to which such amounts are attributable.  Any amounts included in income as original issue discount with respect to a note will increase a shareholder's adjusted tax basis in his interest in the Fund.  Correspondingly, any payments of original issue discount by the Fund will reduce a shareholder's adjusted tax basis in his interest in the Fund.

The amount of original issue discount includible in income by a U.S. holder of a note having original issue discount is determined under Section 1272(a) of the Code.  However, Regulations provide special rules for notes that provide for one or more alternative payment schedules applicable upon the occurrence of a contingency or contingencies, including optional redemption, and for notes that are floating rate notes, contingent payment debt instruments, or short-term obligations.  Additionally, a U.S. holder who purchases a discount note for an amount that is greater than its adjusted issue price but equal to or less than its stated redemption price at maturity will be considered to have purchased the note at an acquisition premium.  Under the acquisition premium rules, the amount of original issue discount which the U.S. holder must include in its gross income with respect to the note for any taxable year will be reduced by the portion of the acquisition premium properly allocable to the taxable year.  A U.S. holder who purchases a note for an amount in excess of the note's stated redemption price at maturity (or earlier call date as applicable) will be considered to have purchased the note at a premium.  A U.S. holder may generally elect to amortize this premium over the remaining term of the note (or until the earlier call date) on a constant yield method with a corresponding decrease in its tax basis in the note.  Investors should consult their own tax advisors regarding the application of these rules.

If a note is issued with de minimis original issue discount, the U.S. holder generally must include any de minimis original issue discount in income at maturity unless the U.S. holder elects to treat all interest as original issue discount.  Under the Regulations, a U.S. holder may elect to treat all interest on any note as original issue discount and calculate the amount includable in gross income under the constant yield method.  For the purposes of this election, interest includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium.  If the Fund makes this election for a note with market discount or amortizable bond premium, the election is treated as an election under the market discount or amortizable bond premium provisions and the Fund will be required to amortize bond premium or include market discount in income currently for all of the Fund's other debt instruments with market discount or amortizable bond premium.  The election is to be made for the taxable year in which the Fund acquired the note, and may not be revoked without the consent of the IRS.  Investors should consult with their own tax advisors about this election.  Any amount of de minimis original issue discount that has not been included in income prior to sale, exchange, or retirement of a note will be treated as capital gain.

If the Fund purchases a note other than a discount note, for an amount that is less than its issue price, or in the case of a discount note, for an amount that is less than its adjusted issue price as of the purchase date (i.e., revised issue price), the amount of the difference will be treated as "market discount" for federal income tax purposes, unless the difference is less than a specified de minimis amount.  Under the market discount rules of the Code, the Fund will be required to treat any partial principal payment on or any gain on the sale, exchange, retirement, or other taxable disposition of a note as ordinary income to the extent that any market discount has accrued with respect to the note and was not previously included in income (pursuant to an election by the Fund to include any market discount in income as it accrues) at the time of such disposition.  Market discount is accrued on a straight-line basis unless the Fund elects to accrue market discount under a constant yield method.  If the note is disposed of in a nontaxable transaction (other than a nonrecognition transaction described in Section 1276(c) of the Code), the Fund will include any accrued market discount in ordinary income (generally, as interest) as if the Fund had sold the note at its then fair market value.  In addition, the Fund may be required to defer, until the maturity of the note or its earlier disposition in a taxable transaction, deductions for all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry the note, unless the Fund elects to include market discount in income currently as it accrues.  If an election were made to include market discount in income currently as it accrues, that election would apply to all debt instruments with market discount acquired by the Fund on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

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Except as discussed above, upon the sale, exchange or retirement of a note held by the Fund, a shareholder generally will recognize taxable capital gain or loss equal the shareholder's distributive share of the difference between the amount realized by the Fund on the sale, exchange or retirement of the note and the Fund's adjusted tax basis in the note.  The Fund's adjusted tax basis in a note will equal the Fund's initial investment in the note increased by any original issue discount included in income (and accrued market discount, if any, if the Fund has elected to include market discount in income) and decreased by the amount of any payments made with respect to the note, other than payments of qualified stated interest, and the amount of any amortizable bond premium offset against qualified stated interest with respect to the note.  Except as described above, the gain or loss generally will be long term capital gain or loss if the note is held by the Fund for more than one year.

Under existing case law, a debt instrument issued with a lengthy term, for example, up to fifty (50) years, may be treated as a debt for federal income tax purposes.  However, the IRS has issued a notice that it will scrutinize debt instruments with long maturities, particularly those with substantial equity characteristics.

Tax‑Exempt Investors

If the Fund derives income which would be considered "unrelated business taxable income" ("UBTI"), as defined in Section 512 of the Code, if derived directly by a shareholder which is an organization exempt from tax under Section 501(a) of the Code or an IRA, such shareholder's allocable share of the Fund's income would be subject to tax.  A tax‑exempt organization which is subject to tax on its allocable share of the Fund's UBTI, including an IRA, may also be subject to the alternative minimum tax with respect to items of tax preference which enter into the computation of UBTI.

UBTI is generally the excess of gross income from any unrelated trade or business conducted by an exempt organization (or by a partnership of which the exempt organization is a member) over the deductions attributable to such trade or business.  UBTI generally does not include dividends, interest, annuities, royalties and gain or loss from the disposition of property other than stock in trade or property held for sale in the ordinary course of the trade or business.

While UBTI itself is taxable, the receipt of UBTI by a tax‑exempt entity generally has no effect upon that entity's tax‑exempt status or upon the exemption from tax of its other income.  However, for certain types of tax‑exempt entities, the receipt of any UBTI may have extremely adverse consequences.  In particular, for charitable remainder trusts (defined under Section 664 of the Code), the receipt of any taxable income from UBTI during a taxable year will result in the imposition of an excise tax on the trust equal to the amount of the UBTI.

A tax‑exempt organization under Section 501 (a) of the Code (and an IRA) is also taxed on its, and its allocable share of the Fund's, unrelated debt-financed income pursuant to Section 514 of the Code ("UDFI").  In general, UDFI consists of: (i) income derived by a tax‑exempt organization (directly or through a partnership) from income producing property with respect to which there is "acquisition indebtedness" at any time during the taxable year, and (ii) gains derived by a tax‑exempt organization (directly or through a partnership) from the disposition of property with respect to which there is "acquisition indebtedness."  Such income and gains derived by a tax‑exempt organization from the ownership and sale of debt‑financed property are taxable in the proportion to which such property is financed by "acquisition indebtedness" during the relevant period of time.

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The Fund or an Underlying Fund may use leverage, with the result that a shareholder which is a tax-exempt organization (or an IRA) should expect to be subject to tax on the proportion of its distributive share of the Fund's income that is UDFI.  In addition, to the extent a tax-exempt organization borrows money to finance its investment in the Fund, such organization would be subject to tax on the portion of its income which is UDFI even though such income may constitute an item otherwise excludable from UBTI, such as dividends.

State Taxes

In addition to the federal income tax consequences described above, prospective investors should consider potential state tax consequences of an investment in the Fund.  No attempt is made herein to provide a discussion of such state tax consequences.  State laws often differ from federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit.  A shareholder's distributive share of the taxable income or loss of the Fund generally will be required to be included in determining the reportable income for state tax purposes in the jurisdiction in which he or she is a resident.  Some states require partnerships to withhold state taxes on distributions to shareholders.  Each prospective investor must consult the prospective investor's own tax advisers regarding such state tax consequences.

Other Taxes

For taxable years beginning after December 31, 2012, certain U.S. Persons, including individuals, estates and trusts, will be subject to an additional 3.8% Medicare tax on unearned income.  For individuals, the additional Medicare tax applies to the lesser of (i) "net investment income" or (ii) the excess of "modified adjusted gross income" over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately).  A U.S. Person's net investment income will generally include its interest, dividends and capital gains, unless such interest, dividends or capital gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities).  If you are a U.S. Person that is an individual, estate or trust, you must consult your tax advisors regarding the applicability of the Medicare Tax to your income and gains in respect of your investment in the Fund.

Shareholders may be subject to other taxes, such as the alternative minimum tax, state and local income taxes, and estate, inheritance or intangible property taxes that may be imposed by various jurisdictions.  Each prospective investor should consider the potential consequences of such taxes on an investment in the Fund.  It is the responsibility of each prospective investor to become satisfied as to the legal and tax consequences of an investment in the Fund under state law, including the laws of the state(s) of the prospective investor's domicile and residence, by obtaining advice from the prospective investor's own tax advisers, and to file all appropriate tax returns that may be required.

Tax Elections; Returns; Tax Audits

The Code provides for optional adjustments to the basis of partnership property upon distributions of partnership property to a shareholder and transfers of shares (including by reason of death) provided that a partnership election has been made pursuant to Section 754 of the Code.  The Board, in its sole and reasonable discretion, may cause the Fund to make such an election. Any such election, once made, cannot be revoked without the IRS's consent.

Additionally, Section 734 of the Code provides for a mandatory basis adjustment on distributions by partnerships with substantial built in losses, which could cause the Fund to decrease the basis of assets in such circumstances.

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If the Fund is treated as a securities trader for federal income tax purposes, the Fund may elect to "mark-to-market" its securities at the end of each taxable year, in which case such securities would be treated for federal income tax purposes as though sold for fair market value on the last day of such taxable year.  Such an election would apply to the taxable year for which made and all subsequent taxable years unless revoked with the consent of the IRS.  If the Fund were to make such an election, a portion of the Fund's gains and losses would be considered ordinary income or loss, rather than capital gain or loss.  Since for federal income tax purposes capital losses generally may be deducted only against capital gains, a shareholder may be unable to deduct capital losses realized from other investments and transactions in a taxable year against his share of the Fund's income.

The Fund will decide how to report partnership items on the Fund's tax returns.  Since the Fund may engage in transactions whose treatment for tax purposes is not clear, there is a risk that a claim of tax liability could be asserted against the Fund or its shareholders.  In the event the income tax returns of the Fund are audited by the IRS, the tax treatment of Fund income and deductions generally is determined at the partnership level in a single proceeding rather than by individual audits of the shareholders.  The individual selected by the Board as the "Tax Matters Partner," has considerable authority to make decisions affecting the tax treatment and procedural rights of all shareholders.  In addition, the Tax Matters Partner has the authority to bind certain shareholders to settlement agreements and the right on behalf of all shareholders to extend the statute of limitations relating to the shareholders' tax liabilities with respect to Fund items.

The Treasury Department has adopted Regulations designed to assist the IRS in identifying abusive tax shelter transactions.  In general, the Regulations require investors in specified transactions to satisfy certain special tax filing and record retention requirements. The Regulations, in their current form, are extraordinarily broad in scope and could apply to a holder of an interest in a hedge fund or other ordinary pooled investment vehicle, even though the fund or vehicle (like the Fund) has not been organized to create any tax benefits for its shareholders.  Significant monetary penalties apply to a failure to comply with these tax filing and record retention rules.  In addition, states may have similar tax filing and record retention requirements.

The Treasury Department has indicated that it may issue additional guidance designed to limit the application of the Regulations to investors in non-tax motivated investment vehicles such as the Fund.  However, no assurance can be provided that such Regulations will be issued or will apply to exclude investors in the Fund from the requirements of the Regulations.  In the absence of additional favorable guidance, shareholders in the Fund should assume they could be subject to the special tax filing and record retention rules of the Regulations and should consult their own tax advisors about any applicable tax filing and record retention requirements.  The Fund intends to provide information to shareholders necessary to satisfy any tax filing requirements that may arise as a result of an investment in the Fund.

In addition, if the Fund participates in a transaction that requires disclosure to the IRS, the Fund and other material advisors to the Fund may each be required to file information returns with the IRS, and it may be necessary to maintain a list of investors and a detailed description of the Fund, its activities and the expected U.S. federal income tax consequences to its investors, in addition to certain other information.  If such lists and information must be maintained under the Regulations, it must be available to the IRS for inspection upon its written request.

Other Matters

The Fund may incur certain expenses in connection with its organization of interests.  The Fund may elect to claim a deduction in the taxable year it begins business equal to the lesser of (a) the organizational expenses paid or incurred, or (b) five thousand dollars ($5,000), reduced, but not below zero, by the amount of organizational expenses exceeding fifty thousand dollars ($50,000). The remaining organizational expenses will be amortized over a period of twelve (12) months from the date the Fund commences operations. Amounts paid or incurred to market interests in a partnership (syndication expenses) are not deductible.

Special Considerations for Shareholders who are Not U.S. Persons

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A "U.S. Person" is (a) a citizen or resident of the United States, (b) a corporation, partnership, or other entity organized under the laws of the United States, any state, or the District of Columbia, other than a partnership that is not treated as a U.S. Person under the Regulations, (c) an estate whose income is subject to United States income tax, regardless of its source, or (d) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust, or, to the extent provided in the Regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, that elect to be treated as U.S. Persons.

Assuming that the Fund complies with certain rules and procedures pertaining to the conduct of its affairs (including the assumptions indicated above), it is anticipated that the income of the shareholders who are not U.S. Persons will not be subject to regular U.S. federal income taxes on the basis of net income.  But, shareholders who are not U.S. persons will be directly or indirectly subject to U.S. withholding taxes on some of their income, including fixed or determinable annual or periodical income, such as dividend income, considered to be from U.S. sources.  Generally, capital gains and qualified interest, such as portfolio interest (as defined in Section 871(h) of the Code), should not be subject to U.S. withholding tax.  The U.S. withholding tax rate is generally thirty percent (30%) subject to reduction under applicable tax treaties.  To qualify for the benefits of a tax treaty between the United States and a foreign country, the shareholder claiming the benefits provisions must both be a resident of the treaty country and satisfy the limitation on benefits provisions, as described in the applicable treaty.  A shareholder must provide a completed IRS Form W-8BEN (or IRS Form W-8BEN-E, as applicable) to the Fund to claim treaty benefits.  Although capital gains from the sale of securities should generally not be subject to U.S. withholding tax, the sale of certain securities classified as United States real property interests within the meaning of Section 897 of the Code (including U.S. real property holding corporations) may be subject to U.S. income and withholding taxes.

Future Tax Legislation

Future amendments to the Code, other legislation, new or amended Regulations, administrative rulings or guidance by the IRS, or judicial decisions may adversely affect the federal income tax aspects of an investment in the Fund, with or without advance notice, and retroactively or prospectively.

DESCRIPTION OF CAPITAL STRUCTURE AND SHARES

The Fund is a statutory trust established under the laws of the State of Delaware upon the filing of a Certificate of Trust with the Secretary of State of Delaware on January 13, 2015.  The Fund's Agreement and Declaration of Trust (the "Declaration of Trust") provides that the Trustees may authorize separate classes of shares of beneficial interest. The Trustees have authorized an unlimited number of shares.  The Fund does not intend to hold annual meetings of its shareholders.

Shares

The Declaration of Trust, which has been filed with the SEC, permits the Fund to issue an unlimited number of full and fractional shares of beneficial interest, no par value.  Each share of the Fund represents an equal proportionate interest in the assets of the Fund with each other share in the Fund.  Holders of shares will be entitled to the payment of dividends when, as and if declared by the Board.  The Fund does not currently intend to make dividend distributions to its shareholders.  Each whole share shall be entitled to one vote as to matters on which it is entitled to vote pursuant to the terms of the Declaration of Trust on file with the SEC.  Upon liquidation of the Fund, after paying or adequately providing for the payment of all liabilities of the Fund, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining assets of the Fund among its shareholders.  The shares are not liable to further calls or to assessment by the Fund.  There are no pre-emptive rights associated with the shares.  The Declaration of Trust provides that the Fund's shareholders are not liable for any liabilities of the Fund.  Although shareholders of an unincorporated statutory trust established under Delaware law, in certain limited circumstances, may be held personally liable for the obligations of the Fund as though they were general partners, the provisions of the Declaration of Trust described in the foregoing sentence make the likelihood of such personal liability remote.

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The Fund generally will not issue share certificates.  However, upon written request to the Fund's transfer agent, a share certificate may be issued at the Fund's discretion for any or all of the full shares credited to an investor's account.  Share certificates that have been issued to an investor may be returned at any time.  The Fund's transfer agent will maintain an account for each shareholder upon which the registration of shares are recorded, and transfers, permitted only in rare circumstances, such as death or bona fide gift, will be reflected by bookkeeping entry, without physical delivery.  USBFS will require that a shareholder provide requests in writing, accompanied by a valid signature guarantee form, when changing certain information in an account such as wiring instructions or telephone privileges.

DESCRIPTION OF CAPITAL STRUCTURE AND SHARES

The Fund is an unincorporated statutory trust established under the laws of the State of Delaware upon the filing of a Certificate of Trust with the Secretary of State of Delaware on January 13, 2015. The Fund's Agreement and Declaration of Trust (the "Declaration of Trust") provides that the Trustees of the Fund may authorize separate classes of shares of beneficial interest. The Trustees have authorized an unlimited number of shares. The Fund does not intend to hold annual meetings of its shareholders. The table below describes shares outstanding as of February 28, 2018.

Title of Class	Amount Authorized	Amount Held By Fund	Amount Outstanding
Shares of Beneficial Interest	Unlimited	None	53,292.201 shares

ANTI-TAKEOVER PROVISIONS IN THE DECLARATION OF TRUST

The Declaration of Trust includes provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund or to change the composition of the Board, and could have the effect of depriving the Fund's shareholders of an opportunity to sell their shares at a premium over prevailing market prices, if any, by discouraging a third party from seeking to obtain control of the Fund.  These provisions may have the effect of discouraging attempts to acquire control of the Fund, which attempts could have the effect of increasing the expenses of the Fund and interfering with the normal operation of the Fund.  The Trustees are elected for indefinite terms and do not stand for reelection.  A Trustee may be removed from office without cause only by a written instrument signed or adopted by a majority of the remaining Trustees or by a vote of the holders of at least two-thirds of the class of shares of the Fund that are entitled to elect a Trustee and that are entitled to vote on the matter.  The Declaration of Trust does not contain any other specific inhibiting provisions that would operate only with respect to an extraordinary transaction such as a merger, reorganization, tender offer, sale or transfer of substantially all of the Fund's asset, or liquidation.  Reference should be made to the Declaration of Trust on file with the SEC for the full text of these provisions.

PLAN OF DISTRIBUTION

The Fund's shares are offered for sale through the transfer agent at net asset value.  The Fund may enter into selected dealer agreements with financial intermediaries ("Selling Agents") for the sale and distribution of the Fund's shares.  The Fund is not required to sell any specific number or dollar amount of the Fund's shares, but will use reasonable efforts to sell the shares.  Shares of the Fund will not be listed on any national securities exchange.

The Advisor or its affiliates, in their discretion and from their own resources, may pay additional compensation to Selling Agents in connection with the sale and distribution of Fund shares (the "Additional Compensation").  In return for the Additional Compensation, the Fund may receive certain marketing advantages including access to a Selling Agent's registered representatives, placement on a list of investment options offered by a Selling Agent, or the ability to assist in training and educating the Selling Agent's registered representatives.  The Additional Compensation may differ among Selling Agents in amount or in the manner of calculation: payments of Additional Compensation may be fixed dollar amounts, or based on the aggregate value of outstanding shares held by shareholders introduced by the Selling Agent, or determined in some other manner.  The receipt of Additional Compensation by a selling broker or dealer may create potential conflicts of interest between an investor and its broker or dealer who is recommending the Fund over other potential investments.  Additionally, the Advisor or their affiliates may pay a servicing fee to the selected securities dealers and other financial industry professionals for providing ongoing broker-dealer services in respect of clients with whom they have distributed shares of the Fund.  Such services may include electronic processing of client orders, electronic fund transfers between clients and the Fund, account reconciliations with the Fund's transfer agent, facilitation of electronic delivery to clients of Fund documentation, monitoring client accounts for back-up withholding and any other special tax reporting obligations, maintenance of books and records with respect to the foregoing, and such other information and liaison services as the Fund or the Advisor may reasonably request.

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Purchasing Shares

Eligible Investors

Shares will be offered only to Eligible Investors.  This means that to purchase shares of the Fund, a prospective investor will be required to certify that the shares are being acquired directly or indirectly for the account of an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act.  An "accredited investor" includes, among other investors, a natural person who has a net worth (or a joint net worth with that person's spouse), excluding the value of such natural person's primary residence, immediately prior to the time of purchase in excess of $1 million, or income in excess of $200,000 (or joint income with the investor's spouse in excess of $300,000) in each of the two preceding years and has a reasonable expectation of reaching the same income level in the current year, and certain legal entities with total assets exceeding $5 million.  Existing shareholders seeking to purchase additional shares will be required to qualify as Eligible Investors at the time of the additional purchase.  The full definition of accredited investor is presented below to aid prospective shareholders in determining if they are Eligible Investors.

As used in Regulation D, the following terms shall have the meaning indicated:

(a) Accredited investor. Accredited investor shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

(1) Any bank as defined in section 3(a)(2) of the 1933 Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the 1933 Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the 1933 Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2) Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

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(3) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5) Any natural person whose individual net worth, or joint net worth with that person's spouse, exceeds $1,000,000.

(i) Except as provided in paragraph (a)(5)(ii) of this section, for purposes of calculating net worth under this paragraph (a)(5):

(A) The person's primary residence shall not be included as an asset;

(B) Indebtedness that is secured by the person's primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(C) Indebtedness that is secured by the person's primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability.

(ii) Paragraph (a)(5)(i) of this section will not apply to any calculation of a person's net worth made in connection with a purchase of securities in accordance with a right to purchase such securities, provided that:

(A) Such right was held by the person on July 20, 2010;

(B) The person qualified as an accredited investor on the basis of net worth at the time the person acquired such right; and

(C) The person held securities of the same issuer, other than such right, on July 20, 2010.

(6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in §230.506(b)(2)(ii); and

(8) Any entity in which all of the equity owners are accredited investors.

Eligible Investors may purchase shares directly from the Fund in accordance with the instructions below. Eligible Investors may buy and sell shares of the Fund through financial intermediaries and their agents that have made arrangements with the Fund and are authorized to buy and sell shares of the Fund (collectively, "Selling Agents").  Orders will be priced at the appropriate price next computed after it is received by a Selling Agent.  A Selling Agent may hold shares in an omnibus account in the Selling Agent's name or the Selling Agent may maintain individual ownership records.  The Fund may pay the Selling Agent for maintaining individual ownership records as well as providing other shareholder services. Selling Agents may charge fees for the services they provide in connection with processing your transaction order or maintaining an investor's account with them.  Shareholders should check with their Selling Agent to determine if it is subject to these arrangements.  Selling Agents are responsible for placing orders correctly and promptly with the Fund, and forwarding payment promptly.  Orders transmitted with a Selling Agent before the close of regular trading (generally 4:00 p.m., Eastern Time) on a day that the NYSE is open for business, will be priced based on the Fund's NAV next computed after it is received by the Selling Agent.

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By Wire

To make an investment in the Fund, the transfer agent must receive a completed account application before an investor wires funds.  Eligible Investors should submit completed account applications to investorservices@usbank.com.  Upon receipt of the completed account application, the transfer agent will confirm that all documentation has been reviewed and is in good order.  The subscription amount must be wired from an account held in the name of the subscriber, and should be sent to:

SWIFT Code                               USBKUS44IMT
ABA. Routing Number              075000022
Account Number                        182380582862
Account Name                            USCA ALL TERRAIN FUND
                                                        US BANCORP FUND SERVICES LLC, AS AGENT

Purchase Terms

The minimum initial purchase by an investor is $100,000 for all accounts, which may be waived at the Advisor's discretion.  The Fund's shares are offered for sale through its transfer agent at NAV.  The price of the shares during the Fund's continuous offering will fluctuate over time with the net asset value of the shares.

LEGAL MATTERS

Certain legal matters in connection with the shares will be passed upon for the Fund by Thompson Hine LLP, 41 South High Street, Suite 1700, Columbus, OH  43215.

REPORTS TO SHAREHOLDERS

The Fund will send to its shareholders unaudited semi-annual and audited annual reports, including a list of investments held.

Householding

In an effort to decrease costs, the Fund intends to reduce the number of duplicate annual and semi-annual reports by sending only one copy of each to those addresses shared by two or more accounts and to shareholders reasonably believed to be from the same family or household.  Once implemented, a shareholder must call 1-877-653-1415 to discontinue householding and request individual copies of these documents.  Once the Fund receives notice to stop householding, individual copies will be sent beginning thirty days after receiving your request. This policy does not apply to account statements.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Cohen & Company, Ltd. is the independent registered public accounting firm for the Fund and will audit the Fund's financial statements.  Cohen & Company, Ltd. is located at 1350 Euclid Ave., Suite 800, Cleveland, OH 44115.

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ADDITIONAL INFORMATION

The Memorandum does not contain all of the information set forth in the Registration Statement that the Fund has filed with the SEC (file No. 811- 23055). The complete Registration Statement may be obtained from the SEC at www.sec.gov.  See the cover page of this Memorandum for information about how to obtain a paper copy of the Registration Statement or additional information without charge.

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TABLE OF CONTENTS OF PART B

TABLE OF CONTENTS – PART B
GENERAL INFORMATION AND HISTORY	1
ADDITIONAL INFORMATION ABOUT MANAGEMENT OF THE FUND	8
CODES OF ETHICS	14
PROXY VOTING POLICIES AND PROCEDURES	14
CONTROL PERSONS AND PRINCIPAL HOLDERS	14
INVESTMENT ADVISORY AND OTHER SERVICES	14
PORTFOLIO MANAGERS	16
ALLOCATION OF BROKERAGE	19
TAX STATUS	20
OTHER INFORMATION	33
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	33
FINANCIAL STATEMENTS	34
APPENDIX A	34

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PRIVACY NOTICE Rev. April 2015
FACTS	WHAT DOES USCA ALL TERRAIN FUND DO WITH YOUR PERSONAL INFORMATION?

Why?
Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.

What?
The types of personal information we collect and share depend on the product or service you have with us. This information can include:
◾   Social Security                                                         ◾    Purchase History
◾   Assets                                                                       ◾   Account Balances
◾   Retirement Assets                                                   ◾   Account Transactions
◾   Transaction History                                                ◾   Wire Transfer Instructions
◾   Checking Acount Information
When you are no longer our customer, we continue to share your information as described in this notice.

How?
All financial companies need to share customers' personal information to run their everyday business. In the section below, we list the reasons financial companies can share their customers' personal information; the reasons the USCA All Terrain Fund chooses to share; and whether you can limit this sharing.

Reasons we can share your personal information	Does USCA All Terrain Fund share?	Can you limit this sharing?
For our everyday business purposes – such as to process your transactions, maintain your account(s), respond to court orders and legal investigations, or report to credit bureaus	Yes	No
For our marketing purposes – to offer our products and services to you	No	We don't share
For joint marketing with other financial companies	No	We don't share
For our affiliates' everyday business purposes – information about your transactions and experiences	No	We don't share
For our affiliates' everyday business purposes – information about your creditworthiness	No	We don't share
For nonaffiliates to market to you	No	We don't share
Questions?	Call 1-877-653-1415

Who we are
Who is providing this notice?	USCA All Terrain Fund
What we do

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How does USCA All Terrain Fund protect my personal information?
To protect your personal information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings.
Our service providers are held accountable for adhering to strict policies and procedures to prevent any misuse of your nonpublic personal information.

How does USCA All Terrain Fund collect my personal information?
We collect your personal information, for example, when you
▪ Open an account
▪ Provide account information
▪ Give us your contact information
▪ Make deposits or withdrawals from your account
▪ Make a wire transfer
▪ Tell us where to send the money
▪ Tell us who receives the money
▪ Show your government-issued ID
▪ Show your driver's license
We also collect your personal information from other companies.

Why can't I limit all sharing?
Federal law gives you the right to limit only
•   Sharing for affiliates' everyday business purposes – information about your creditworthiness
•   Affiliates from using your information to market to you
•   Sharing for nonaffiliates to market to you
•   State laws and individual companies may give you additional rights to limit sharing.

Definitions
Affiliates	Companies related by common ownership or control. They can be financial and nonfinancial companies. • USCA All Terrain Fund does not share with our affiliates.
Nonaffiliates	Companies not related by common ownership or control. They can be financial and nonfinancial companies • USCA All Terrain Fund does not share with nonaffiliates so they can market to you.
Joint marketing	A formal agreement between nonaffiliated financial companies that together market financial products or services to you. • USCA All Terrain Fund doesn't jointly market.

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Part B

USCA All Terrain Fund

PRIVATE OFFERING MEMORANDUM

Statement of Additional Information

March 30, 2018

You should rely only on the information contained in or incorporated by reference into this private offering memorandum.  The Fund has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.  The Fund is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

GENERAL INFORMATION AND HISTORY

The Fund is a continuously offered, non-diversified, closed-end management investment company.  The Fund was organized as a Delaware statutory trust on January 13, 2015 and has a limited operating history.  The Fund's principal office is located at 4444 Westheimer Road, Suite G500, Houston, TX  77027 and its telephone number is 1-713-366-0500. The investment objective and principal investment strategies of the Fund, as well as the principal risks associated with the Fund's investment strategies, are set forth in the private offering memorandum.  Certain additional investment information is set forth below.

Fundamental Policies

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The Fund's stated fundamental policies, which may only be changed by the affirmative vote of a majority of the outstanding voting securities of the Fund (the shares), are listed below.  For the purposes of this private offering emorandum, "majority of the outstanding voting securities of the Fund" means the vote, at an annual or special meeting of shareholders, duly called, (a) of 67% or more of the shares present at such meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy; or (b) of more than 50% of the outstanding shares, whichever is less.  The Fund may:

(1) Borrow money, to the extent permitted by the 1940 Act, as amended (the "1940 Act") (which currently limits borrowing to no more than 33-1/3% of the value of the Fund's total assets, including the value of the assets purchased with the proceeds of its indebtedness, if any).  The Fund may borrow for investment purposes, for temporary liquidity, or to finance repurchases of its shares.

(2) Issue senior securities, to the extent permitted by Section 18 of the 1940 Act (which currently limits the issuance of a class of senior securities that is indebtedness to no more than 33-1/3% of the value of the Fund's total assets or, if the class of senior security is stock, to no more than 50% of the value of the Fund's total assets).

(3) Sell securities short, write put and call options, but will not purchase securities on margin.

(4) Underwrite securities of other issuers, only insofar as the Fund may be deemed an underwriter under the Securities Act in connection with the disposition of its portfolio securities.  The Fund may invest in restricted securities (those that must be registered under the Securities Act before they may be offered or sold to the public).

(5) Invest 25% or more of the market value of its assets in the securities of securities of the U.S. Government, its agencies or instrumentalities, but will not invest 25% or more of the market value of its assets in the securities of the companies or entities engaged in any one industry.

(6) Purchase or sell commodities, including those acquired as a result of ownership of securities or other investments, and may purchase and sell forward and futures contracts and options to the full extent permitted under the 1940 Act, sell foreign currency contracts in accordance with any rules of the Commodity Futures Trading Commission, invest in securities or other instruments backed by or linked to commodities, and invest in companies that are engaged in a commodities business or have a significant portion of their assets in commodities, and may invest in commodity pools and other entities that purchase and sell commodities and commodity contracts.

(7) Make loans to others (a) through the purchase of debt securities in accordance with its investment objectives and policies, (b) to the extent the entry into a repurchase agreement is deemed to be a loan, (c) by loaning portfolio securities, and (d) in any other manner consistent with the Fund's investment policies or as otherwise permitted under the 1940 Act.

(8) Purchase or sell real estate, real estate mortgage loans and interests in real estate, including through investments in securities that are secured by or represent direct or indirect interests in real estate.

If a restriction on the Fund's investments is adhered to at the time an investment is made, a subsequent change in the percentage of Fund assets invested in certain securities or other instruments, resulting from changes in the value of the Fund's total assets, will not be considered a violation of the restriction; provided, however, that the asset coverage requirement applicable to borrowings shall be maintained in the manner contemplated by applicable law.

Non-Diversified Status

Because the Fund is a "non-diversified" investment company under the 1940 act, there are no percentage limitations imposed by the 1940 Act on the percentage of the Fund's assets that may be invested in the securities of any one issuer.

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Additional Information About Principal Investment Strategies.

Special Investment Techniques

Underlying Funds may use a variety of special investment instruments and techniques to hedge against various risks or other factors and variables that may affect the values of the Underlying Funds' portfolio securities and assets.  Underlying Funds may also use these techniques, including the use of derivative transactions, as substitutes for securities in pursuing their respective investment objectives.  The Underlying Funds may employ different techniques over time, as new instruments and techniques are introduced or as a result of regulatory developments.  Some special investment techniques that Underlying Funds may use may involve a high degree of risk, particularly when used for non-hedging purposes.  A hedging transaction may not perform as anticipated, and an Underlying Fund may suffer losses as a result of its hedging activities.

Derivatives

Underlying Funds may engage in transactions involving options, futures, swaps and other derivative financial instruments, primarily as hedging instruments or substitutes for assets. Derivatives can be volatile and involve various types and degrees of risk.  By using derivatives, Underlying Funds may be permitted to increase or decrease the level of risk, or change the character of the risk, to which their portfolios are exposed.

A small investment in derivatives could have a substantial impact on an Underlying Fund's performance.  The market for many derivatives is, or suddenly can become, illiquid.  Changes in liquidity may result in significant and rapid changes in the prices for derivatives.  If an Underlying Fund were to invest in derivatives at an inopportune time, or the Underlying Fund manager evaluates market conditions incorrectly, the Underlying Fund's derivative investment could negatively impact the Underlying Fund's return, or result in a loss.  In addition, an Underlying Fund could experience a loss if its derivatives were poorly correlated with its other investments, or if the Underlying Fund were unable to liquidate its position because of an illiquid secondary market.

Options and Futures. Underlying Funds may engage in the use of options and futures contracts, including options on baskets of specific securities, or other derivative instruments written by broker-dealers or other financial intermediaries.  These transactions may be effected on securities exchanges or in the over-the-counter market, or they may be negotiated directly with counterparties. In cases where instruments are purchased over-the-counter or negotiated directly with counterparties, an Underlying Fund is subject to the risk that the counterparty will be unable or unwilling to perform its obligations under the contract. These transactions may also be illiquid and, if so, it might be difficult to close out an Underlying Fund's position.

An Underlying Fund may purchase call and put options on specific securities or indices, such as an interest rate index.  An Underlying Fund may also write and sell covered or uncovered call and put options for hedging purposes and as a substitute for an asset to pursue the Underlying Fund's investment objectives. A put option gives the purchaser of the option the right to sell, and obligates the writer to buy, the reference security or index at a stated price at any time before the option expires. Similarly, a call option gives the purchaser of the option the right to buy, and obligates the writer to sell, the underlying security or index at a stated price at any time before the option expires.  Index-based options typically involve a cash payment rather than the purchase of a security.

In a covered call option, an Underlying Fund owns the underlying security. The sale of such an option exposes the Underlying Fund to a potential loss of opportunity to realize appreciation in the market price of the reference security during the term of the option.  Using covered call options might expose an Underlying Fund to other risks, as well.  For example, an Underlying Fund might be required to continue holding a security that the Underlying Fund might otherwise have sold to protect against depreciation in the market price of the security.

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In a covered put option, cash or liquid securities are placed in a segregated account on an Underlying Fund's books. The sale of such an option exposes the seller, during the term of the option, to a decline in price of the reference security while also depriving the seller of the opportunity to invest the segregated assets.

When writing options, an Underlying Fund may close its position by purchasing an option on the same security with the same exercise price and expiration date as the option that it has previously written on the security.  If the amount paid to purchase an option is less or more than the amount received from the sale, the Underlying Fund will, accordingly, realize a profit or loss. To close out a position as a purchaser of an option, the Underlying Fund would liquidate the position by selling the option previously purchased.

The use of derivatives that are subject to regulation by the Commodity Futures Trading Commission (the "CFTC") by Underlying Funds could cause the Fund to be a commodity pool, which, absent an available exemption would require the Fund to comply with certain rules of the CFTC.

Underlying Funds may enter into futures contracts in U.S. domestic markets or on exchanges located outside the United States. Foreign markets may offer advantages, such as trading opportunities or arbitrage possibilities not available in the United States, but they also may subject the Underlying Funds to greater risk than domestic markets. For example, common clearing facilities may not exist in markets where foreign exchanges are the principal markets, and investors may look only to the broker to perform the contract. Adverse changes in the exchange rate could eliminate any profits that might be realized in trading, or a loss could be incurred as a result of those changes. Transactions on foreign exchanges may include both commodities traded on domestic exchanges and those that are not. Unlike trading on domestic commodity exchanges, trading on foreign commodity exchanges is not regulated by the CFTC.

Engaging in these transactions involves risk of loss, which could adversely affect the value of the Fund's net assets. No assurance can be made that a liquid market will exist for any particular futures contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit, or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of positions, and potentially subjecting an Underlying Fund to substantial losses.

Successful use of futures also is subject to an Underlying Fund manager's ability to correctly predict movements in the relevant market.  To the extent that a transaction is entered into for hedging purposes, successful use is also subject to an Underlying Fund Manager's ability to evaluate the appropriate correlation between the transaction being hedged and the price movements of the futures contract.

An Underlying Fund may also purchase and sell stock index futures contracts. A stock index futures contract obligates an Underlying Fund to pay or receive an amount of cash equal to a fixed dollar amount specified in the futures contract, multiplied by the difference between the settlement price of the contract on the contract's last trading day, and the value of the index based on the stock prices of the securities that comprise it at the opening of trading in those securities on the next business day.  An Underlying Fund may purchase and sell interest rate futures contracts, which represent obligations to purchase or sell an amount of a specific debt security at a future date at a specific price. In addition, an Underlying Fund may purchase and sell currency futures or commodity futures. A currency future creates an obligation to purchase or sell an amount of a specific currency at a future date at a specific price.

Options on Securities Indices.  An Underlying Fund may purchase and sell call and put options on stock indices listed on national securities exchanges or traded in the over-the-counter market for hedging or speculative purposes. A stock index fluctuates with changes in the market values of the stocks included in the index. Accordingly, successful use of options on stock indices will be subject to the relevant Underlying Fund Manager's ability to correctly evaluate movements in the stock market generally, or of a particular industry or market segment.

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Swap Agreements. An Underlying Fund may enter into a variety of swap agreements, including equity, interest rate, and index and currency rate swap agreements. An Underlying Fund is not limited to any particular form of swap agreement if the relevant Underlying Fund Manager determines that other forms are consistent with that Underlying Fund's investment objectives and policies.  Swap agreements are contracts entered into by two parties (primarily institutional investors) for periods ranging from a few weeks to more than a year. In a standard swap transaction, the parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor. The gross returns to be exchanged or "swapped" between the parties are generally calculated with respect to a "notional amount," i.e., the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency, or in a "basket" of securities representing a particular index. Additional forms of swap agreements include (i) interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent interest rates exceed a specified rate or "cap;" (ii) interest rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent interest rates fall below a specified level or "floor;" and (iii) interest rate collars, under which a party sells a cap and purchases a floor (or vice versa) in an attempt to protect itself against interest rate movements exceeding certain minimum or maximum levels.

Generally, an Underlying Fund's obligations (or rights) under a swap agreement will be equal only to the net amount to be paid or received under the agreement, based on the relative values of the positions held by the parties. The risk of loss is limited to the net amount of interest payments that a party is contractually required to make.  As such, if the counterparty to a swap defaults, an Underlying Fund's risk of loss consists of the net amount of payments that it is entitled to receive.

Regulation as a Commodity Pool Operator

While Underlying Funds may trade derivative instruments that are subject to regulation by the CFTC, presently the Advisor is not subject to registration requirements under the Commodity Exchange Act and the regulations promulgated by the CFTC thereunder applicable to a commodity pool operator ("CPO") or a commodity trading advisor.  The Advisor has claimed relief from the definition of the term "commodity pool operator" with respect to the Fund's operations under the Commodity Exchange Act, pursuant to CFTC no-action relief described below.  Accordingly, neither the Fund nor the Advisor is subject to registration or full regulation as a commodity pool operator.

On November 29, 2012, the CFTC staff issued a temporary no-action relief from commodity pool operator ("CPO") registration to operators of "funds of funds" ("Temporary CFTC Relief").  The Temporary Relief expires six months after the CFTC staff issues revised guidance on the application of the trading restrictions applicable to operators of "funds of funds" registered with the SEC that wish to qualify for the exclusion from the definition of a CPO under CFTC Regulation 4.5.  The CFTC has not yet proposed any guidance on the application of CFTC Regulation 4.5 to "funds of funds" and, as a result, the on-going compliance implications are still uncertain.  It is possible that the Advisor could be limited in its ability to invest in Underlying Funds that use futures or options on futures or engage in swaps transactions to qualify for the exclusion under CFTC Regulation 4.5.

In the event the Advisor fails to qualify for the exclusion from CPO registration requirements under CFTC Regulation 4.5 upon expiration of the Temporary CFTC Relief and is required to register with the CFTC as a CPO, it will become subject to various disclosure, recordkeeping and reporting requirements applicable to registered CPOs and will likely be required to provide to the investors certified annual reports prepared in accordance with the relevant CFTC Regulations, which may increase the Fund's expenses.

When-Issued, Delayed Delivery and Forward Commitment Securities

To reduce the risk of changes in securities prices and interest rates, the Advisor or an Underlying Fund may purchase securities on a forward commitment, when-issued or delayed delivery basis.  This means that delivery and payment occur a number of days after the date of the commitment to purchase. The payment obligation and the interest rate receivable with respect to such purchases are determined when the investment commitment is made, but the purchaser does not make payment until it receives delivery from the seller. The Advisor or an Underlying Fund may, if it is deemed advisable, sell the securities after it commits to a purchase but before delivery and settlement takes place.

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Securities purchased on a forward commitment, when-issued or delayed delivery basis are subject to changes in value based upon the public's perception of the creditworthiness of the issuer and changes (either real or anticipated) in the level of interest rates.  Purchasing securities on a when-issued or delayed delivery basis can present the risk that the yield available in the market when the delivery takes place may be higher than that obtained in the transaction itself. Purchasing securities on a forward commitment, when-issued or delayed delivery basis when the Fund and/or Underlying Fund is fully, or almost fully invested, results in a form of leverage and may cause greater fluctuation in the value of the net assets.

Non-Principal Investment Strategies

Money Market Instruments.  The Fund may invest some or all of its assets in money market mutual funds in such amounts as the Advisor deems appropriate under the circumstances. In addition, an Underlying Fund may invest in various money market instruments that are, typically, high quality, short-term fixed-income obligations, which generally have remaining maturities of one year or less and may include U.S. Government securities, commercial paper, certificates of deposit and bankers acceptances issued by domestic branches of U.S. banks that are members of the Federal Deposit Insurance Corporation, repurchase agreements and money market mutual funds.

Mutual Funds

The Fund may invest in registered investment companies (open-end funds commonly referred to as mutual funds).  Section 12(d)(1) of the 1940 Act provides that the Fund may not: (1) purchase more than 3% of an investment company's outstanding shares; (2) invest more than 5% of its assets in any single investment company (the "5% Limit"), and (3) invest more than 10% of its assets in investment companies overall (the "10% Limit"), unless: (i) the underlying investment company and/or the Fund has received an order for exemptive relief from such limitations from the SEC; and (ii) the underlying investment company and the Fund take appropriate steps to comply with any conditions in such order.

In addition, Section 12(d)(1)(F) of the 1940 Act provides that the provisions of Section 12(d)(1) of the 1940 Act shall not apply to securities purchased or otherwise acquired by the Fund if (i) immediately after such purchase or acquisition not more than 3% of the total outstanding stock of such investment company is owned by the Fund and all affiliated persons of the Fund; and (ii) the Fund has not, and is not proposing to offer or sell any security issued by it through a principal underwriter or otherwise at a public or offering price which includes a sales load of more than 1½% percent.  The Fund does not charge any sales load.  An investment company that issues shares to the Fund pursuant to paragraph 12(d)(1)(F) shall not be required to redeem its shares in an amount exceeding 1% of such investment company's total outstanding shares in any period of less than thirty days.  The Fund (or the Advisor acting on behalf of the Fund) must comply with the following voting restrictions: when the Fund exercises voting rights, by proxy or otherwise, with respect to investment companies owned by the Fund, the Fund will either seek instruction from the Fund's shareholders with regard to the voting of all proxies and vote in accordance with such instructions, or vote the shares held by the Fund in the same proportion as the vote of all other holders of such security.

Further, the Fund may rely on Rule 12d1-3, which allows unaffiliated investment companies to exceed the 5% Limitation and the 10% Limitation, provided the aggregate sales loads any investor pays (i.e., the combined distribution expenses of both the acquiring fund and the acquired funds) does not exceed the limits on sales loads established by FINRA for funds of funds.

The Fund and any "affiliated persons," as defined by the 1940 Act, may purchase in the aggregate only up to 3% of the total outstanding securities of any investment company.  Accordingly, when affiliated persons hold shares of an investment company, the Fund's ability to invest fully in shares of those funds is restricted, and the Advisor must then, in some instances, select alternative investments that would not have been its first preference.  The 1940 Act also provides that an investment company whose shares are purchased by the Fund will be obligated to redeem shares held by the Fund only in an amount up to 1% of the investment company's outstanding securities during any period of less than 30 days. Shares held by the Fund in excess of 1% of an investment company's outstanding securities therefore, will be considered not readily marketable securities.

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Other Information About Determination of NAV

The Fund may hold securities, such as private placements or other non-traded securities or temporarily illiquid securities, for which market quotations are not readily available or are determined to be unreliable.  These securities will be valued at their fair market value as determined using the "fair value" procedures approved by the Board.  The Board has delegated execution of these procedures to a fair value team composed of one or more representatives from the Fund, the Advisor and the Fund's administrator (U.S. Bancorp Fund Services, LLC).  The team may also enlist third-party consultants such as an audit firm or financial officer of a security issuer on an as-needed basis to assist in determining a security-specific fair value.  The Board reviews and ratifies the execution of this process and the resultant fair value prices at least quarterly to assure the process produces reliable results.

Fair Value Team and Valuation Process.  The applicable investments are valued collectively via inputs from each member supporting the fair value team.  For example, fair value determinations are required for the following securities:  (i) securities for which market quotations are insufficient or not readily available on a particular business day (including securities for which there is a short and temporary lapse in the provision of a price by the regular pricing source), (ii) securities for which, in the judgment of the Advisor, the prices or values available do not represent the fair value of the instrument.  Factors which may cause the Advisor to make such a judgment include, but are not limited to, the following: only a bid price or an asked price is available; the spread between bid and asked prices is substantial; the frequency of sales; the thinness of the market; the size of reported trades; and actions of the securities markets, such as the suspension or limitation of trading; (iii) securities determined to be illiquid; and (iv) securities with respect to which an event that will affect the value thereof has occurred (a "significant event") since the closing prices were established on the principal exchange on which they are traded, but prior to the Fund's calculation of its net asset value.

Standards For Fair Value Determinations.  As a general principle, the fair value of a security is the amount that the Fund might reasonably expect to realize upon its current sale. The Fund has adopted Financial Accounting Standards Board Statement of Financial Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures ("ASC 820"). In accordance with ASC 820, fair value is defined as the price that the Fund would receive upon selling an investment in a timely transaction to an independent buyer in the principal or most advantageous market of the investment.  ASC 820 establishes a three-tier hierarchy to maximize the use of observable market data and minimize the use of unobservable inputs and to establish classification of fair value measurements for disclosure purposes.  Inputs refer broadly to the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk, for example, the risk inherent in a particular valuation technique used to measure fair value, including such a pricing model and/or the risk inherent in the inputs to the valuation technique. Inputs may be observable or unobservable. Observable inputs are inputs that reflect the assumptions market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs are inputs that reflect the reporting entity's own assumptions about the assumptions market participants would use in pricing the asset or liability, developed based on the best information available under the circumstances.

Various inputs are used in determining the value of the Fund's investments relating to ASC 820.  These inputs are summarized in the three broad levels listed below.

Level 1 – quoted prices in active markets for identical securities.

Level 2 – other significant observable inputs (including quoted prices for similar securities, interest rates, prepayment speeds, credit risk, etc.).

Level 3 – significant unobservable inputs (including a Fund's own assumptions in determining the fair value of investments).

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The fair value team takes into account relevant factors and surrounding circumstances, which may include: (i) the nature and pricing history (if any) of the security; (ii) whether any dealer quotations for the security are available; (iii) possible valuation methodologies that could be used to determine the fair value of the security; (iv) the recommendation of a portfolio manager of the Fund with respect to the valuation of the security; (v) whether the same or similar securities are held by other funds managed by the Advisor or other funds and the method used to price the security in those funds; (vi) the extent to which the fair value to be determined for the security will result from the use of data or formulae produced by independent third parties; and (vii) the liquidity or illiquidity of the market for the security. A substantial portion of Fund assets may be valued as level 3 investments.

Board Determination.  The Board meets at least quarterly to consider the valuations provided by the fair value team and ratify valuations for the applicable securities. The Board considers the reports provided by the fair value team, including follow up studies of subsequent market-provided prices when available, in reviewing and determining in good faith the fair value of the applicable portfolio securities.

ADDITIONAL INFORMATION ABOUT MANAGEMENT OF THE FUND

The Board has overall responsibility to manage and control the business affairs of the Fund, including the complete and exclusive authority to oversee and to establish policies regarding the management, conduct and operation of the Fund's business. The Board exercises the same powers, authority and responsibilities on behalf of the Fund as are customarily exercised by the board of directors of a registered investment company organized as a corporation.  The business of the Fund is managed under the direction of the Board in accordance with the Agreement and Declaration of Trust and the Fund's By-laws (the "Governing Documents"), each as amended from time to time, which have been filed with the Securities and Exchange Commission and are available upon request. The Board consists of one individual who is an interested person of the Fund as defined under the 1940 Act.  The Board consists of four individuals, three of whom are not "interested persons" (as defined under the 1940 Act) of the Fund, the Advisor, and the Fund's sub-advisor ("Independent Trustees").  Interested Persons generally include affiliates, immediate family members of affiliates, any partner or employee of the Fund's legal counsel, and any person who has engaged in portfolio transactions for the Fund or who has loaned the Fund money or property within the previous six months.  Pursuant to the Governing Documents of the Fund, the Trustees shall elect officers, including a President, a Secretary, a Treasurer, a Principal Executive Officer and a Principal Financial or Accounting Officer.  The Board retains the power to conduct, operate and carry on the business of the Fund and has the power to incur and pay any expenses, which, in the opinion of the Board, are necessary or incidental to carry out any of the Fund's purposes. The Trustees, officers, employees and agents of the Fund, when acting in such capacities, shall not be subject to any personal liability except for his or her own bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duties.

Board Leadership Structure

The Board is led by Robert Harvey, who has served as the Chairman of the Board since May 2016.   Additionally, if required under certain 1940 Act governance guidelines that may apply to the Fund, the Independent Trustees will meet in executive session, at least quarterly.  Under the Fund's Agreement and Declaration of Trust and By-Laws, the Chairman of the Board is generally responsible for (a) presiding at board meetings, (b) calling special meetings on an as-needed basis, (c) execution and administration of Fund policies, including (i) setting the agendas for board meetings and (ii) providing information to board members in advance of each board meeting and between board meetings.  The appointment of Mr. Harvey as Chairman reflects the Board's belief that his experience will provide the Board with insight into the Fund's business and activities. The Fund believes that its Chairman will provide effective leadership that is in the best interests of the Fund and each shareholder.

Board Risk Oversight

The Board is comprised of four Trustees, including three Independent Trustees and a standing independent Audit Committee with a separate chair (Mr. John Ferguson).  The Board is responsible for overseeing risk management, and the full Board regularly engages in discussions of risk management and receives compliance reports that inform its oversight of risk management from its Chief Compliance Officer at quarterly meetings and on an ad hoc basis, when and if necessary.  The Audit Committee considers financial and reporting risk within its area of responsibilities.  Generally, the Board believes that its oversight of material risks is adequately maintained through the compliance-reporting chain where the Chief Compliance Officer is the primary recipient and communicator of such risk-related information.

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Trustee Qualifications

Following is a list of the Trustees and executive officers of the Fund and their principal occupation over the last five years.  Unless otherwise noted, the address of each Trustee and Officer is c/o USCA All Terrain Fund, 4444 Westheimer Road, Suite G500, Houston, TX  77027.

Independent Trustees

Name, Address and Age	Position/ Term of Office*	Principal Occupation During the Past Five Years	Number of Portfolios in Fund Complex** Overseen by Trustee	Other Directorships held by Trustee During Last 5 Years
John Ferguson (Born 1945)	Trustee since April 2015	Board of Managers, Salient Partners (investment adviser) (5/12-present), Investment Committee Member at Houston Endowment (4/14-present), Investment Committee Member at Silver Ventures (private equity firm) (9/12-present), Non-Executive Chair Investment Committee at Ascendent Advisors (1/10-present)	1	Director at ABM Industries, Inc. (integrated facility solutions provider), (12/09-present).
Robert Harvey (Born 1955)	Trustee since April 2015 and Chairman since May 2016	President and CEO at Greater Houston partnership (economic development organization) (9/12-present)	1	Director at TRC Companies, Inc. (environmental services) (7/2007-11/2016).
Paul Wigdor (Born 1968)	Trustee since May 2016	Managing Director, Ascendant Advisors, LLC (investment advisor) (2/11- present)	1	None

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Interested Trustee and Officers

Name, Address and Age	Position/ Term of Office*	Principal Occupation During the Past Five Years	Number of Portfolios in Fund Complex** Overseen by Trustee	Other Directorships held by Trustee During Last 5 Years
Phil Pilibosian*** (Born 1968)	President and Trustee since April 2015	Managing Director at US Capital Advisors LLC (10/13-present), Founder, Chief Investment Officer and President of Condera Advisors, LLC (01/03-10/13)	1	None

OFFICERS WHO ARE NOT TRUSTEES
Chris Arnold (Born 1977)	Treasurer since June 2017

Managing Director Finance & Accounting at US Capital Advisors LLC (6/17 – present), Senior Director of Accounting and Finance and Fund Treasurer, Salient Partners, L.P. (asset management firm) (6/10 – 5/17), and CFO, Salient Capital, L.P. (registered broker dealer) (6/10 – 5/17)

			n/a	n/a
Bryan Prihoda (Born 1987)	Secretary since April 2015	Analyst at US Capital Advisors LLC (10/13 – present), Analyst at Condera Advisors, LLC (4/10 – 10/13)	n/a	n/a
Steve Gott (Born 1963)	Chief Compliance Officer and Anti-Money Laundering Officer since April 2015

Chief Compliance Officer at US Capital Advisors (3/15-present), Senior Compliance Officer and Anti-Money Laundering Compliance Officer at US Capital Advisors (5/12-3/15), Anti-Money Laundering Compliance Officer at Global Financial Services (9/11-5/12), Anti-Money Laundering Compliance Officer at Sanders Morris Harris (7/11-5/12), Founder at Gott Consulting (2/11-present).

			n/a	n/a
*           The term of office for each Trustee and officer listed above will continue indefinitely.
**         The term "Fund Complex" refers to the USCA All Terrain Fund.
***       Phil Pilibosian is an "Interested Trustee" of the Trust as that term is defined under the 1940 Act, because of his affiliation with US Capital Advisors LLC (the Fund's Adviser).

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Generally, the Fund believes that each Trustee is competent to serve because of their individual overall merits, including: (i) experience, (ii) qualifications, (iii) attributes, and (iv) skills.  Additional information about each Trustee follows (supplementing the information provided in the table above) that describes some of the specific experiences, qualifications, attributes or skills that the Trustee possesses which the Board believes has prepared them to be effective Board members. The Fund does not believe any one factor is determinative in assessing a Trustee's qualifications, but that the collective experience of each Trustee makes them each highly qualified. Each Trustee believes that the significance of each Trustee's experience, qualifications, attributes or skills is an individual matter (meaning that experience that is important for one Trustee may not have the same value for another) and that these factors are best evaluated at the board level, with no single Trustee, or particular factor, being indicative of board effectiveness. Each Board member believes that, collectively, the Trustees have balanced and diverse experience, skills, attributes and qualifications that allow the Board to operate effectively in governing the Fund and protecting the interests of Investors. Among the attributes common to all Trustees is their ability to critically review, evaluate, question and discuss information provided to them, and to interact effectively with management, service providers and counsel, in order to exercise effective business judgment in the performance of their duties; each Board member believes that each member satisfies this standard. Experience relevant to having this ability may be achieved through a Trustee's educational background; business, professional training or practice (e.g., accounting or securities), public service or academic positions; experience from service as a board member; and/or other life experiences. To assist them in evaluating matters under federal and state law, the Trustees are counseled separately by independent legal counsel, who is also counsel to the Fund and participates in the Board's meetings and interacts with the Advisor; counsel for the Board and the Fund counsel has significant experience advising funds and fund board members. The Board and any committees have the ability to engage other experts as appropriate. The Board evaluates its performance on an annual basis.

John Ferguson

Mr. Ferguson has spent 45 years in the investment management business, currently serving on the board of managers of Salient Partners, on the investment committee for Silver Ventures, and as non-executive chair of the investment committee of Ascendant Advisors.

Mr. Ferguson served until April 2012 on the board of directors of the University of Texas Investment Management Company (UTIMCO), a position he held since August 2003. He chaired the UTIMCO compensation committee and served on its risk and policy committees. Mr. Ferguson also serves on the advisory committee of the MBA Investment Fund at the McCombs School of Business at the University of Texas-Austin, a position held since March 2005, and is a member of the advisory board of Murphree Venture Partners. Mr. Ferguson held various executive positions with AIM Capital Management, Inc. (now Invesco AIM) from 2000 to 2007, serving most recently as president and chief investment officer. Previously, he held senior positions at several investment management firms, including: managing partner at Beutel, Goodman & Company; senior vice president at Lehman Brothers, Inc.; and vice president of Goldman, Sachs & Company. Mr. Ferguson also serves or has served on various investment and civic boards, including the Investment Adviser Association, the Houston Ballet, the Memorial Hermann Foundation, Museum of Fine Arts, Houston, and on the Chancellor's Advisory Council, Texas Christian University.

Robert Harvey

Mr. Harvey served as the Lead Director of the Board of Directors of TRC Companies, Inc. (NYSE "TRR"), an engineering and environmental services company headquartered in Windsor, Connecticut until November 2015.  Mr. Harvey also currently serves as President and CEO of the Greater Houston Partnership, a regional economic development organization and primary advocate for sound public policy on key issues facing the region.

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Prior to joining the Greater Houston Partnership, Mr. Harvey was active in the Houston business community, first as a management consultant in the Houston office of McKinsey & Company, Inc. for 17 years and then as Vice Chair/Executive Vice President with Reliant Energy for six years. After leaving Reliant in 2005, Mr. Harvey served in a variety of community volunteer leadership roles. He chaired the board of the United Way of Greater Houston from 2007-2010. Mr. Harvey was Board Chair of The Post Oak School, a pre-K through 9th grade Montessori school in Houston, from 2008-2011, and Board Chair of the Texas A&M Foundation from 2003-2004.  Mr. Harvey has also served on the boards of Central Houston, Inc., Houston Technology Center, Houston Zoo, Inc., the Houston Zoological Society and the Association of Former Students of Texas A&M University.

Mr. Harvey currently serves on the Community Foundation Council of the Greater Houston Community Foundation and the boards of St. John's School, the Greater Houston Convention and Visitors Bureau, the Center for Houston's Future, and the Alliance For Kids, as well as the Board of Regents of Concordia Theological Seminary in Ft. Wayne, Indiana.

Mr. Harvey attended Texas A&M University, graduating with a Bachelor of Science degree in Mechanical Engineering in 1978. He obtained his MBA from Harvard Business School in 1982, following a two-year stint at Amoco Production Company.

Paul Wigdor

Mr. Wigdor has extensive experience in the financial services and investment fund industry.  Mr. Wigdor, serves as a Managing Director of Ascendant Advisors, LLC which is an investment adviser to mutual funds (2011 to present). Mr. Wigdor is the former President of Superfund USA, Inc. a sponsor of private investment funds (2006 – 2011).  He also served as a Managing Director of Pershing LLC, a broker dealer (1999 – 2006) and also served as an Associate Director of Bear, Stearns & Co. a broker dealer (1994 – 1998).  He also participated in the SEC Honors Program of the US Securities and Exchange Commission.  Mr. Wigdor holds a BA degree from Brandeis University and a Juris Doctor degree from Fordham University School of Law.

Phil Pilibosian

Mr. Pilibosian joined U.S. Capital in 2013 as Managing Director.  From 2003 through 2013, Mr. Pilibosian was the Founder, Chief Investment Officer and President of Condera Advisors, LLC, a full service investment firm overseeing over $700 million in assets under management.  Effective October 1, 2013, U.S. Capital acquired Condera and subsequently renamed it USCA Asset Management LLC. Prior to joining the securities industry, Mr. Pilibosian was an associate with Mayer Brown LLP, Houston and with Cleary, Gottlieb, Steen & Hamilton, New York. Mr. Pilibosian earned his Bachelor of Arts, cum laude, from Vanderbilt University in 1991, his MBA, Beta Gamma Sigma, from the A.B. Freeman School of Business in 1999, and his J.D., summa cum laude, from Tulane Law School in 1999.

Board Committees

Audit Committee

The Board has an Audit Committee that consists of three Trustees, each of whom is not an "interested person" of the Fund within the meaning of the 1940 Act. The Audit Committee's responsibilities include: (i) recommending to the Board the selection, retention or termination of the Fund's independent auditors; (ii) reviewing with the independent auditors the scope, performance and anticipated cost of their audit; (iii) discussing with the independent auditors certain matters relating to the Fund's financial statements, including any adjustment to such financial statements recommended by such independent auditors, or any other results of any audit; (iv) reviewing on a periodic basis a formal written statement from the independent auditors with respect to their independence, discussing with the independent auditors any relationships or services disclosed in the statement that may impact the objectivity and independence of the Fund's independent auditors and recommending that the Board take appropriate action in response thereto to satisfy itself of the auditor's independence; and (v) considering the comments of the independent auditors and management's responses thereto with respect to the quality and adequacy of the Fund's accounting and financial reporting policies and practices and internal controls.  The Audit Committee operates pursuant to an Audit Committee Charter. Due to the size of the Board, the Audit Committee is also responsible for seeking and reviewing nominee candidates for consideration as Independent Trustees as is from time to time considered necessary or appropriate. The Fund does not accept Trustee nominations from shareholders.  During the fiscal period ended March 31, 2017, the Audit Committee held two meetings.

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Trustee Ownership

The following table indicates the dollar range of equity securities that each Trustee beneficially owned in the Fund as of December 31, 2017.

Name of Trustee	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies
John Ferguson	None	None
Robert Harvey	None	None
Paul Wigdor	None	None
Phil Pilibosian	None	None

Compensation

Each Trustee who is not affiliated with the Fund or the Advisor or otherwise Independent will receive a quarterly fee of $1,250, as well as reimbursement for any reasonable expenses incurred attending the meetings. None of the executive officers receive compensation from the Fund.

The table below details the amount of compensation the Trustees received from the Fund during the fiscal period ended March 31, 2017.  The Fund does not have a bonus, profit sharing, pension or retirement plan.

Name and Position	Aggregate Compensation From Fund	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation From Fund Paid to Directors
John Ferguson	$5,000	$0	$0	$5,000
Robert Harvey	$5,000	$0	$0	$5,000
Paul Wigdor*	$5,000	$0	$0	$5,000

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Phil Pilibosian	$0	$0	$0	$0

* Mr. Wigdor began serving on the Board in May 2016.

CODES OF ETHICS

Each of the Fund, the Advisor and the sub-advisor has adopted a code of ethics under Rule 17j-1 of the 1940 Act (collectively, the "Ethics Codes").  Rule 17j-1 and the Ethics Codes are designed to prevent unlawful practices in connection with the purchase or sale of securities by covered personnel ("Access Persons").  The Ethics Codes permit Access Persons to, subject to certain restrictions, invest in securities, including securities that may be purchased or held by the Fund. Under the Ethics Codes, Access Persons may engage in personal securities transactions, but are required to report their personal securities transactions for monitoring purposes. In addition, certain Access Persons are required to obtain approval before investing in initial public offerings or private placements. The Ethics Codes can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-551-8090. The codes are available on the EDGAR database on the SEC's website at www.sec.gov, and also may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC's Public Reference Section, Washington, D.C. 20549-0102.

PROXY VOTING POLICIES AND PROCEDURES

The Board has adopted Proxy Voting Policies and Procedures ("Policies") on behalf of the Fund, which delegate the responsibility for voting proxies to the Advisor and the Sub-Advisor, subject to the Board's continuing oversight. The Policies require that the Advisor and the Sub-Advisor vote proxies received in a manner consistent with the best interests of the Fund and shareholders. The Policies also require the Advisor and the Sub-Advisor to present to the Board, at least annually, any changes to its Proxy Policies and a record of each proxy voted by the Advisor and the Sub-Advisor on behalf of the Fund, including a report on the resolution of all proxies identified by each party involving a conflict of interest.

Where a proxy proposal raises a material conflict between the interests of the Advisor or Sub-Advisor, or any affiliated person(s) of the Advisor or Sub-Advisor, or any affiliated person of the Fund or its shareholder's interests, the Advisor and the Sub-Advisor will resolve the conflict by voting in accordance with the policy guidelines or at the Fund's directive using the recommendation of an independent third-party.  If the third-party's recommendations are not received in a timely fashion, the Advisor and the Sub-Advisor will abstain from voting.  A copy of the Advisor's and the Sub-Advisor's proxy voting policies is attached hereto as Appendix A.

Information regarding how the Fund voted proxies relating to portfolio securities held by the Fund during the most recent 12-month period ending June 30 will be available (1) without charge, upon request, by calling the Fund toll-free at 1-877-653-1415; and (2) on the U.S. Securities and Exchange Commission's website at http://www.sec.gov.  In addition, a copy of the Advisor's proxy voting policies and procedures are also available by calling toll-free at 1-877-653-1415 and will be sent within three business days of receipt of a request.

CONTROL PERSONS AND PRINCIPAL HOLDERS

A principal shareholder is any person who owns (either of record or beneficially) 5% or more of the outstanding shares of a fund.  A control person is one who owns (either directly or indirectly) more than 25% of the voting securities of a company or acknowledges the existence of control.  A control person may be able to determine the outcome of a matter put to a shareholder vote.  As of February 28, 2018, the Trustees and officers owned no shares of the Fund.  As of February 28, 2018, no entity or person owned of record or beneficially 5% or more of the outstanding shares of the Fund.

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INVESTMENT ADVISORY AND OTHER SERVICES

The Adviser

USCA Asset Management LLC, formerly Condera Advisors, LLC (the "Advisor"), a Texas limited liability company and registered investment adviser under the Investment Advisers Act of 1940, as amended, serves as the investment manager for the Fund.  The Advisor is a wholly-owned subsidiary of U.S. Capital Advisors, LLC ("U.S. Capital").  The Adviser was founded in 2003 and was acquired in October 2013 to provide specialized services in the alternative investment arena.  The U.S. Capital investment team has extensive experience in identifying, evaluating, monitoring and constructing portfolios of hedge funds, including several multi-manager private investment funds.  U.S. Capital was founded in 2010 and, together with the Advisor, is located at 4444 Westheimer Road, Suite G500, Houston, TX  77027.  The Advisor advises several investment funds, including the Fund.  As of June 30, 2017, U.S. Capital had approximately $5.3 billion (unaudited) in assets under advisement, including approximately $97 million managed by the Adviser.

U.S. Capital is an integrated financial services boutique that provides a full range of advisory services and solutions to high net worth individuals, family offices, and institutional and corporate clients.  In addition to wealth management and institutional consulting, U.S. Capital has an institutional sales and trading practice, an equity research team, a municipal public finance team, and merchant and investment banking teams.

Under the general supervision of the Board, the Advisor carries out the investment and reinvestment of the net assets of the Fund, continuously furnishes an investment program with respect to the Fund, and determines which securities should be purchased, sold or exchanged.  In addition, the Advisor assists in the supervision and oversight of the Fund's service providers.  The Advisor furnishes to the Fund office facilities, equipment and personnel for servicing the management of the Fund.  The Advisor compensates all Advisor personnel who provide services to the Fund. In return for these services, facilities and payments, the Fund has agreed to pay the Advisor as compensation under the Investment Management Agreement a monthly fee at the annual rate of 0.75% of the Fund's daily average net assets.  The Advisor may employ research services and service providers to assist in the Advisor's market analysis and investment selection.  During the fiscal period ended March 31, 2016, the Advisor earned $228,797 and waived $19,147. During the fiscal period ended March 31, 2017, the Advisor earned $384,131 and recouped $19,147

The Advisor and the Fund have entered into an expense limitation and reimbursement agreement under which the Advisor has agreed contractually to waive its fees and to pay or absorb the ordinary operating expenses of the Fund (including organizational and offering expenses, but excluding interest, brokerage commissions, extraordinary expenses, and the fees of any sub-advisor to the Fund and Underlying Fund fees), to the extent that they exceed 1.75% per annum of the Fund's average monthly net assets.  In consideration of the Advisor's agreement to limit the Fund's expenses, the Fund has agreed to repay the Advisor in the amount of any fees waived and Fund expenses paid or absorbed, subject to the limitations that: (1) the reimbursement will be made only for fees and expenses incurred not more than three years from the end of the fiscal year in which they were incurred; and (2) the reimbursement may not be made if it would cause the Expense Limitation to be exceeded.  The Expense Limitation Agreement will remain in effect at least until July 31, 2018, unless the Board approves its modification or termination.  After July 31, 2018, the Expense Limitation Agreement may be renewed upon the mutual agreement of the Advisor and the Board, in their sole discretion.  See "Management of the Fund" below.

The Sub-Advisor

The Fund has entered into a Sub-Advisor Agreement with SKBA Capital Management, LLC, 44 Montgomery Street, Suite 3500, San Francisco, CA 94104. The Fund has engaged the sub-advisor to provide investment sub-advisory services for, and to manage certain of the assets of the Fund subject to the supervision of the Advisor and the Board.

The Advisor has engaged SKBA Capital, a registered investment advisor with the SEC under the Advisers Act.  Under the terms of the Sub-Advisor Agreement for SKBA Capital, the sub-advisor is entitled to receive a monthly fee calculated at an annual rate equal to 0.57% of the net asset value of assets allocated to the sub-advisor. During the fiscal period ended March 31, 2016 and March 31, 2017, SKBA Capital earned sub-advisory fees of $6,090 and $9,952, respectively, from the Fund.

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Conflicts of Interest

The Advisor may provide investment advisory and other services, directly and through affiliates, to various entities and accounts other than the Fund ("Adviser Accounts").  The Fund has no interest in these activities. The Advisor and the investment professionals, who on behalf of the Advisor, provide investment advisory services to the Fund, are engaged in substantial activities other than on behalf of the Fund, may have differing economic interests in respect of such activities, and may have conflicts of interest in allocating their time and activity between the Fund and the Adviser Accounts.  Such persons devote only so much time to the affairs of the Fund as in their judgment is necessary and appropriate.  Because the portfolio managers may manage assets for Adviser Accounts such as other pooled investment vehicles and/or other accounts (including institutional clients, pension plans and certain high net worth individuals), or may be affiliated with such Adviser Accounts, there may be an incentive to favor one Adviser Account over another, resulting in conflicts of interest. For example, the Advisor may, directly or indirectly, receive fees from Adviser Accounts that are higher than the fee it receives from the Fund, or it may, directly or indirectly, receive a performance-based fee on the Adviser Account.  In those instances, a portfolio manager may have an incentive to not favor the Fund over the Adviser Accounts. The Advisor has adopted trade allocation and other policies and procedures that it believes are reasonably designed to address these and other conflicts of interest.

Participation in Investment Opportunities

Directors, principals, officers, employees and affiliates of the Advisor may buy and sell securities or other investments for their own accounts and may have actual or potential conflicts of interest with respect to investments made on behalf of the Fund.  As a result of differing trading and investment strategies or constraints, positions may be taken by directors, principals, officers, employees and affiliates of the Advisor, or by the Advisor for the Adviser Accounts, if any, that are the same as, different from or made at a different time than, positions taken for the Fund.

PORTFOLIO MANAGERS

As described in this Memorandum, Mr. Harris serves as the portfolio manager and is primarily responsible for the day-to-day management of the Fund.  As of March 31, 2017, Mr. Harris owned shares of the Fund with a value in the range of $100,001 - $500,000; while none of the other portfolio managers owned Fund shares.

As of March 31, 2017, Mr. Harris was responsible for the management of the following types of accounts in addition to the Fund:

Other Accounts By Type	Total Number of Accounts by Account Type	Total Assets By Account Type ($ Millions)	Number of Accounts by Type Subject to a Performance Fee	Total Assets By Account Type Subject to a Performance Fee
Registered Investment Companies	-	-	-	-
Other Pooled Investment Vehicles	-	-	-	-
Other Accounts	1,106*	$466	-	-

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*
Of the accounts and assets included above for which Mr. Harris was primarily responsible, 222 and $178 million were accounts and assets, respectively, over which Mr. Harris provided discretionary management in a U.S. equity or equity/fixed income (i.e., balanced) style investment strategy.  The remaining accounts and assets were those over which Mr. Harris provides non-discretionary investment management services, pursuing various investment objectives and utilizing a variety of investment strategies.

As of March 31, 2017, Messrs. Kaplan, Bischel and Rothe managed the following types of accounts as a team in addition to the Fund assets sub-advised by SKBA Capital:

Kenneth J. Kaplan, CFA

Other Accounts By Type	Total Number of Accounts by Account Type	Total Assets By Account Type ($ Millions)	Number of Accounts by Type Subject to a Performance Fee	Total Assets By Account Type Subject to a Performance Fee
Registered Investment Companies	3	$12	-	-
Other Pooled Investment Vehicles	-	-	-	-
Other Accounts	52	$855	-	-

Andrew W. Bischel, CFA

Other Accounts By Type	Total Number of Accounts by Account Type	Total Assets By Account Type ($ Millions)	Number of Accounts by Type Subject to a Performance Fee	Total Assets By Account Type Subject to a Performance Fee
Registered Investment Companies	3	$12	-	-
Other Pooled Investment Vehicles	-	-	-	-
Other Accounts	52	$855	-	-

Joshua J. Rothé

Other Accounts By Type	Total Number of Accounts by Account Type	Total Assets By Account Type ($ Millions)	Number of Accounts by Type Subject to a Performance Fee	Total Assets By Account Type Subject to a Performance Fee
Registered Investment Companies	3	$12	-	-
Other Pooled Investment Vehicles	-	-	-	-
Other Accounts	52	$855	-	-

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Portfolio Manager Compensation

The Advisor

Each portfolio manager receives a salary equal to a fixed percentage of all or a portion of management fee revenues associated with the portfolios for which the portfolio manager is responsible and benefits.

SKBA Capital

SKBA typically offers portfolio managers competitive base salaries and benefits, incentive compensation, 401k plan employer contributions, and dividend distributions for equity owners.  Annual incentive awards are variable and are based on an evaluation of the employee's achievement of annual goals and objectives including:  company profit performance, new business growth or retention, individual performance measures and/or investment performance measures.  For employee owners, quarterly dividend distributions are based on the firm's revenue and profit performance.

ALLOCATION OF BROKERAGE

The Advisor anticipates that the Fund's investments will be made without the services of a broker.  However, the Advisor has adopted best execution policies and procedures with respect to using the services of any broker to execute securities trades with respect to the Fund's investment portfolio. Specific decisions to purchase or sell securities for the Fund are made by the portfolio managers who are employees of the Advisor. The Advisor is authorized by the Trustees to allocate the orders placed on behalf of the Fund to brokers or dealers who may, but need not, provide research or statistical material or other services to the Fund or the Advisor for the Fund's use. Such allocation is to be in such amounts and proportions as the Advisor may determine.  In selecting a broker or dealer to execute each particular transaction, the Advisor will take the following into consideration: the best net price available; the reliability, integrity and financial condition of the broker or dealer; the size of and difficulty in executing the order; and the value of the expected contribution of the broker or dealer to the investment performance of the Fund on a continuing basis.

TAX STATUS

The following is a summary of certain aspects of the taxation of the Fund that should be considered by a potential purchaser of shares in the Fund.  A complete discussion of all tax aspects of an investment in the Fund is beyond the scope of this Memorandum.  The following summary is only intended to identify and discuss certain tax issues.

This summary of certain tax considerations applicable to the Fund is considered to be a correct interpretation of existing laws and regulations in force on the date of this Memorandum.  No assurance can be given that changes in existing laws or regulations or their interpretation will not occur after the date of this Memorandum or that any such future guidance or interpretation will not be applied retroactively.

The following summary is not intended as a substitute for careful tax planning.  The tax matters relating to the Fund are complex and are subject to varying interpretations.  Moreover, the effect of existing income tax laws and of proposed changes in income tax laws on shareholders will vary with the particular circumstances of each shareholder.  Accordingly, each prospective investor must consult with and rely solely on the prospective investor's professional tax advisers with respect to the tax results of the prospective investor's investment in the Fund.  In no event will the Advisor, their respective affiliates, counsel or other professional advisers be liable to any shareholder for any federal, state, local or other tax consequences of an investment in the Fund, whether or not such consequences are as described below.

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Notwithstanding anything to the contrary in this Memorandum, each shareholder (and each employee, representative, or other agent of such shareholder, as applicable) may disclose to any and all persons, without limitation of any kind, the U.S. federal and state tax treatment and tax structure of the transactions described herein or contemplated hereunder and all materials of any kind that are provided to the shareholder relating to such tax treatment and tax structure.  For this purpose, "tax structure" is limited to facts relevant to the U.S. federal and state tax treatment of the transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisers.

Classification of the Fund

Under the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury Regulations promulgated thereunder ("Regulations"), as in effect on the date of this Memorandum, so long as the Fund complies with the Memorandum and does not make an election to be taxed as a corporation, the Fund expects to be classified for U.S. federal income tax purposes as a partnership and not as an association taxable as a corporation.

The Fund has not sought and will not seek a ruling from the IRS or a tax opinion with respect to its status as a partnership. If the Fund were to be classified as an association taxable as a corporation, the taxable income of the Fund would be subject to corporate income taxation when recognized by the Fund, and distributions from the Fund to the shareholders would be treated as dividend income when received by the shareholders to the extent of the current or accumulated earnings and profits of the Fund.  In addition, shareholders would not be able to report profits and losses realized by the Fund.

Certain "publicly traded partnerships" are treated as associations that are taxable as corporations for U.S. federal income tax purposes.  A "publicly traded partnership" is any partnership the interests in which are traded on an established securities market or are readily tradable on a secondary market (or the substantial equivalent thereof).  Under the Regulations, interests in a partnership are readily tradable on a secondary market (or the substantial equivalent thereof) if taking into account all of the facts and circumstances, the partners are readily able to buy, sell or exchange their partnership interests in a manner that is economically comparable to trading on an established securities market.   Shares in the Fund will not be traded on an established securities market.  Regulations concerning the classification of partnerships as publicly traded partnerships provide certain safe harbors under which interests in a partnership will not be considered readily tradable on a secondary market (or the substantial equivalent thereof).  Depending on the number of shareholders, the Fund may qualify for a safe harbor exemption for partnerships that are offered to investors in a private placement.  The Fund will not qualify for this safe harbor under the Regulations if the Fund has more than one hundred (100) shareholders, taking into account as shareholders persons who are owners of trusts, partnerships and other pass through entities that hold shares.  Under the Regulations, certain plans of withdrawal of partnership interests may cause a partnership to be treated as a "publicly traded partnership."  Under the Memorandum, the Fund has sole discretion to refuse to allow a shareholder to withdraw its shares if such withdrawal would, in the Fund's opinion, cause the Fund to be treated as a "publicly traded partnership."  The Fund expects that under the facts and circumstances test set forth in the Regulations, the shares should not be readily tradable on a secondary market (or the substantial equivalent thereof) and therefore, the Fund expects not to be treated as a "publicly traded partnership" under the Regulations.  However, the Fund has not sought, and will not seek, a ruling from IRS or a tax opinion with respect to whether the Fund is a "publicly traded partnership."    If the Fund were treated as a "publicly traded partnership", then the shareholders would be subject to the tax consequences discussed in the preceding paragraph regarding additional taxes imposed on the Fund's income, its distributions being treated as dividends, and the inability of the shareholders to deduct losses of the Fund.

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In addition, the Board believes that the Fund will avoid treatment as a "publicly traded partnership" by qualifying for the passive-type income exception found in the Code.  In order to meet the exception, the Advisor intends that at least ninety percent (90%) of the Fund's gross income for any taxable year will consist of "qualifying income."  "Qualifying income," for the purposes of the exception, includes interest, dividends and gains from the sale or disposition of stock, securities or foreign currencies.

It is assumed in the following discussion of tax considerations that the Fund will be taxed as a partnership for U.S. federal income tax purposes.

Taxation of Fund Operations

If the Fund is treated as a partnership for U.S. federal income tax purposes, the Fund will not be subject to U.S. federal income tax.  The Fund will file an annual partnership information return with the IRS.  Each shareholder is required to report separately on the shareholder's income tax return the respective distributive share of the Fund's net long‑term capital gain or loss, net short‑term capital gain or loss, net ordinary income, deductions and credits.  The Fund may utilize a variety of investment and trading strategies, which produce both short‑term and long‑term capital gain (or loss), as well as ordinary income (or loss).  The Fund will send annually to each shareholder a form showing its respective distributive share of the Fund items of income, gain, loss deduction or credit.

Each shareholder will be subject to tax, and liable for such tax, on its distributive share of the Fund's taxable income or gains regardless of whether the shareholder has received, or will receive, any distribution of cash from the Fund.  The Fund is not obligated and does not intend to make any cash distributions to the shareholder each year.  Thus, in any particular year, a shareholder's distributive share of taxable income or gain from the Fund (and, possibly, the taxes imposed on that income) could exceed the amount of cash, if any, it receives or is entitled to withdraw from the Fund.

Under Section 704 of the Code, a shareholder's distributive share of any Fund item of income, gain, loss deduction or credit is governed by the Memorandum unless the allocation provided by the Memorandum does not have "substantial economic effect." The Regulations promulgated under Section 704(b) of the Code provide certain "safe harbors" with respect to allocations which, under the Regulations, will be deemed to have substantial economic effect.  The validity of an allocation which does not satisfy any of the "safe harbors" of these Regulations is determined by taking into account all facts and circumstances relating to the economic arrangements among the Partners.  While no assurance can be given, the allocations provided by the Memorandum should have substantial economic effect and should be sustained under the facts and circumstances test.  However, if it were determined by the IRS or otherwise that the allocations provided in the Memorandum with respect to a particular item do not have substantial economic effect, each shareholder's distributive share of that item would be determined for tax purposes in accordance with that shareholder's interest in the Fund, taking into account all facts and circumstances.

A shareholder's distributive share of the Fund's losses (including a capital loss) will be allowed only to the extent of the adjusted tax basis of such shareholder's interest in the Fund at the end of such Fund's tax year in which such loss occurred.  Any excess of such loss over such adjusted tax basis will be allowed as a deduction at the end of the Fund's tax year in which the shareholder's adjusted tax basis is increased by a capital contribution or an allocation of income or gain.

Cash distributions and withdrawals, to the extent they (i) do not exceed a shareholder's adjusted tax basis in its interest in the Fund, and (ii) do not represent a relinquishment of a shareholder's interest in "unrealized receivables" (including untaxed market discount) (as determined under the Regulations), should not result in taxable gain to that shareholder, but will reduce the adjusted tax basis in the shareholder's interest in the Fund by the amount distributed or withdrawn.  Cash distributed to a shareholder in excess of the adjusted tax basis of the respective shareholder's interest in the Fund is generally taxable either as capital gain or ordinary income, depending on the circumstances.

A distribution of property from a partnership is generally not taxable, except that a distribution consisting of "marketable securities"(as defined under Section 731(c)(2) of the Code) generally is recharacterized as a distribution of cash (rather than property) unless the distributing partnership is an "investment partnership" and the recipient is an "eligible partner" within the meaning of Section 731(c)(3)(C) of the Code.  The Fund will determine at the appropriate time whether the Fund qualifies as an "investment partnership" and if the shareholder is an "eligible partner."  A shareholder will qualify as an "eligible partner" if, prior to the Fund's distribution of "marketable securities," the shareholder's contributions to the Fund consisted solely of cash. If the Fund qualifies as an "investment partnership," a distribution of "marketable securities" to a shareholder who is an "eligible partner" will be treated as a distribution of property and not recharacterized as a distribution of cash.

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In the event a shareholder withdraws all of the capital in its capital account from the Fund, the Board may, in its sole discretion, allocate specially an amount of the Fund's taxable gains or losses to the withdrawing shareholder to the extent that the shareholder's capital account exceeds, or is less than, its federal income tax basis in its interest in the Fund.  There can be no assurance that, if the Fund makes such a special allocation, the IRS will accept such allocation.  If such allocation is successfully challenged by the IRS, the Fund's gains allocable to the remaining shareholders would be increased.

A shareholder receiving a cash liquidating distribution from the Fund, in connection with a complete withdrawal from the Fund, generally will recognize capital gain or loss to the extent of the difference between the proceeds received by the shareholder and the shareholder's adjusted tax basis in its interest in the Fund.  The capital gain or loss will be short-term or long-term, depending upon the shareholder's holding period for its Fund interest.  A withdrawing shareholder will, however, recognize ordinary income to the extent the shareholder's allocable share of the Fund's "unrealized receivables" exceeds the shareholder's basis in the unrealized receivables (as determined under the Regulations).  For these purposes, accrued but untaxed market discount, if any, on securities held by the Fund will be treated as an unrealized receivable, with respect to which a withdrawing shareholder would recognize ordinary income.

Pursuant to various "anti-deferral" provisions of the Code (the "Subpart F" and "passive foreign investment company" ("PFIC") provisions), investments by the Fund in certain foreign corporations may cause a shareholder to (i) recognize taxable income prior to the Fund's receipt of distributable proceeds, (ii) pay an interest charge on receipts that are deemed as having been deferred, or (iii) recognize ordinary income that, but for the "anti-deferral" provisions, would have been treated as long-term or short-term capital gain.  In particular, although the Fund will attempt to monitor its investments in order to determine whether or not it has invested in any PFICs, it is not always possible to determine whether or not a particular non-U.S. company is a PFIC.

If the Fund invests in a PFIC, a shareholder may be able to make an election to have the PFIC treated as a qualified electing fund ("QEF"), in which event such shareholder will avoid certain of the potential adverse consequences referred to above, and instead will be taxed currently on its proportionate share of the ordinary earnings and net long term capital gains of the PFIC, whether or not the earnings or gains are distributed.  However, there is no assurance that the Fund will be able to obtain from any company that is a PFIC the necessary information, on an annual basis, in order to permit shareholders in the Fund to file an election with the IRS to treat any such PFIC as a QEF.  A shareholder also may have the option to elect to mark stock in a PFIC to market at the end of every year, provided the PFIC stock is considered "marketable" under applicable regulations.  All such mark-to-market gains and losses (to the extent allowed) will be considered ordinary income.  However, this election may not be available for certain types of investments made by the Fund.  Effective for payments after December 31, 2012 (subject to a limited transition rule), the Foreign Account Tax Compliance Act ("FATCA") imposes withholding at a 30% rate on payments to (i) a foreign financial institution unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meet certain other specified requirements or (ii) a non-financial foreign entity that is the beneficial owner of the payment unless (a) such entity is a publicly traded corporation or other exempt payee, or (b) such entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity meets certain other specified requirements. Transition relief (i) exempts certain "grandfathered obligations" outstanding on January 1, 2014 from FATCA withholding and (ii) delays FATCA withholding on interest and dividends to interest and dividends paid after December 31, 2013 and on gross proceeds from the sale or other disposition of stock to amounts paid after December 31, 2016.  Potential investors must consult their tax advisors regarding the possible implications of FATCA for their investment in the Fund's stock.

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Limitations on Losses and Deductions

Section 465 of the Code limits certain taxpayers' losses from certain activities to the amount they are "at risk" in the activities.  Taxpayers subject to the "at risk" rules are individuals, S corporations and certain closely‑held corporations.  The activities subject to the "at risk" limitations are all activities engaged in by a taxpayer in carrying on a trade or business or for the production of income.  A shareholder subject to the "at risk" rules will not be permitted to deduct in any year losses arising from such shareholder's interest in the Fund to the extent the losses exceed the amount he is considered to have "at risk" in the Fund at the close of that year.

A taxpayer is considered to be "at risk" in any activity to the extent of its cash contribution to the activity, its adjusted tax basis in other property contributed to the activity and its personal liability for repayments of amounts borrowed for use in the activity.  With respect to amounts borrowed for use in the activity, the taxpayer is not considered to be "at risk" even if it is personally liable for repayment if the borrowing was from a person who has an "interest" in the activity other than an interest as a creditor.  Even if a taxpayer is personally liable for repayment of amounts borrowed for use in the activity, and even if the amount borrowed is borrowed from a person whose only interest in the activity is an interest as a creditor, a taxpayer will not be considered "at risk" in the activity to the extent its investment in the activity is protected against loss through nonrecourse financing, guarantees, stop loss agreements, or other similar arrangements.

Each shareholder will be at risk initially for the amount of his capital contribution.  A shareholder's amount "at risk" will be increased by its income from the Fund and will be decreased by its losses from the Fund and distributions to it.  If a shareholder's amount "at risk" decreases to zero, it can take no further losses until it has an "at risk" amount to cover the losses.  A shareholder is subject to a recapture of losses previously allowed to the extent that its amount "at risk" is reduced below zero (limited to loss amounts previously allowed to the shareholder over any amounts previously recaptured).  The potential recapture effects of distributions of Fund debts, if any, are uncertain. The Code restricts the deductibility of losses from a "passive activity" against certain income that is not derived from a passive activity.  This restriction applies to individuals, personal service corporations and certain closely held corporations.  Under Regulations, "portfolio income" earned by the Fund generally will not constitute income or loss from a passive activity.  Generally, "portfolio income" includes (1) interest, dividends, annuities and royalties not derived from an ordinary trade or business, (2) gains and losses (other than derived in the ordinary course of a trade or business) from the disposition of property that either produces the kind of income described in (1) above or is held for investment.  Passive losses from other sources generally may not be deducted against a shareholder's share of such income and gain from the Fund.  Income or loss attributable to the Fund's investment in a partnership engaged in a non-securities trade or business may, however, constitute passive activity income or loss.

All securities held by the Fund will be marked to market at the end of each Accounting Period and the net gain or loss from marking to market will be reported as income or loss for financial statement presentation and capital account maintenance purposes.  This treatment is inconsistent with the general tax rule applicable to many securities transactions that a transaction does not result in gain or loss until it is closed by an actual sale or other disposition.  The divergence between such accounting and general tax treatments frequently may result in substantial variation between financial statement income (or loss) and taxable income (or loss) reported by the Fund.

To the extent that the Fund has interest expense, a non‑corporate shareholder will likely be subject to the "investment interest expense" limitations of Section 163(d) of the Code.  Investment interest expense is interest paid or accrued on indebtedness incurred or continued to purchase or carry property held for investment.  The deduction for investment interest expense is limited to net investment income (i.e., the excess of investment income over investment expenses).  Excess investment interest expense that is disallowed is not lost permanently but may be carried forward to succeeding years subject to the Section 163(d) limitation.  Net capital gain (i.e., net long‑term capital gain over net short‑term capital loss) on property held for investment and qualified dividends are only included in investment income to the extent the taxpayer elects to subject some or all of such gain to taxation at ordinary income tax rates.  If some or all of the Fund's operations do not constitute a trade or business for purposes of Section 163(d) of the Code, then the Section 163(d) limitations will apply at the partner level with regard to the Fund's interest expense.  Whether all or any portion of the Fund's operations constitutes a trade or business is a question of fact.  As the Fund's operations may encompass a variety of strategies, the Fund cannot predict to what extent its operations will constitute a trade or business.  Further, even if the Fund's operations constitute a trade or business, the position may possibly be taken by IRS that the investment interest expense, while subject to the Section 163(d) limitation, is not an itemized deduction.

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Section 265(a)(2) of the Code disallows any deduction for interest paid by a taxpayer on indebtedness incurred or continued for the purpose of purchasing or carrying tax‑exempt obligations.  The IRS has announced that such purpose will be deemed to exist with respect to indebtedness incurred to finance a "portfolio investment," and that a limited partnership interest will be regarded as a "portfolio investment."  Therefore, if the Fund holds tax‑exempt obligations, the IRS might take the position that all or part of the interest paid by such shareholder in connection with the purchase of each respective shareholder's shares should be viewed as incurred to enable such shareholder to continue carrying tax‑exempt obligations, and that such shareholder should not be allowed to deduct all or a portion of such interest.

Under Section 67 of the Code, for a non-corporate shareholder certain miscellaneous itemized deductions are allowed only to the extent they exceed a "floor" amount equal to 2% of adjusted gross income.  If, or to the extent that, the Fund's operations do not constitute a trade or business within the meaning of Section 162 and other provisions of the Code, a non-corporate shareholder's distributive share of the Fund's investment expenses, other than investment interest expense, would be deductible only as miscellaneous itemized deductions, subject to the 2% floor.  In addition, under Section 68 of the Code the ability of an individual with an adjusted gross income in excess of specified amounts to deduct certain itemized deductions is restricted.  Under such provision, investment expenses in excess of 2% of adjusted gross income may only be deducted to the extent such excess expenses (along with certain other itemized deductions not including investment interest expense) exceed the lesser of (i) 3% of the excess of the individual's adjusted gross income over the specified amount or (ii) 80% of the amount of such itemized deductions otherwise allowable for the taxable year.  Moreover, investment interest expenses which are miscellaneous itemized deductions are not deductible by a non-corporate taxpayer in calculating its alternative minimum tax liability.

A shareholder may only deduct the shareholder's share of the Fund's losses (including capital losses) only to the extent of such shareholder's adjusted tax basis in the shareholder's interest in the Fund.  Capital losses generally may be deducted only to the extent of capital gains, except for non‑corporate taxpayers who are allowed to deduct $3,000 ($1,500 for married taxpayers filing separate returns) of excess capital losses per year against ordinary income.  Corporate taxpayers may carry back unused capital losses for three (3) years and may carry forward such losses for five (5) years; non‑corporate taxpayers may not carry back unused capital losses but may carry forward unused capital losses indefinitely.

The Fund is generally required to adjust its tax basis in its assets in respect of all shareholders in the case of distributions that result in a "substantial basis reduction" (i.e., in excess of $250,000) in respect of the Fund's property.  The Fund is also required to adjust its tax basis in its assets in respect of a transferee shareholder in the case of a sale or exchange of an interest, or a transfer upon death, when there exists a "substantial built in loss" (i.e., in excess of $250,000) in respect of Fund property immediately after the transfer.  For this reason, the Fund will require (i) a shareholder who receives a distribution from the Fund in connection with a complete withdrawal, (ii) a transferee of an interest (including a transferee in case of death) and (iii) any other shareholder in appropriate circumstances, to provide the Fund with any information necessary to allow the Fund to comply with its obligations to make basis adjustments.

Tax Treatment of Fund's Investments

The Fund is expected to be treated as a partnership for Federal income tax purposes.  Assuming that the Fund is treated as a partnership for Federal income tax purposes, it will not be subject to Federal income tax, but it will be required to file an annual partnership information return with IRS reporting the results of its operations.  The Fund's income will include its allocable share of the income, gain, loss, deduction and credit of its partnership investments.

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The Fund expects that the Fund will act as a trader or investor, and not as a dealer, with respect to the Fund's securities transactions.  A trader and an investor are persons who buy and sell securities for their own accounts, whereas a dealer is a person who purchases securities for resale to customers rather than for investment or speculation.  As noted above, unless otherwise indicated, references in the discussion to the tax consequences of the Fund's investments, activities, income, gain and loss include the direct investments, activities, income, gain and loss of the Fund.  If the Fund were considered a dealer or trader in commodities, the Fund generally would be eligible to use mark to market accounting for federal income tax purposes with respect to the Fund's commodities investments under Section 475 of the Code.  If the Fund were considered a dealer in securities, it would generally be required to use mark-to-market accounting, and if the Fund were considered a trader in securities, the Fund generally would be eligible to elect to use mark to market accounting for federal income tax purposes with respect to the Fund's investments under Section 475 of the Code.  If the Fund were required to use mark-to-market accounting, or if the Fund were to elect for the Fund to use mark-to-market accounting for federal income tax purposes, gains and losses from the Fund's commodities and/or securities investments would generally be treated as ordinary income and loss for federal income tax purposes.  The following discussion assumes that the Fund acts as an investor and is not required to, and does not elect to, use mark-to-market accounting for federal income tax purposes under Section 475 of the Code.

Generally, gains and losses realized by a trader or an investor on the sale of securities are capital gains and losses.  The Fund thus expects that the Fund's gains and losses from its securities transactions typically will be capital gains and capital losses.  These capital gains and losses may be long-term or short-term depending, in general, upon the length of time the Fund maintains a particular investment position and, in some cases, upon the nature of the transaction.  Property held for more than one year generally will be eligible for long-term capital gain or loss treatment.  Special rules, however, apply to the characterization of capital gain realized with respect to certain regulated futures contracts, non-U.S. currency forward contracts and certain options contracts that qualify as (or qualify for treatment as) "Section 1256 Contracts," which are described below.  The application of certain rules relating to short sales, to so-called "straddle" and "wash sale" transactions and to certain non-U.S. regulated contracts and options contracts may serve to alter the manner in which the Fund's holding period for a security is determined or may otherwise affect the characterization as short-term or long-term, and also the timing of the realization, of certain gains or losses.  Moreover, the straddle rules and short sale rules may require the capitalization of certain related expenses of the Fund.

Gain or loss from a short sale of property is generally considered as capital gain or loss to the extent the property used to close the short sale constitutes a capital asset in the Fund's hands.  Except with respect to certain situations where the property used by the Fund to close a short sale has a long‑term holding period on the date of the short sale, special rules would generally treat the gains on short sales as short‑term capital gains.  These rules may also terminate the running of the holding period of "substantially identical property" held by the Fund.  Moreover, a loss on a short sale will be treated as a long‑term capital loss if, on the date of the short sale, "substantially identical property" has been held by the Fund for more than twelve (12) months.

In the case of "Section 1256 contracts", the Code generally applies a "mark-to-market" system of taxing unrealized gains and losses on such contracts and otherwise provides for special rules of taxation.  A Section 1256 contract includes certain regulated futures contracts, certain foreign currency contracts and certain options contracts ("Section 1256 contracts").  A "regulated futures contract" means a contract (1) with respect to which the amount required to be deposited and the amount which may be withdrawn depends upon a system of marking to market, and (2) which is traded on, or subject to the rules of, a qualified board or exchange.  A "foreign currency contract" means a contract (1) which requires delivery of, or the settlement of which depends on the value of, a foreign currency which is a currency in which positions are also traded through "regulated futures contracts," (2) which is traded on the interbank market, and (3) which is entered into at arm's length at a price determined by reference to the price on the interbank market.  A "nonequity option" means any listed option which is not an "equity option" (i.e., an option to buy or sell stock or the value of which is determined directly or indirectly by reference to any stock or any narrowly based security index (as defined in Section 3(a)(55) of the Securities Exchange Act of 1934)).

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The Dodd-Frank Act provides that all standardized swap transactions between "swap dealers" and "major swap participants" must be cleared and traded on an exchange or electronic platform.  The Fund may be treated as either a "swap dealer" or a "major swap participant."  Section 721 of the Dodd-Frank Act, defines a "swap" as including, among others, the following types of derivatives: (1) a put, call, cap, floor, collar or similar option of any kind that is for the purchase or sale, or based on the value, of one or more interest or other rates, currencies, commodities, securities, instruments of indebtedness, indices, quantitative measures, or other financial or economic interests or property of any kind;  (2) any agreement, contract, or transaction commonly known as an interest rate swap, a rate floor, a rate cap, a rate collar, a cross-currency rate swap, a basis swap, a currency swap, a foreign exchange swap, a total return swap, an equity index swap, a debt index swap, a debt swap, a credit spread, a credit default swap, a credit swap, a weather swap, an energy swap, a metal swap, an agricultural swap, an emissions swap, and a commodity swap; or (3) an agreement, contract or transaction that is, or in the future becomes, commonly known to the trade as a swap,  As a result of being traded on, or subject to, an exchange, these types of derivatives may be treated as Section 1256 contracts.

However, Section 1601 of the Dodd-Frank Act amended Section 1256 of the Code to provide that a Section 1256 contract does not include (1) any securities futures contract or option on such contract unless such contract or option is a dealer securities futures contract or (2) any interest rate swap, currency swap, basis swap, interest rate cap, interest rate floor, commodity swap, equity swap, equity index swap, credit default swap, or similar agreement.

Under these rules, Section 1256 contracts held by the Fund at the end of each taxable year of the Fund are treated for Federal income tax purposes as if they were sold by the Fund for their fair market value on the last business day of such taxable year.  The net gain or loss, if any, resulting from such deemed sales (known as "mark-to-market"), together with any gain or loss resulting from termination (or transfer) of the taxpayer's obligations (or rights) with respect to a Section 1256 contract by offsetting, by taking or making delivery, by exercise or being exercised, by assignment or being assigned, by lapse or otherwise, must be taken into account by the Fund in computing its taxable income for such year.  If a Section 1256 contract held by the Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on such sale will be adjusted to reflect the gain or loss previously taken into account under the "mark to market" rules.

Capital gains and losses from Section 1256 contracts generally are characterized as short‑term capital gains or losses to the extent of forty percent (40%) thereof and as long‑term capital gains or losses to the extent of sixty percent (60%) thereof.  Such gains and losses will be taxed under the general rules described above.

The Code allows a taxpayer to elect to offset gains and losses from positions that are part of a "mixed straddle." A "mixed straddle" is any straddle in which one or more but not all positions are Section 1256 contracts and with respect to each position forming part of such straddle is clearly identified, before the close of the day on which the first Section 1256 contract forming part of the straddle is acquired (or such earlier time as the Secretary may prescribe by Regulations), as being part of such straddle.  The Fund may be eligible to elect to establish one or more mixed straddle accounts for certain of its mixed straddle trading positions.

Section 988 of the Code states that any foreign currency gain or loss attributable to a "Section 988 transaction" will be computed separately and treated as ordinary income or loss.  Included in a "Section 988 transaction" is the acquisition of, or becoming an obligor under, a debt instrument, accruing an item of expense or income which is to be paid or received after the date of such accrual, or entering into or acquiring any forward contract, futures contract, option or similar financial instrument where the taxpayer, as a result, is entitled to receive (or required to pay) an amount which is denominated in a foreign currency, or is determined by reference to one or more foreign currencies.  In order to avoid the potential of ordinary income treatment, an election can be made to treat any foreign currency gain or loss attributable to a forward contract, a futures contract or option which is a capital asset (but not part of a straddle) as capital gain or loss.  The Fund may make such election so as to avoid ordinary income treatment.

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The Code also provides that entering into a regulated futures contract or non-equity option which would be marked to market under Section 1256 of the Code shall not be considered a "Section 988 transaction," so long as the regulated futures contract or non-equity option is held on the last day of the taxable year ("Section 1256 exception").  The Code allows taxpayers to elect out of the aforesaid Section 1256 exception, and the Fund will make any decision concerning the Section 1256 exception in its sole and absolute discretion.

If any "Section 988 transaction" is part of a "Section 988 hedging transaction" (as defined below), all transactions which are a part of such "Section 988 hedging transactions" shall be integrated and treated as a single transaction or otherwise treated consistently under the Code.  The determination of whether any transaction is a "Section 988 transaction" shall be determined without regard to whether such transaction would otherwise be marked-to-market under Sections 475 or 1256 of the Code, and such term shall not include any transaction with respect to whether an election is made to treat a forward contract, a futures contract or option as capital gain or loss.  A "Section 988 hedging transaction" means any transaction (1) entered into by the taxpayer primarily either (a) to manage the risk of currency fluctuations with respect to property which is held, or to be held, by the taxpayer, or (b) to manage the risk of currency fluctuations with respect to borrowings made, or to be made, or obligations incurred, or to be incurred, by the taxpayer, and (2) identified by the Treasury Secretary or the taxpayer as being a "Section 988 hedging transaction."  If a qualifying debt instrument and a hedging transaction qualify for integrated treatment, then the two are treated as a single synthetic debt instrument that is subject to the original issue discount rules under Section 163(e) and Sections 1272-1288 of the Code.

Section 1259 of the Code requires that the Fund recognize gain on the constructive sale of any appreciated financial position in stock, a partnership interest, or certain debt instruments.  A constructive sale of an appreciated financial position occurs if, among other things, the Fund (1) enters into a short sale of the same or substantially identical property (a transaction commonly known as a "short sale against the box"), (2) enters into an offsetting notional principal contract with respect to the same or substantially identical property, (3) enters into a futures or forward contract to deliver the same or substantially identical property, (4) in the case of an appreciated financial position that is a short sale or a contract described in subparagraphs (2) or (3) above with respect to any property, acquires the same or substantially identical property, or (5) to the extent prescribed by the Secretary of the Treasury in Regulations, enters into one or more transactions (or acquires one or more positions) that have substantially the same effect as the transaction described in any of subparagraphs (1), (2), (3) or (4) above.  Exceptions to the foregoing apply to certain transactions if (i) the transaction closed within 30 days after the close of the taxable year, (2) the taxpayer holds the appreciated financial position throughout the 60-day period beginning on the date such transaction is closed, and (3) at no time during such 60-day period is the taxpayer's risk of loss with respect to such position reduced by reason of a circumstance which would be described in Section 246(c)(4) of the Code if references to stock included references to such positions.  An exception also applies to transactions involving contracts to sell stock, debt instruments or partnership interests which are not marketable securities as defined in Section 453(f) of the Code if the contract settles within one year.

The IRS may treat certain positions in securities held (directly or indirectly) by a shareholder and its indirect interest in similar securities held by the Fund as "straddles" for federal income tax purposes.  The application of the "straddle" rules in such a case could affect a shareholder's holding period for the securities involved and may defer the recognition of losses with respect to such securities.  In addition, if either of the shareholder's positions in such a transaction is an "appreciated financial position", application of the "straddle" rules may trigger a constructive sale of that position under the rules described above.

Section 1258 of the Code recharacterizes capital gain from a "conversion transaction" as ordinary income, with certain limitations.  Conversion transactions are defined as transactions in which substantially all the expected return is attributable to the time value of money and (a) the transaction consists of the acquisition of property by the taxpayer and a substantially contemporaneous agreement to sell the same or substantially identical property in the future but only if such property was acquired and such contract was entered into on a substantially contemporaneous basis; (b) the transaction qualifies as a "straddle" (within the meaning of Section 1092(c) of the Code); (c) the transaction is one that was marketed or sold to the taxpayer on the basis that it would have the economic characteristics of a loan but the interest‑like return would be taxed as capital gain; or (d) the transaction is described as a conversion transaction in Regulations.  The amount of gain so recharacterized will not exceed "applicable imputed income amount" (as defined under Section 1258(b) of the Code).

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Payments of interest on a note, including "qualified stated interest" on a "discount note" (each as defined below), generally will be taxable to a U.S. holder as ordinary interest income at the time such payments are accrued or received in accordance with the U.S. holder's method of accounting for federal income tax purposes.

A note with a term greater than one year may be issued with original issue discount for federal income tax purposes (i.e., a discount note).  Generally, original issue discount will arise if the stated redemption price at maturity (generally, the payments to be made under the note other than payments of qualified stated interest) of a note exceeds its issue price by more than a de minimis amount of at least a quarter of one percent (0.25%) of the stated redemption price at maturity multiplied by the number of complete years to maturity, or if the note has certain interest payment characteristics (e.g., interest holidays, interest payable in debt of the issuer, stepped interest rates or interest rates based upon multiple indices).  The issue price of notes that are issued for cash will be the first price at which a substantial amount of the notes in the issue are sold for money (for this purpose, sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers are ignored).

"Qualified stated interest" generally is stated interest that is unconditionally payable in cash or property (other than a debt instrument of the issuer) at least annually at a single fixed rate (appropriately taking into account the length of the intervals of the payments), with certain exceptions for lower rates paid during some periods.  If a note is with original issue discount, a U.S. holder will be required to include original issue discount amounts in gross income on an accrual basis using the constant yield to maturity method and, as a result, a shareholder may be required to include these amounts in income in advance of the Fund's receipt of cash payments to which such amounts are attributable.  Any amounts included in income as original issue discount with respect to a note will increase a shareholder's adjusted tax basis in his interest in the Fund.  Correspondingly, any payments of original issue discount by the Fund will reduce a shareholder's adjusted tax basis in his interest in the Fund.

The amount of original issue discount includible in income by a U.S. holder of a note having original issue discount is determined under Section 1272(a) of the Code.  However, Regulations provide special rules for notes that provide for one or more alternative payment schedules applicable upon the occurrence of a contingency or contingencies, including optional redemption, and for notes that are floating rate notes, contingent payment debt instruments, or short-term obligations.  Additionally, a U.S. holder who purchases a discount note for an amount that is greater than its adjusted issue price but equal to or less than its stated redemption price at maturity will be considered to have purchased the note at an acquisition premium.  Under the acquisition premium rules, the amount of original issue discount which the U.S. holder must include in its gross income with respect to the note for any taxable year will be reduced by the portion of the acquisition premium properly allocable to the taxable year.  A U.S. holder who purchases a note for an amount in excess of the note's stated redemption price at maturity (or earlier call date as applicable) will be considered to have purchased the note at a premium.  A U.S. holder may generally elect to amortize this premium over the remaining term of the note (or until the earlier call date) on a constant yield method with a corresponding decrease in its tax basis in the note.  Investors should consult their own tax advisors regarding the application of these rules.

If a note is issued with de minimis original issue discount, the U.S. holder generally must include any de minimis original issue discount in income at maturity unless the U.S. holder elects to treat all interest as original issue discount.  Under the Regulations, a U.S. holder may elect to treat all interest on any note as original issue discount and calculate the amount includable in gross income under the constant yield method.  For the purposes of this election, interest includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium.  If the Fund makes this election for a note with market discount or amortizable bond premium, the election is treated as an election under the market discount or amortizable bond premium provisions and the Fund will be required to amortize bond premium or include market discount in income currently for all of the Fund's other debt instruments with market discount or amortizable bond premium.  The election is to be made for the taxable year in which the Fund acquired the note, and may not be revoked without the consent of the IRS.  Investors should consult with their own tax advisors about this election.  Any amount of de minimis original issue discount that has not been included in income prior to sale, exchange, or retirement of a note will be treated as capital gain.

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If the Fund purchases a note other than a discount note, for an amount that is less than its issue price, or in the case of a discount note, for an amount that is less than its adjusted issue price as of the purchase date (i.e., revised issue price), the amount of the difference will be treated as "market discount" for federal income tax purposes, unless the difference is less than a specified de minimis amount.  Under the market discount rules of the Code, the Fund will be required to treat any partial principal payment on or any gain on the sale, exchange, retirement, or other taxable disposition of a note as ordinary income to the extent that any market discount has accrued with respect to the note and was not previously included in income (pursuant to an election by the Fund to include any market discount in income as it accrues) at the time of such disposition.  Market discount is accrued on a straight-line basis unless the Fund elects to accrue market discount under a constant yield method.  If the note is disposed of in a nontaxable transaction (other than a nonrecognition transaction described in Section 1276(c) of the Code), the Fund will include any accrued market discount in ordinary income (generally, as interest) as if the Fund had sold the note at its then fair market value.  In addition, the Fund may be required to defer, until the maturity of the note or its earlier disposition in a taxable transaction, deductions for all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry the note, unless the Fund elects to include market discount in income currently as it accrues.  If an election were made to include market discount in income currently as it accrues, that election would apply to all debt instruments with market discount acquired by the Fund on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

Except as discussed above, upon the sale, exchange or retirement of a note held by the Fund, a shareholder generally will recognize taxable capital gain or loss equal the shareholder's distributive share of the difference between the amount realized by the Fund on the sale, exchange or retirement of the note and the Fund's adjusted tax basis in the note.  The Fund's adjusted tax basis in a note will equal the Fund's initial investment in the note increased by any original issue discount included in income (and accrued market discount, if any, if the Fund has elected to include market discount in income) and decreased by the amount of any payments made with respect to the note, other than payments of qualified stated interest, and the amount of any amortizable bond premium offset against qualified stated interest with respect to the note.  Except as described above, the gain or loss generally will be long term capital gain or loss if the note is held by the Fund for more than one year.

Under existing case law, a debt instrument issued with a lengthy term, for example, up to fifty (50) years, may be treated as a debt for federal income tax purposes.  However, the IRS has issued a notice that it will scrutinize debt instruments with long maturities, particularly those with substantial equity characteristics.

Tax‑Exempt Investors

If the Fund derives income which would be considered "unrelated business taxable income" ("UBTI"), as defined in Section 512 of the Code, if derived directly by a shareholder which is an organization exempt from tax under Section 501(a) of the Code or an IRA, such shareholder's allocable share of the Fund's income would be subject to tax.  A tax‑exempt organization which is subject to tax on its allocable share of the Fund's UBTI, including an IRA, may also be subject to the alternative minimum tax with respect to items of tax preference which enter into the computation of UBTI.

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UBTI is generally the excess of gross income from any unrelated trade or business conducted by an exempt organization (or by a partnership of which the exempt organization is a member) over the deductions attributable to such trade or business.  UBTI generally does not include dividends, interest, annuities, royalties and gain or loss from the disposition of property other than stock in trade or property held for sale in the ordinary course of the trade or business.

While UBTI itself is taxable, the receipt of UBTI by a tax‑exempt entity generally has no effect upon that entity's tax‑exempt status or upon the exemption from tax of its other income.  However, for certain types of tax‑exempt entities, the receipt of any UBTI may have extremely adverse consequences.  In particular, for charitable remainder trusts (defined under Section 664 of the Code), the receipt of any taxable income from UBTI during a taxable year will result in the imposition of an excise tax on the trust equal to the amount of the UBTI.

A tax‑exempt organization under Section 501 (a) of the Code (and an IRA) is also taxed on its, and its allocable share of the Fund's, unrelated debt-financed income pursuant to Section 514 of the Code ("UDFI").  In general, UDFI consists of: (i) income derived by a tax‑exempt organization (directly or through a partnership) from income producing property with respect to which there is "acquisition indebtedness" at any time during the taxable year, and (ii) gains derived by a tax‑exempt organization (directly or through a partnership) from the disposition of property with respect to which there is "acquisition indebtedness."  Such income and gains derived by a tax‑exempt organization from the ownership and sale of debt‑financed property are taxable in the proportion to which such property is financed by "acquisition indebtedness" during the relevant period of time.

The Fund or an Underlying Fund may use leverage, with the result that a shareholder which is a tax-exempt organization (or an IRA) should expect to be subject to tax on the proportion of its distributive share of the Fund's income that is UDFI.  In addition, to the extent a tax-exempt organization borrows money to finance its investment in the Fund, such organization would be subject to tax on the portion of its income which is UDFI even though such income may constitute an item otherwise excludable from UBTI, such as dividends.

State Taxes

In addition to the federal income tax consequences described above, prospective investors should consider potential state tax consequences of an investment in the Fund.  No attempt is made herein to provide a discussion of such state tax consequences.  State laws often differ from federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit.  Each prospective investor must consult the prospective investor's own tax advisers regarding such state tax consequences.

Other Taxes

Certain U.S. Persons, including individuals, estates and trusts, may be subject to an additional 3.8% Medicare tax on unearned income.  For individuals, the additional Medicare tax applies to the lesser of (i) "net investment income" or (ii) the excess of "modified adjusted gross income" over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately).  A U.S. Person's net investment income will generally include its interest, dividends and capital gains, unless such interest, dividends or capital gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities).  If you are a U.S. Person that is an individual, estate or trust, you must consult your tax advisors regarding the applicability of the Medicare Tax to your income and gains in respect of your investment in the Fund.

Shareholders may be subject to other taxes, such as the alternative minimum tax, state and local income taxes, and estate, inheritance or intangible property taxes that may be imposed by various jurisdictions.  Each prospective investor should consider the potential consequences of such taxes on an investment in the Fund.  It is the responsibility of each prospective investor to become satisfied as to the legal and tax consequences of an investment in the Fund under state law, including the laws of the state(s) of the prospective investor's domicile and residence, by obtaining advice from the prospective investor's own tax advisers, and to file all appropriate tax returns that may be required.

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Tax Elections; Returns; Tax Audits

The Code provides for optional adjustments to the basis of partnership property upon distributions of partnership property to a shareholder and transfers of shares (including by reason of death) provided that a partnership election has been made pursuant to Section 754 of the Code.  The Board, in its sole and reasonable discretion, may cause the Fund to make such an election. Any such election, once made, cannot be revoked without the IRS's consent.

Additionally, Section 734 of the Code provides for a mandatory basis adjustment on distributions by partnerships with substantial built in losses, which could cause the Fund to decrease the basis of assets in such circumstances.

If the Fund is treated as a securities trader for federal income tax purposes, the Fund may elect to "mark-to-market" its securities at the end of each taxable year, in which case such securities would be treated for federal income tax purposes as though sold for fair market value on the last day of such taxable year.  Such an election would apply to the taxable year for which made and all subsequent taxable years unless revoked with the consent of the IRS.  If the Fund were to make such an election, a portion of the Fund's gains and losses would be considered ordinary income or loss, rather than capital gain or loss.  Since for federal income tax purposes capital losses generally may be deducted only against capital gains, a shareholder may be unable to deduct capital losses realized from other investments and transactions in a taxable year against his share of the Fund's income.

The Fund will decide how to report partnership items on the Fund's tax returns.  Since the Fund may engage in transactions whose treatment for tax purposes is not clear, there is a risk that a claim of tax liability could be asserted against the Fund or its Partners.  In the event the income tax returns of the Fund are audited by the IRS, the tax treatment of Fund income and deductions generally is determined at the partnership level in a single proceeding rather than by individual audits of the shareholders.  The individual selected by the Board as the "Tax Matters Partner," has considerable authority to make decisions affecting the tax treatment and procedural rights of all shareholders.  In addition, the Tax Matters Partner has the authority to bind certain shareholders to settlement agreements and the right on behalf of all shareholders to extend the statute of limitations relating to the shareholders' tax liabilities with respect to Fund items.

The Treasury Department has adopted Regulations designed to assist the IRS in identifying abusive tax shelter transactions.  In general, the Regulations require investors in specified transactions to satisfy certain special tax filing and record retention requirements. The Regulations, in their current form, are extraordinarily broad in scope and could apply to a holder of an interest in a hedge fund or other ordinary pooled investment vehicle, even though the fund or vehicle (like the Fund) has not been organized to create any tax benefits for its shareholders.  Significant monetary penalties apply to a failure to comply with these tax filing and record retention rules.  In addition, states may have similar tax filing and record retention requirements.

The Treasury Department has indicated that it may issue additional guidance designed to limit the application of the Regulations to investors in non-tax motivated investment vehicles such as the Fund.  However, no assurance can be provided that such Regulations will be issued or will apply to exclude investors in the Fund from the requirements of the Regulations.  In the absence of additional favorable guidance, shareholders in the Fund should assume they could be subject to the special tax filing and record retention rules of the Regulations and should consult their own tax advisors about any applicable tax filing and record retention requirements.  The Fund intends to provide information to shareholders necessary to satisfy any tax filing requirements that may arise as a result of an investment in the Fund.

In addition, if the Fund participates in a transaction that requires disclosure to the IRS, the Fund and other material advisors to the Fund may each be required to file information returns with the IRS, and it may be necessary to maintain a list of investors and a detailed description of the Fund, its activities and the expected U.S. federal income tax consequences to its investors, in addition to certain other information.  If such lists and information must be maintained under the Regulations, it must be available to the IRS for inspection upon its written request.

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Other Matters

The Fund may incur certain expenses in connection with its organization of interests.  The Fund may elect to claim a deduction in the taxable year it begins business equal to the lesser of (a) the organizational expenses paid or incurred, or (b) five thousand dollars ($5,000), reduced, but not below zero, by the amount of organizational expenses exceeding fifty thousand dollars ($50,000). The remaining organizational expenses will be amortized over a period of twelve (12) months from the date the Fund commences operations. Amounts paid or incurred to market interests in a partnership (syndication expenses) are not deductible.

Special Considerations for Partners who are Not U.S. Persons

A "U.S. Person" is (a) a citizen or resident of the United States, (b) a corporation, partnership, or other entity organized under the laws of the United States, any state, or the District of Columbia, other than a partnership that is not treated as a U.S. Person under the Regulations, (c) an estate whose income is subject to United States income tax, regardless of its source, or (d) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust, or, to the extent provided in the Regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, that elect to be treated as U.S. Persons.

Assuming that the Fund complies with certain rules and procedures pertaining to the conduct of its affairs (including the assumptions indicated above), it is anticipated that the income of the shareholders who are not U.S. Persons will not be subject to regular U.S. federal income taxes on the basis of net income.  But, shareholder s who are not U.S. persons will be directly or indirectly subject to U.S. withholding taxes on some of their income, including fixed or determinable annual or periodical income, such as dividend income, considered to be from U.S. sources.  Generally, capital gains and qualified interest, such as portfolio interest (as defined in Section 871(h) of the Code), should not be subject to U.S. withholding tax.  The U.S. withholding tax rate is generally thirty percent (30%) subject to reduction under applicable tax treaties.  To qualify for the benefits of a tax treaty between the United States and a foreign country, the shareholder claiming the benefits provisions must both be a resident of the treaty country and satisfy the limitation on benefits provisions, as described in the applicable treaty.  A shareholder must provide a completed IRS Form W-8BEN to the Fund to claim treaty benefits.  Although capital gains from the sale of securities should generally not be subject to U.S. withholding tax, the sale of certain securities classified as United States real property interests within the meaning of Section 897 of the Code (including U.S. real property holding corporations) may be subject to U.S. income and withholding taxes.

Future Tax Legislation

Future amendments to the Code, other legislation, new or amended Regulations, administrative rulings or guidance by the IRS, or judicial decisions may adversely affect the federal income tax aspects of an investment in the Fund, with or without advance notice, and retroactively or prospectively.

U.S. Treasury Circular 230 Notice

Any U.S. federal tax advice included in this communication (a) was not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal tax penalties, and (b) was written to support the promotion or marketing of the transaction(s) or matter(s) addressed in the written advice.  The taxpayer should seek advice based upon the taxpayer's particular circumstances from an independent tax adviser.

OTHER INFORMATION

Each share represents a proportional interest in the assets of the Fund.  Each share has one vote at shareholder meetings, with fractional shares voting proportionally, on matters submitted to the vote of shareholders. There are no cumulative voting rights.  Shares do not have pre-emptive or conversion or redemption provisions. In the event of a liquidation of the Fund, shareholders are entitled to share, pro rata, in the net assets of the Fund available for distribution to shareholders after all expenses and debts have been paid.

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Legal Counsel

Thompson Hine LLP, 41 S. High St., Suite 1700, Columbus, OH 43215, acts as legal counsel to the Fund.

Custodian

U.S. Bank, N.A. (the "Custodian") serves as the primary custodian of the Fund's assets, and may maintain custody of the Fund's assets with domestic and foreign subcustodians (which may be banks, trust companies, securities depositories and clearing agencies) approved by the Trustees. Assets of the Fund are not held by the Advisor or commingled with the assets of other accounts other than to the extent that securities are held in the name of a custodian in a securities depository, clearing agency or omnibus customer account of such custodian. The Custodian's principal business address is 1555 North RiverCenter Drive, Suite 302, Milwaukee, WI 53212.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Cohen & Company, Ltd. is the independent registered public accounting firm for the Fund and will audit the Fund's financial statements.  Cohen & Company, Ltd. is located at 1350 Euclid Ave., Suite 800, Cleveland, OH 44115.

FINANCIAL STATEMENTS

The Financial Statements and independent registered public accounting firm's report thereon contained in the Fund's annual report dated March 31, 2017, and the Fund's semi-annual report dated September 30, 2017 are incorporated by reference in this Statement of Additional Information. The Fund's annual report and semi-annual report are available upon request, without charge, by calling the Fund toll-free at 1-877-653-1415.

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APPENDIX A

USCA Asset Management LLC Proxy Voting Policies and Procedures

USCA has adopted and implemented written policies and procedures governing the voting of the Fund's securities.  All proxies that USCA receives will be treated in accordance with these policies and procedures.

USCA has engaged the services of Broadridge's ProxyEdge platform to vote and maintain records of all proxies.  The Broadridge open architecture platform allows USCA to choose from several different proxy advisory firms to make recommendations on how USCA should vote the proxies.

USCA has selected Egan Jones as the current advisor, who considers the reputation, experience, and competence of a company's management and board of directors when it evaluates an issuer.

USCA's complete proxy voting policy, procedures, and those of its proxy voting service providers, as well as USCA's complete proxy voting record, are available for client review.  Clients should contact USCA at 1-877-653-1415 if they have any questions or if they would like to review any of these documents.

SKBA Capital Proxy Voting Policies and Procedures

If assigned proxy voting responsibility on behalf of our clients, SKBA Capital will vote proxies as indicated below:

Regular (R) - On Regular proxies, in which shareholders are asked to vote only on management's nominations for the Board of Directors and its selection of auditor, SKBA Capital will usually vote in favor of management's recommendations.

Specials (S) - On Special proxies, which require shareholder votes on issues other than the election of the Board of Directors and selection of auditor, SKBA Capital will vote to retain shareholder rights as indicated below:

SKBA Capital will always vote against the following management proposals that:

1. create more than one class of directors.

2. create staggered terms for Board members or non-annual election of directors.

3. eliminate cumulative voting.

4. require a super majority approval of the acquisition of the company by another.

5. eliminate preemptive rights.

SKBA Capital will usually vote against the following management proposals that:

1.	require a "Fair Price" in the acquisition of the company.
2.	make the acquisition of the company more difficult.
3.
change the state of incorporation (e.g.  from California to Delaware), if it is the stated intention of this proposal to implement changes in voting requirements, in the classification of directors, and/or other provisions which, by stated policies, are not considered to be in the best long-range interest of shareholders and which typically have not been voted in favor of management.

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4.	obtain shareholder authorization for the repurchase of shares from one or more major shareholders.
5.	increase the number of authorized shares as it is the company's intention to utilize these shares to reduce the likelihood of a future takeover.
6.	create, or in effect create, a class of stock with superior voting power which over time may concentrate the voting power within a smaller group of shareholders.
7.
amend the current employee stock option plan to increase the number of shares available to be awarded as the plan will award only one or two members of top management or will/could represent a potential increase in outstanding common shares of more than 3%.  By policy, an increase in options available for grant of an amount greater than 3% of the outstanding common stock is deemed to be excessive unless the change includes the phase-out of a prior plan or is needed to incent a new management team.

SKBA Capital will usually vote against shareholder proposals that are non-business related as such items typically do not directly benefit shareholder and are usually best left to management's discretion.

SKBA Capital will usually vote in favor of the following shareholder or management proposals that:

1.	reinstate cumulative voting.
2.	return to the annual election of directors or eliminate staggered terms of directors.
3.	reinstate preemptive shareholder rights.
4.	repeal provisions requiring a super majority vote by shareholders to approve the election of directors and/or corporate resolutions.
5.	repeal "poison pill" provisions or give shareholders the right to approve or repeal such provisions.
6.	adopt the use of indexed stock options.
7.	require that the board of directors consist entirely of non-employee directors, with the exception of the CEO.
8.	support the separation of the jobs of Chairman and CEO, with the establishment of a non-executive Chairman of the Board.
9.	require that the Audit Committee and/or Compensation Committee members consist entirely of non-employee directors.
10.
prohibit the company from establishing contracts with and paying fees for management consulting and/or other advisory services with the accounting firm conducting its audit and/or tax return functions.

11.	require the company to expense stock options.

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12.
establish the guideline that a company's CEO directly own a meaningfully higher level of common stock in the company than his or her base salary (generally viewed as at least five times his or her base salary), excluding stock granted but unexercised under company stock option plans.

13.	disclose the process and formulas upon which short- and long-term incentive compensation is determined for corporate officers.
Shares on Loan

In the process of reviewing proxy statements for voting, SKBA Capital will consider calling stock loans, if applicable, in anticipation of an important vote to be taken among holders of the securities or of the giving or withholding of their consent on a material matter affecting the investment.  In determining whether to call the stock loans, the relevant portfolio manager(s) shall consider whether the benefit to the client in voting the matter outweighs the benefit to the client in keeping the stock on loan.

Proxy Reports

SKBA Capital utilizes Proxy Edge for all its client portfolios ensuring complete and accurate voting records.

In compliance with Rule 206(4)-6 of the Investment advisers Act of 1940 with regard to potential conflicts of interests in proxy voting, SKBA Capital outlines below a brief summary of its Proxy Voting Policy.

SKBA Capital's overriding concern in voting proxies is to protect and enhance its clients' financial well-being.  The financial impact on its clients will supersede any relationship SKBA Capital may have with any corporation soliciting a proxy.  If it can be determined that a proposal negatively impacts the client's financial position, SKBA Capital will vote against it.  SKBA Capital is concerned with shareholder rights and will vote against most attempts by boards of directors to entrench or expand their positions at the expense of shareholders.  SKBA Capital will vote with shareholders on proposals to protect those rights including management proposals that would make the acquisition of the company more difficult or the creation of a new class of securities with superior voting powers.

SKBA Capital believes that it is unlikely to be in a situation that results in a material conflict of interest between its clients' interests and the interest of its firm. However, if a situation should arise where a material conflict of interest (or an appearance of a conflict of interest) is determined to exist, SKBA Capital will make an effort to seek out the opinion of a qualified independent third party regarding this issue. If this situation should occur, it will be thoroughly documented.

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PART C - OTHER INFORMATION

Item 25. Financial Statements and Exhibits

1. Financial Statements

Part A:	The financial highlights of the Registrant for the fiscal period ended March 31, 2017 are included in Part A of this registration statement in the section entitled "Financial Highlights."

Part B:
The Registrant's audited Financial Statements and the notes thereto in the Registrant's Annual Report to Shareholders for the fiscal period ended March 31, 2017, filed electronically with the Securities and Exchange Commission are incorporated by reference into Part B of this registration statement.

2. Exhibits

a.	(1) Agreement and Declaration of Trust (previously filed May 6, 2015 as an exhibit to the Registration Statement on Form N-2, and hereby incorporated by reference)

(2) Certificate of Trust (previously filed May 6, 2015 as an exhibit to the Registration Statement on Form N-2, and hereby incorporated by reference)

b.	By-Laws (previously filed May 6, 2015 as an exhibit to the Registration Statement on Form N-2, and hereby incorporated by reference)

c.	Voting Trust Agreements: None

d.
Instruments Defining Rights of Security Holders. See Article III, "Shares" and Article V "Shareholders' Voting Powers and Meetings" of the Registrant's Agreement and Declaration of Trust. See also, Article 12, "Meetings" of shareholders of the Registrant's By-Laws.

e.	Dividend reinvestment plan: None

f.	Rights of subsidiaries long-term debt holders: Not applicable.

g.	(1) Investment Advisory Agreement (previously filed May 6, 2015 as an exhibit to the Registration Statement on Form N-2, and hereby incorporated by reference)

(2) Investment Sub-Advisory Agreement –SKBA Capital Management, LLC (previously filed May 6, 2015 as an exhibit to the Registration Statement on Form N-2, and hereby incorporated by reference)

h.	Distribution and Service Plan: Not applicable.

i.	Bonus, profit sharing, pension and similar arrangements for Fund Trustees and Officers: None.

j.	Custodian Agreement (previously filed May 6, 2015 as an exhibit to the Registration Statement on Form N-2, and hereby incorporated by reference)

k.	(1) Fund Administrative Servicing Agreement (previously filed May 6, 2015 as an exhibit to the Registration Statement on Form N-2, and hereby incorporated by reference)

(2) Fund Accounting Agreement (previously filed May 6, 2015 as an exhibit to the Registration Statement on Form N-2, and hereby incorporated by reference)

(3) Transfer Agent Servicing Agreement (previously filed May 6, 2015 as an exhibit to the Registration Statement on Form N-2, and hereby incorporated by reference)

(4) Expense Limitation Agreement: (previously filed August 2, 2016 as an exhibit to Post-Effective Amendment No. 2 to the Registration Statement on Form N-2, and hereby incorporated by reference)

1

l.	Opinion and Consent of Counsel: Not applicable

m.	Non-resident Trustee Consent to Service of Process: Not applicable

n.	Consent of Independent Registered Public Accounting Firm: Filed herein.

o.	Omitted Financial Statements: None

p.	Initial Capital Agreement (None)

q.	Model Retirement Plan: None

r.	(1) Code of Ethics-Fund (previously filed May 6, 2015 as an exhibit to the Registration Statement on Form N-2, and hereby incorporated by reference)

(2) Code of Ethics-advisor (USCA Asset Management LLC) (previously filed May 6, 2015 as an exhibit to the Registration Statement on Form N-2, and hereby incorporated by reference)

(3) Code of Ethics-sub-advisor (SKBA Capital Management, LLC) (previously filed May 6, 2015 as an exhibit to the Registration Statement on Form N-2, and hereby incorporated by reference)

s.
(1) Powers of Attorney of Phil Pilibosian, Robert Harvey, John Ferguson, and Ivana Shumberg (previously filed May 6, 2015 as an exhibit to the Registration Statement on Form N-2, and hereby incorporated by reference)

(2) Powers of Attorney of Paul Wigdor and Chris Arnold: Filed herein.

Item 26. Marketing Arrangements

Not Applicable.

Item 27. Other Expenses of Issuance and Distribution

Not Applicable.

Item 28. Persons Controlled by or Under Common Control with Registrant

None

Item 29. Number of Holders of Securities as of  February 28, 2018

Title of Class Shares of Beneficial Ownership	Number of Record Holders 201

Item 30. Indemnification

Reference is made to Article VIII, Section 2 of the Registrant's Agreement and Declaration of Trust (the "Declaration of Trust"), previously filed May 6, 2015 as an exhibit to the Registration Statement on Form N-2 and incorporated by reference; Section 11 of the Subadvisory Agreement with respect to SKBA Capital Management, LLC, previously filed May 6, 2015 as an exhibit to the Registration Statement on Form N-2 and incorporated by reference. The Registrant hereby undertakes that it will apply the indemnification provisions of the Declaration of Trust in a manner consistent with Release 40-11330 of the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the "1940 Act"), so long as the interpretation therein of Sections 17(h) and 17(i) of the 1940 Act remains in effect.  The Registrant maintains insurance on behalf of any person who is or was an independent trustee, officer, employee, or agent of the Registrant against certain liability asserted against and incurred by, or arising out of, his or her position. However, in no event will the Registrant pay that portion of the premium, if any, for insurance to indemnify any such person for any act for which the Registrant itself is not permitted to indemnify.

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Insofar as indemnification for liability arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 31. Business and Other Connections of the Adviser and Sub-Advisers

A description of any other business, profession, vocation, or employment of a substantial nature in which the investment adviser of the Registrant, and each member, director, executive officer, or partner of any such investment adviser, is or has been, at any time during the past two fiscal years, engaged in for his or her own account or in the capacity of member, trustee, officer, employee, partner or director, is set forth in the Registrant's Memorandum in the section entitled "Management of the Fund." Information as to the members and officers of the Advisor and Sub-Adviser is included in Form ADV as filed with the SEC (File No. 801-72105 for USCA Asset Management LLC) (File No. 801-56391 for SKBA Capital Management, LLC), and is incorporated herein by reference.

Item 32. Location of Accounts and Records

U.S. Bancorp Fund Services, LLC, the Fund's administrator, maintains certain required accounting related and financial books and records of the Registrant at 615 East Michigan Street, Milwaukee, WI 53202.  U.S. Bank, N.A., the Fund's custodian, maintains certain required accounting related and financial books and records of the Registrant at 1555 North RiverCenter Drive, Suite 302, Milwaukee, WI 53212.  The other required books and records are maintained by the Advisor at USCA Asset Management LLC, 4444 Westheimer Road, Suite G500, Houston, TX  77027.

Item 33. Management Services

Not Applicable.

Item 34. Undertakings

None

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SIGNATURES

Pursuant to the requirements of the Investment Company Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, duly authorized, in the City of Columbus, State of Ohio, on the 30th day of March 2018.

USCA All Terrain Fund

By:                /s/ JoAnn M. Strasser

Name:           JoAnn M. Strasser

Title:            Attorney-in-Fact

* (Pursuant to Power of Attorney filed herein and Powers of Attorney previously filed May 6, 2015 as an exhibit to the Registration Statement on Form N-2, and hereby incorporated by reference)

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EXHIBIT INDEX

Exhibit	Exhibit No.
Consent of Independent Registered Public Accounting Firm	EX-25.n